Exhibit 2.1

PARTICIPATORY INTERESTS PURCHASE AGREEMENT

by and among

SWARMER, INC,

as Buyer

THE INDIRECT SELLERS NAMED HEREIN,

and

THE DIRECT SELLERS PARTY HERETO FROM TIME TO TIME.

Dated as of September 9, 2026

i

(continued)

(continued)

SCHEDULES

Schedule 2.2	Pro Rata Percentages
Schedule 2.5(a)	Revenue and Operating Income Calculation Methodologies
Schedule 2.8	Form of Joinder

EXHIBITS

Exhibit A	Form of Lock-Up Agreement
Exhibit B	Form of Transfer Instrument
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Ostapchuk Employment Agreement

PARTICIPATORY INTERESTS PURCHASE AGREEMENT

This PARTICIPATORY INTERESTS PURCHASE AGREEMENT, dated as of September 9, 2026 (this “Agreement”), is made and entered into by and among Swarmer, Inc, a Delaware corporation (“Buyer”), Taras Ihorovych Ostapchuk, an individual resident of Ukraine (“Ostapchuk”), Mykola Oleksandrovych Paliienko, an individual resident of Ukraine (“Paliienko”), Taras Ivanovych Murashko, an individual resident of Ukraine (“Murashko”), and Denys Volodymyrovych Gorovyi, an individual resident of Ukraine (“Gorovyi” and, together with Ostapchuk, Paliienko and Murashko, the “Indirect Sellers”).

WHEREAS, subject to the completion of the Sellers’ Restructuring in accordance with Section 2.8, the Direct Sellers will, at or prior to the Closing, own, beneficially and of record, all of the participatory interests in the charter capital of the Company which together comprise 100% of the charter capital of the Company (collectively, the “Participatory Interests”) and the Direct Sellers will join and agree to become bound by this Agreement by executing a Joinder;

WHEREAS, the Indirect Sellers, the Direct Sellers and Buyer may be referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, the applicable Indirect Sellers collectively own, beneficially and of record, all of the issued and outstanding equity interests in the Direct Sellers; and

WHEREAS, the Direct Sellers wish to sell to Buyer, and Buyer wishes to purchase from the Direct Sellers, all of the Participatory Interests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

Section 1.1     Certain Defined Terms. For purposes of this Agreement:

“Accounting Standards” means the accounting principles, policies, practices, procedures, and methods applicable to the Company under the Ukrainian Laws.

“AMC” means the Antimonopoly Committee of Ukraine.

“AMC Approval” means (i) the approval, clearance or non-objection of the AMC in respect of the concentration constituted by the transactions contemplated by this Agreement, and (ii) the approval, clearance or non-objection of the AMC in respect of the restrictive covenants set forth in Section 6.8 to the extent covering the territory of Ukraine, in each case as required under the Laws of Ukraine “On Protection of Economic Competition”.

“Action” means any litigation, claim (including any cross-claim or counter-claim), dispute, complaint, action, suit, investigation, examination, audit, inquiry, civil, criminal, administrative or regulatory action, hearing, arbitration, mediation, charge or other proceeding, in each case, commenced, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate” of a Person means (i) any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (ii) each Person who is a member of the immediate family of such Person (if a natural Person), and (iii) each of such Person’s officers, directors, stockholders, joint venturers and partners. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Agreement” means the documents, agreements, exhibits, schedules, statements, contracts, or certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby (including the Sellers’ Restructuring), including the Lock-Up Agreement, the Registration Rights Agreement, and the certificates executed and delivered pursuant to Section 2.3(d)(ii), Section 8.2(c) and Section 8.3(c).

“Anti-Corruption Laws” means all Laws relating to or concerning anti-corruption or anti-bribery, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Business” means the business of the Company as currently conducted by the Company as of the date of this Agreement.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in Austin, Texas are authorized or required by Law to be closed for business.

“Buyer Material Adverse Effect” means any event, change, fact, circumstance, occurrence or effect that has, or would reasonably be expected to have, a material adverse effect that is durationally significant (and not merely reflecting short-term fluctuations) on the business, capitalization, financial condition, assets, liabilities or results of operations of Buyer and its Subsidiaries, taken as a whole, and the ability of Buyer to consummate the transactions contemplated hereby when required by this Agreement.

“Cash” means, for the Company, on a consolidated basis, without duplication, cash, bank deposits, demand deposits or similar accounts, marketable securities, short-term investments, and other cash equivalents as determined in accordance with GAAP as applied in the preparation of the unaudited balance sheet of the Company, dated as of June 30, 2026, prepared by the Company and delivered to Buyer prior to the date hereof, excluding all Restricted Cash. Cash shall be calculated (i) net of issued but uncleared checks, wires and drafts issued by the Company, provided that the accounts payable to which such checks, wires and drafts relate are correspondingly reduced and (ii) including received and uncleared checks, wires or drafts of the Company.

“Charter” means the charter of the Company registered with the Companies Register, as amended and restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Company” means LIMITED LIABILITY COMPANY “JK LAND VEHICLES”, a limited liability company existing under the laws of Ukraine, identification code [***], having its registered address at [***].

“Companies Register” means the Unified State Register of Legal Entities, Individual Entrepreneurs and Public Organisations established pursuant to the Law of Ukraine “On State Registration of Legal Entities, Individual Entrepreneurs and Public Organisations” No. 755-IV dated 15 May 2003, as amended.

“Company Data” means all customer, employee, independent contractor, other service provider, vendor or business partner data used, Processed, and/or hosted by or on behalf of the Company, whether provided by the Company or any other Person.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, or event that has, or would reasonably be expected to have, a material adverse effect that is durationally significant (and not merely reflecting short-term fluctuations) on (a) the business, results of operations, assets, liabilities or financial condition of the Company, taken as a whole but shall exclude any prospects or (b) the ability of Direct Sellers or the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that with respect to the foregoing clause (a), none of the following will be taken into account in determining whether there is a “Company Material Adverse Effect”: (i) changes in general U.S., Ukraine or global economic conditions in geographic areas in which the Company operates; (ii) any change in the financial, credit, banking, currency, or capital markets in U.S., Ukraine in general (whether in the U.S., Ukraine or otherwise) or changes in currency exchange rates or interest rates or currency fluctuations; (iii) political, legislative, or regulatory conditions in general; (iv) current ongoing invasion of Ukraine by the russian federation, martial law in Ukraine, acts of God or other calamities, pandemics, or national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date of this Agreement and whether pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack, or any escalation or material worsening of any such matters existing or underway as of the date hereof; (v) any attacks on, or physical damage to, the Company’s facilities arising out of or in connection with the events described in clause (iv) provided that such attacks or damage materially adversely affect the Company’s production capacity and the effects thereof on such production capacity cannot reasonably be mitigated (including through opening, relocating to or putting into operation backup or replacement facilities of similar scale) to the extent that the Company would reasonably be expected to be able to return to at least fifty percent (50%) of its production levels prior to such attack or damage within three (3) months from the date of such attack or damage; (vi) changes in Law or in GAAP; (clauses (i) through (v) collectively, “External Events”); (vii) any actions taken or failures to take action: (A) as expressly required by this Agreement, (B) by Buyer or (C) by the Company as expressly required by Buyer in writing; or (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; provided that, in the case of an External Event only the incremental disproportionate impact of such External Event relative to other Persons operating in the same industry and geographic regions in which the Company operates in which case only the disproportionate impact shall be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company IP” means any and all Company Owned IP and other Intellectual Property used by the Company or necessary for or practiced by the operation of the business of the Company as currently conducted.

“Company Owned IP” means any and all Intellectual Property owned or purported to be owned by, or exclusively licensed to, the Company.

“Contracts” means all written contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, obligations, understandings, undertakings, agreements, indentures, joint ventures and all other legally binding arrangements.

“Earnout Period” means each of the First Earnout Period, the Second Earnout Period and the Third Earnout Period.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, option, right of first refusal, right of first offer, any pre-emption right of a participant of the Company under the applicable Law or the Charter, any encumbrance registered in the Encumbrances Register or recorded in the Companies Register, any restriction on disposal arising under the Charter or under any corporate agreement, right of way, lease, sublease or similar property interest, conditional sales contract or title retention contract, whether voluntarily or involuntarily given, or other similar encumbrance, other than those created under applicable securities Laws and any license of Intellectual Property.

“Encumbrances Register” means the State Register of Encumbrances over Movable Property established pursuant to the Law of Ukraine “On Securing Creditors’ Claims and Registration of Encumbrances” No. 1255-IV dated 18 November 2003, as amended.

“Environmental Claim” means any Action alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification, and injunctive relief) arising out of, based on, or resulting from: (i) the presence of, Release of, or exposure to, any Hazardous Materials; or (ii) any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any order from any Governmental Authority or binding agreement with any Governmental Authority: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater, or subsurface strata); or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal, or remediation of any Hazardous Materials.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim.

“Environmental Permits” means all Permits under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the equity interests, participatory interests and shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of participatory interests and/or shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Estimated Cash Purchase Price” means: (i) Seven Million Two Hundred Thousand Dollars ($7,200,000); plus (ii) the Estimated Cash; plus (iii) the Working Capital Overage, if any; minus (iv) the Estimated Indebtedness; minus (v) the Working Capital Underage, if any; minus (vi) Estimated Transaction Expenses.

“First Earnout Period” means the twelve (12) month period beginning on January 1, 2026 and ending on December 31, 2026.

“Fraud” means common law fraud under Delaware Law with respect to a Party making the representations and warranties set forth in this Agreement or in any Ancillary Agreement.

“GAAP” means the generally accepted accounting principles in the United States.

“Governing Documents” means, with respect to any entity, in the case of the Company, the Charter together with any internal regulations of its corporate bodies and any corporate agreement to which it or any of its participants is a party, and with respect to any other entity, the articles or certificate of incorporation, bylaws, partnership agreement, articles or certificate of formation or organization, operating or limited liability company agreement, and/or other similar or equivalent organizational or constitutional documents of such entity (in each case, as amended through the date of this Agreement).

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator (public or private), court, official, or tribunal of competent jurisdiction.

“Government Contract” means any prime contract, subcontract, teaming agreement or legally binding arrangement, joint venture, basic ordering agreement, blanket purchase agreement, letter agreement, purchase order, delivery order, task order, grant, cooperative agreement, change order or other commitment or funding vehicle that exists between the Company and (a) any Governmental Authority, (b) any prime contractor to any Governmental Authority, or (c) any subcontractor with respect to any party described in clause (a) or (b).

“Government Official” means (a) any officer or employee of a Governmental Authority or any department, agency, or instrumentality thereof, or of a public international organization, (b) any Person acting in an official capacity for or on behalf of any such Governmental Authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, (c) any official or employee of a state-owned or state-operated entities, and (d) any foreign political party or official thereof or any candidate for political office.

“Hazardous Materials” means: (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Law; and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls, and per- and poly-fluoroalkyl substances (PFAS) and other emerging contaminants.

“Income Taxes” means Taxes imposed on or measured by reference to overall gross or net income or receipts, and franchise, net worth, capital, and similar Taxes.

“Indebtedness” means, as of a specified date, on a consolidated basis, and without duplication, the outstanding principal amount, plus any accrued and unpaid interest, fees, expenses, and premiums or penalties arising under any obligations of the Company: (i) for borrowed money; (ii) evidenced by any note, bond, debenture or other similar instrument or debt security, (iii) for operating lease liabilities, calculated in accordance with GAAP as applied in the preparation of the unaudited balance sheet of the Company, dated as of June 30, 2026, prepared by the Company and delivered to Buyer prior to the date hereof, (iv) for finance lease liabilities, net of any portion included in Net Working Capital and calculated in accordance with GAAP as applied in the preparation of the unaudited balance sheet of the Company, dated as of June 30, 2026, prepared by the Company and delivered to Buyer prior to the date hereof, (v) letters of credit and bankers’ acceptances only to the extent drawn, (vi) the deferred purchase price of any property or services (other than trade accounts payable and accrued expenses incurred in the Ordinary Course of Business and reflected as accounts payable or accrued expenses in Net Working Capital, as finally determined pursuant to Section 2.4), including earn-outs, payments under non-compete agreements and seller notes, (vii) liabilities of any Person (other than the Company) that are directly guaranteed by the Company or in respect of the Company, (viii) any unpaid income Pre-Closing Taxes, and (ix) all obligations of the Company (a) for change of control, retention, or similar arrangements that become due and payable as a result of the consummation of the transactions contemplated by this Agreement and any Ancillary Agreement in excess of the Closing Allocation Amount, (b) under any deferred compensation (whether qualified or unqualified), equity-based compensation, severance or defined benefit or defined contribution retirement plans, (c) all earned but unpaid bonuses and commissions for any period completed at or prior to the Closing (whether or not accrued) or (d) for any severance obligations to any Person, in each case, including the employer portion of any employment, payroll, unemployment or withholding Taxes related to such obligations. Notwithstanding the foregoing, “Indebtedness” does not include: (A) any obligations under any letters of credit, performance bonds, or similar obligations to the extent undrawn; (B) any liabilities or obligations to the extent included in the calculation of Net Working Capital or Transaction Expenses; and (C) Taxes which are not income Taxes.

“Independent Accounting Firm” means an audit and consultancy firm of one of the following groups of companies: PwC, Deloitte, or KPMG, provided that it shall not have a conflict of interest towards any Party or if all of them have conflict of interest, any other internationally recognized independent accounting firm mutually agreed upon by Buyer and Direct Sellers.

“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (i) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations, renewals, applications for registration thereof, and all equivalents and counterparts for the foregoing, and the goodwill connected with the use of and symbolized by the foregoing (collectively, “Trademarks”); (ii) copyrights, whether in published or unpublished works, databases, data collections and rights therein, mask work rights, software, web site content; rights to compilations, collective works and derivative works of any of the foregoing and moral rights in any of the foregoing, and all registrations and applications for registration for any of the foregoing and any renewals or extensions thereof, and all equivalents and counterparts for the foregoing (collectively, “Copyrights”); (iii) unpublished inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, recipes, patterns, compilations, data collections, diagrams, drawings, blueprints, mask works, devices, methods, techniques, processes, know how, instructions, configurations, prototypes, samples, specifications, technology, trade secrets, confidential information, proprietary information, customer lists, source code and technical information, and moral and economic rights of authors and inventors in any of the foregoing (collectively, “Trade Secrets”); (iv) all patents, industrial and utility models, industrial designs, design patents, patents of importation, patents of addition, certificates of invention, and other indicia of invention ownership issued or granted by any Governmental Authority; applications for any of the foregoing, including provisional, utility, design, priority, divisional, and continuation (in whole or in part) applications, and all other pre-grant forms of any of the foregoing; extensions, reissues, re-examinations, renewals, or other post-grant forms of any of the foregoing; and equivalents or counterparts of any of the foregoing (collectively, “Patents”); (v) Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith registered with or assigned by any domain name registrar, domain name registry or other domain name registration authority as part of an electronic address on the Internet and all applications for any of the foregoing (collectively, “Domain Names”); and (vi) other intellectual property and related proprietary rights.

“IRS” means the Internal Revenue Service.

“IT Assets” means all computer hardware, databases, data collections and data storage systems in each case, used in the business of the Company.

“Joinder” means a joinder agreement in form as attached hereto as Schedule 2.8.

“Knowledge of Sellers” with respect (i) to the Company means the actual knowledge of Ostapchuk, Paliienko, Murashko, Gorovyi, Viktor Borovyk, Oleksandra Sergiichuk, and Ruslan Basarab, (ii) to each Indirect Seller means the actual knowledge of such Indirect Seller, (iii) in respect to the Direct Sellers means the actual knowledge of Ostapchuk in relation to his respective Direct Seller and the actual knowledge of relevant Paliienko, Murashko and Gorovyi in relation to their respective Direct Seller.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company, in each case, as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities, or improvements located thereon and all easements, licenses, rights, and appurtenances relating to the foregoing.

“Lock-Up Agreements” means the Lock-Up Agreements to be entered into by and between Buyer and each applicable Direct Seller at the Closing, substantially in the form attached hereto as Exhibit A.

“Losses” means any and all liabilities, losses, damages, claims, interest, judgments, awards, settlements, disbursements, penalties, costs, Taxes, and expenses (including court costs and reasonable and documented attorneys’ fees and costs of investigation and defense) actually suffered or incurred, excluding any punitive, special, exemplary, or other damages of a speculative nature whether or not involving a third-party Action.

“Net Working Capital” means, as of a specified date and without duplication, an amount (which may be positive or negative) equal to: (i) the current assets of the Company; minus (ii) the current liabilities of the Company, which, in each case, shall be calculated in accordance with GAAP as applied in the preparation of the unaudited balance sheet of the Company, dated as of June 30, 2026, prepared by the Company and delivered to Buyer prior to the date hereof, as set forth on Schedule 1.1(a). Notwithstanding anything to the contrary herein, in no event shall “Net Working Capital” include any amounts constituting and included in Cash, Indebtedness, or Transaction Expenses. For the avoidance of doubt, net working capital shall consist of the following, in each case, calculated in accordance with GAAP as applied in the preparation of the unaudited balance sheet of the Company, dated as of June 30, 2026, prepared by the Company and delivered to Buyer prior to the date hereof, as set forth on Schedule 1.1(a):

Current Assets: (a) accounts receivable, net of any allowance for credit losses; (b) inventories, reduced by a 5% reserve; and (c) prepaid expenses and other current assets (including with respect to VAT);

Current Liabilities: (a) accounts payable; (b) salaries, benefits and payroll taxes; (c) contract liabilities and deferred revenue, minus Restricted Cash; (d) other current liabilities (including with respect to VAT); (e) operating lease liabilities, current; and (f) current maturities of finance lease and vehicle leasing liabilities.

“Notary” means the Ukrainian notary designated by Buyer.

“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control.

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business which is consistent with the past customs and practices of such Person.

“Operating Income” means, with respect to an Earnout Period, an amount equal to the aggregate net operating income of the Company during such Earnout Period which shall be calculated in accordance with the methodologies set forth on Schedule 2.5(a).

“Ostapchuk Employment Agreement” means the Employment Agreement by and between the Company and Ostapchuk to be entered into and delivered on the Closing, substantially in the form attached hereto as Exhibit D.

“Participatory Interests” means, collectively, the participatory interests in the charter capital of the Company held by the Direct Sellers, with an aggregate nominal value of UAH 100,000 and together comprising 100% of the charter capital of the Company, as set out against each Direct Seller’s name in Section 3.3 of the Disclosure Schedule.

“Permitted Encumbrance” means: (i) statutory liens for current Taxes not yet due or payable as of the Reference Time or the validity or amount of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Financial Statements; (ii) mechanics’, carriers’, workers’, repairers’, warehousemens’, and other similar liens, including statutory liens, arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of the Company and will be paid in due course, or pledges, deposits, or other liens securing the performance of bids, trade contracts, or statutory obligations (including workers’ compensation, unemployment insurance, or other social security legislation), in each case, which are not, individually or in the aggregate, material to, and do not adversely affect, the business of the Company; (iii) zoning, entitlement, conservation restriction, and other land use and environmental regulations promulgated by Governmental Authorities (but excluding violations thereof), in each case, which are not, individually or in the aggregate, material to, and do not adversely affect, the business of the Company; (iv) liens granted to any lender at the Closing in connection with any financing by Buyer of the transactions contemplated hereby; (v) any right, interest, lien, title, or other Encumbrance of a lessor under any lease or other similar agreement or in the Leased Real Property; and (vi) all covenants, restrictions, easements, rights-of-way, and other similar encumbrances affecting title to any Leased Real Property that do not, individually or in the aggregate, materially interfere with the present use of the assets of the Company.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Personal Information” means any information about an individual that alone or in combination with other information could be used to identify an individual or otherwise facilitate decisions regarding the individual, in addition to any definition for any similar term, including “personal information,” “personal data,” “protected health information,” “personally identifiable information,” “PII,” or the like, provided by applicable Privacy Requirements, in each case as defined by the applicable Privacy Law.

“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Privacy Law” means all applicable Laws related to data privacy, data protection, data security, or marketing.

“Privacy Requirements” means (i) all Privacy Laws; (ii) commitments, statements or other obligations made under any privacy policy or notice published or made available by the Company; and (iii) obligations related to Processing of Company Data pursuant to Contracts to which the Company is a party.

“Pro Rata Percentage” means, subject to Section 2.8, with respect to any Direct Seller, the ratio of the Cash Purchase Price or Consideration Shares to which such Direct Seller is entitled pursuant to the terms of this Agreement.

“Process” means any operation or set of operations which is performed upon information, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Reference Time” means 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and between Buyer and each relevant Direct Seller at the Closing, substantially in the form attached hereto as Exhibit C.

“Registration Date” means the date on which the transfer of the Participatory Interests from the Direct Sellers to the Buyer is recorded in the Companies Register.

“Related Party Agreements” means all Contracts between or among Indirect Sellers, Direct Sellers and/or his, her or its Affiliates (other than the Company) on the one hand, and the Company, on the other hand, other than the Governing Documents of the Company or employment documents between them and the Company.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including ambient or indoor air, surface water, groundwater, land surface, or subsurface strata or within any building, structure, facility, or fixture).

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, attorneys, bankers, and other representatives of such Person.

“Restricted Cash” means all cash or cash equivalents that constitute restricted cash in accordance with GAAP as applied in the preparation of the unaudited balance sheet of the Company, dated as of June 30, 2026, prepared by the Company and delivered to Buyer prior to the date hereof

“Revenue” means, with respect to an Earnout Period, an amount equal to the aggregate net revenue of the Company during such Earnout Period which shall be calculated in accordance with the methodologies set forth on Schedule 2.5(a).

“Sanctioned Person” means any Person that is the subject of Sanctions Laws, including, without limitation, (i) any Person listed on any sanctions-related list of designated Persons such as OFAC’s Specially Designated Nationals and Blocked Persons List and other applicable lists maintained by the United Nations or the governments of Canada, the United Kingdom, the European Union, any European Union member state or Ukraine; (ii) any Person located, organized or resident in a Sanctioned Territory; or (iii) any entity that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by, or acting or purporting to act on behalf of, a Person or Persons described in clauses (i) or (ii).

“Sanctioned Territory” means a country or territory that is the subject of comprehensive sanctions administered by OFAC (including Cuba, Iran, North Korea, Syria and the Crimea, so-called Luhansk People’s Republic, and so-called Donetsk People’s Republic regions of Ukraine).

“Sanctions Laws” means Laws relating to economic or trade sanctions or embargoes administered or enforced by the U.S. government (including by OFAC or the U.S. Department of State), the United Nations or the governments of Canada, the United Kingdom, the European Union, any European Union member state and Ukraine.

“Second Earnout Period” means the twelve (12) month period beginning on January 1, 2027 and ending on December 31, 2027.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Fundamental Representations” means those representations and warranties set forth in Section 3.1 (Authority), Section 3.3 (Participatory Interests), Section 3.5 (Brokers), Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.5 (Capitalization), Section 4.20 (Transaction with Affiliates), and Section 4.21 (Brokers).

“Sellers” means the Indirect Sellers and the Direct Sellers, collectively.

“Straddle Period” means a taxable period that begins on or before and ends after the Closing Date.

“Subsidiary” of a Person means any legal entity of which such Person (either alone or through or together with any other Subsidiary) is the general partner or of which at least a majority of the capital stock or other Equity Interests, the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions, of such legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).

“Buyer Common Stock” means shares of common stock, par value $0.00001 per share, of Buyer.

“Target Net Working Capital” means $569,192.00.

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, value added, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, military, social insurance, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes imposed by any Governmental Authority or by operation of the Law, fees, assessments, or charges of any kind whatsoever, whether disputed or not, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund or information return, or statement relating to Taxes and required to be filed with any taxing Governmental Authority, including any schedule or attachment thereto and any amendment thereof.

“Third Earnout Period” means the twelve (12) month period beginning on January 1, 2028 and ending on December 31, 2028.

“Trade Compliance Laws” means any applicable Laws relating to the regulation of imports, exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, software or services.

“Transaction Expenses” means, without duplication and to the extent not paid prior to the Closing, the fees, costs, and expenses incurred by the Company on or prior to the Closing Date in connection with the transactions contemplated by this Agreement and any Ancillary Agreement.

“Transfer Instrument” means the act of transfer and acceptance of the Participatory Interests, substantially in the form attached hereto as Exhibit B, executed by the Direct Sellers and Buyer with signatures notarially certified by the Notary.

“Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Estimated Net Working Capital exceeds the Target Net Working Capital.

“Working Capital Underage” shall exist when (and shall be equal to the amount by which) the Target Net Working Capital exceeds the Estimated Net Working Capital.

Section 1.2     Table of Definitions. The following terms have the meanings set forth in the provisions of this Agreement referenced below:

Definition	Location
2026 Earnout	2.5(a)(i)
2027 Earnout	2.5(a)(ii)
2028 Bonus Earnout	2.5(a)(iv)
2028 Earnout	2.5(a)(iii)
Agreement	Preamble
Allocation Amount	2.7
Applicable SEC Filings	6.9(b)
Balance Sheet Date	4.7(a)
Basket	9.6(g)
Bonus Employees	2.7
Buyer	Preamble
Buyer Board	6.9(c)
Buyer Board Recommendation	6.9(c)
Buyer Indemnitees	9.4
Buyer Prepared Return	7.1(b)
Buyer Stockholder Approval	6.9(a)
Buyer Stockholders’ Meeting	6.9(g)
Cash Purchase Price	2.2
Closing	2.3(a)
Closing 8-K	6.9(b)
Closing Allocation Amount	2.7
Closing Cash	2.4(b)
Closing Consideration	2.2
Closing Date	2.3(a)
Closing Indebtedness	2.4(b)
Closing Net Working Capital	2.4(b)
Closing Transaction Expenses	2.4(b)
Company Registered IP	4.15(a)
Competing Business	6.8(a)
Confidential Business Information	6.3(b)
Consideration Shares	2.2
Consultation Period	2.4(d)
Covered Employee	6.8(b)
De Minimis Amount	9.6(h)
Direct Sellers	2.8
Direct Seller Indemnitees	9.3
Disagreement Period	2.4(c)
Disclosure Schedule	Article III
Disqualification Event	3.10
Earnout Consideration	2.5(a)
Earnout Statement	2.5(d)(i)
ELOC Registration Statement	6.9(b)
Estimated Cash	2.4(a)

Estimated Indebtedness	2.4(a)
Estimated Net Working Capital	2.4(a)
Estimated Transaction Expenses	2.4(a)
Exchange Act	5.8
Export Approvals	4.24(c)
Field Data	4.15(f)
Final Closing Statement	2.4(e)
Government Funding Arrangement	4.26(e)
Government-Supported Financing	4.26(f)
Horovyi	Preamble
Indirect Sellers	Preamble
Indemnifying Party	9.5(a)
Indemnified Party	9.5(a)
Key Employees	4.12(c)
Leases	4.14(a)
Material Contracts	4.18(a)
Murashko	Preamble
Participatory Interests	Recitals
Net Adjustment Amount	2.4(h)(i)
Non-Disclosure Agreement	6.3
Notice of Disagreement	2.4(c)
Ostapchuk	Preamble
Ostapchuk IP	2.3(d)(viii)
Outside Date	10.1(d)
Paliienko	Preamble
Partial Payment	2.5(b)
Party	Preamble
Permits	4.9(b)
Pre-Closing Tax Contest	7.6
Preliminary Closing Statement	2.4(a)
Proposed Closing Statement	2.4(b)
Proxy Statement	6.9(a)
Purchase Price	2.2
Released Claims	6.7
Released Parties	6.7
Releasors	6.7
Resale Registration Documents	6.9(b)
Restricted Period	6.8(a)
Restructuring Notice	2.8
RSUs	2.7
Rule 506(d) Related Party	3.10
SEC	3.11
SEC Reports	5.9
Security Breach	4.15(l)
Sellers	Preamble
Seller Prepared Return	7.1(a)

Solvent	5.6
SWMR Share Consideration	2.2
Third Party Claim	9.5(a)
Third Party Consents	4.4
Top Customers	4.19(a)
Top Suppliers	4.19(c)
Underlying FS	4.7
UGV Business	2.5(f)(vi)

Section 1.3            Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit, or Schedule, such reference shall be to a Section, Article, Exhibit, or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The words “includes” and “including”, and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The words “neither,” “nor,” “any,” “either,” “or,” and words of similar import when used in this Agreement are not exclusive, unless the context requires otherwise. All references to “dollars” or “$” in this Agreement or any Ancillary Agreement refer to United States dollars. References to days mean calendar days, unless otherwise specified. Except for Company’s representations and warranties any accounting term not defined in this Agreement shall have the meaning ascribed thereto under GAAP, unless from context is clear that such accounting term shall have another meaning or reference. Wherever the context requires, a singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

Article II
PURCHASE AND SALE

Section 2.1            Purchase and Sale of the Participatory Interests. Pursuant to the terms and subject to the conditions of this Agreement, at the Closing, the Direct Sellers shall sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall purchase, acquire, and accept from the Direct Sellers, all right, title and interest in and to the Participatory Interests free and clear of all Encumbrances for the consideration specified in this Article II. The sale and transfer of the Participatory Interests shall be effected by execution of the Transfer Instrument and shall be perfected by the state registration of the corresponding changes in the Companies Register in accordance with Section 2.3(e), upon which Buyer shall become the sole participant of the Company.

Each Indirect and Direct Seller hereby irrevocably waives and agrees to procure the waiver of any restrictions on transfer (including rights of pre-emption) which may exist in relation to the Participatory Interests, whether under the Governing Documents of the Company or otherwise.

No party shall be obliged to complete the sale and purchase of any of the Participatory Interests unless the sale and purchase of all the Participatory Interests is completed simultaneously in accordance with this Agreement.

Section 2.2            Purchase Price. The aggregate purchase price for the Participatory Interests to be purchased pursuant to Section 2.1 (the “Purchase Price”) shall consist of, subject to Section 2.7: (a) the Closing Consideration; plus (b) the Earnout Consideration, if any, payable in accordance with Section 2.5. The “Closing Consideration” means (i) the Estimated Cash Purchase Price; plus or minus the Net Adjustment Amount (the “Cash Purchase Price”) and (ii) One Million Sixty-Four Thousand Nine Hundred and Forty-Two (1,064,942) shares of Buyer Common Stock (the “SWMR Share Consideration”). Any applicable foreign exchange rate related to the Closing Consideration shall be fixed as of the date of preparation of Preliminary Closing Statement. All shares of Buyer Common Stock issued to the relevant Direct Sellers pursuant to Section 2.1 and Section 2.5 (collectively, the “Consideration Shares”) shall, in each case, be subject to a customary six-month lock-up period starting on the date of such issuance with respect to such shares pursuant to the terms and conditions set forth in the Lock-Up Agreement as well as further provisions are provided in the Registration Rights Agreement. The Purchase Price shall be paid in accordance with the Pro Rata Percentages set forth on Schedule 2.2.

Section 2.3            Closing.

(a)            The sale and purchase of the Participatory Interests shall take place at a closing (the “Closing”) to be held electronically at 5:00 p.m. Kyiv time on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the Parties set forth in Article VIII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time as the Direct Sellers and Buyer mutually may agree in writing. The day on which the Closing takes place shall be referred to as the “Closing Date.”

(b)            Buyer Closing Payments. At the Closing, Buyer shall make (or cause to be made) the following payments:

(i)            an amount equal to the Estimated Cash Purchase Price to the Direct Sellers by wire transfer(s) of immediately available funds in United States dollars to such bank accounts as designated in writing by Direct Sellers in the Preliminary Closing Statement;

(ii)           issue and cause to be delivered to the relevant Direct Sellers (in accordance with their Pro Rata Percentages) shares of Buyer Common Stock representing the SWMR Share Consideration, in the form of duly authorized, validly issued, fully paid and nonassessable shares in uncertificated book-entry form, by instructing Buyer’s transfer agent to record such shares on Buyer’s books and records for the account of each Direct Seller (or to deliver such shares to such brokerage accounts as designated in writing by the Direct Sellers in the Preliminary Closing Statement), in each case subject to the Lock-Up Agreement and any applicable restricted legends;

(c)            Buyer Closing Deliverables. At the Closing, Buyer shall deliver, or cause to be delivered, to the Direct Sellers:

(i)            the certificate required by Section 8.2(c);

(ii)           copy of irrevocable SWIFT instruction confirming paying the Estimated Cash Purchase Price to the relevant Direct Sellers;

(iii)          evidence of the shares representing the SWMR Share Consideration in uncertificated book-entry form for the account of the Direct Sellers, together with written confirmation from Buyer’s transfer agent that such shares have been recorded on the books and records of Buyer for the account of each applicable Direct Seller, in each case subject to any legend required by state “blue sky” laws; and

(iv)          the Lock-Up Agreements, duly executed by Buyer;

(v)           the Registration Rights Agreement, duly executed by Buyer; and

(vi)          subject to the Direct Sellers complying with their obligations under Section 2.3(d)(i), the Transfer Instrument in respect of the Participatory Interests duly countersigned on behalf of the Buyer, with the signature of such signatory notarially certified.

(d)            Direct Seller Closing Deliverables. At the Closing, the Direct Sellers shall deliver, or cause to be delivered, to Buyer:

(i)            the Transfer Instrument in respect of the Participatory Interests, duly executed by each Direct Seller, with the signature of each signatory notarially certified;

(ii)           the certificate required by Section 8.3(c);

(iii)          subject to Section 2.3(g) below, evidence, in form and substance satisfactory to Buyer, of final invoices (with wire instructions) for the payees of all Transaction Expenses as of Closing for which the wire instructions of each such payee will be provided no less than two (2) Business Days prior to the Closing and set forth on the Closing Statement;

(iv)          to the extent requested by Buyer at least two (2) Business Days prior to the Closing Date, the written resignations of each Person, from his or her respective capacity or capacities with the Company as a member of the executive body (i.e., director or similar role), effective as of the Closing, duly executed by each such Person;

(v)           a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, from each Direct Seller;

(vi)          duly executed copies of the approvals, consents and notices, in form and substance satisfactory to Buyer, listed on Section 2.3(d)(vi) of the Disclosure Schedule;

(vii)         evidence, in form and substance satisfactory to Buyer, of the termination of each Related Party Agreement set forth on Section 2.3(d)(vii) of the Disclosure Schedule, without Liability of the Companies, Buyer or their Affiliates thereunder from and after the Closing;

(viii)        evidence, in a form and substance satisfactory to Buyer, of the submission to the Ukrainian National Office for Intellectual Property and Innovations for registration in the name of the Company on or prior to the Closing, of the Intellectual Property set forth on Section 2.3(d)(viii) of the Disclosure Schedule (the “Ostapchuk IP”) to the Company;

(ix)           a notarially certified consent of each individual Indirect Seller to the consummation of the transaction contemplated by this Agreement;

(x)            the Lock-Up Agreements, duly executed by each Direct Seller;

(xi)           the Registration Rights Agreement, duly executed by each Direct Seller; and

(xii)          evidence, in form and substance satisfactory to Buyer, of the revocation by the Company of all powers of attorney granted to any individual who is not an employee of the Company as of the Closing Date;

(xiii)        evidence, in form and substance satisfactory to Buyer, that each employee of the Company who was involved in the development of any Company Owned IP the development of which has been completed as of the Closing has signed an acceptance act evidencing the transfer of such Company Owned IP to the Company;

(xiv)        all other instruments, agreements, certificates and documents required to be delivered by any Direct Seller or Indirect Seller at or prior to the Closing pursuant to this Agreement.

(e)            State Registration. On the Closing Date and provided that the Parties complied with their obligations under Section 2.3 in full, the Buyer shall procure the filing with the state registrar of the Transfer Instrument and all other documents required for the state registration with the Companies Register of the transfer of the Participatory Interests to Buyer. Direct Sellers shall not, and shall cause their Affiliates not to, take any action which would prevent, delay, suspend or reverse such state registration, and shall promptly notify Buyer of any suspension, refusal or challenge and remedy any formal defect at their own cost. From the Closing until the Registration Date, each Direct Seller shall hold the Participatory Interests for the sole benefit of Buyer, shall exercise (or refrain from exercising) all rights attaching to it only in accordance with Buyer’s written instructions, shall not create or permit any Encumbrance over it, and shall account to Buyer for any distribution or other payment received in respect of it.

(f)            Assistance. The Parties shall without undue delay use reasonable endeavors to assist each other with the relevant bank’s compliance checks or other banking procedures and provide such information and documents as the relevant bank may reasonably require for any payment due under this Agreement to become available for immediate use of that Party.

(g)            Transaction Expenses. Any unpaid Transaction Expenses as of Closing that were not included in the Preliminary Closing Statement pursuant to Section 2.4(a) and (b) shall be paid by the Company after Closing, and Buyer shall cause the Company to pay such amounts promptly following the Closing. For the avoidance of doubt, such Transaction Expenses shall be the responsibility of the Direct Sellers in accordance with this Agreement, including the definition of Cash Purchase Price.

Section 2.4            Adjustments to Purchase Price.

(a)            Estimated Purchase Price. At least three (3) Business Days prior to, but not earlier than five (5) Business Days prior to, the Closing Date, Direct Sellers shall prepare, or cause to be prepared, and deliver to Buyer a statement (the “Preliminary Closing Statement”), setting forth Direct Sellers’ good-faith estimate of: (i) Net Working Capital (the “Estimated Net Working Capital”); (ii) Indebtedness (the “Estimated Indebtedness”); (iii) Cash (the “Estimated Cash”); (iv) Transaction Expenses (the “Estimated Transaction Expenses”); and (v) the Estimated Cash Purchase Price resulting therefrom, in each case, determined as of the Reference Time (and, except for Estimated Transaction Expenses, without giving effect to the transactions contemplated hereby), based on the Company’s books and records and calculated in accordance with GAAP and Schedule 1.1(a).

(b)            Adjustments to Purchase Price Post-Closing. As soon as reasonably possible but in any way within 120 days following the Closing Date, Buyer shall cause to be prepared and delivered to Direct Sellers a written statement (the “Proposed Closing Statement”) setting forth the calculation of the actual: (i) Net Working Capital (“Closing Net Working Capital”); (ii) Indebtedness (“Closing Indebtedness”); (iii) Cash (“Closing Cash”); (iv) Transaction Expenses (“Closing Transaction Expenses”); and (v) Buyer’s calculation of the Cash Purchase Price, in each case, determined as of the Reference Time (and, except for Closing Transaction Expenses, without giving effect to the transactions contemplated hereby). The Proposed Closing Statement shall be based on the books and records of the Company and calculated in accordance with GAAP and Schedule 1.1(a) and in the same format as Schedule 1.1(a). The Parties agree that the purpose of preparing the Proposed Closing Statement and resulting Purchase Price in accordance with this Section 2.4 is to accurately measure changes (if any) in Closing Cash, Net Working Capital, Indebtedness, and Transaction Expenses, in each case from the estimated amounts to the final amounts on the same accounting basis consistently applied to reflect the transactions or events up to and conditions existing as of their date of determination in order to determine the payments to be made pursuant to Section 2.4(h).

(c)            If Direct Sellers object to Buyer’s calculation of the Closing Cash, Closing Net Working Capital, Closing Indebtedness, Closing Transaction Expenses or the resulting calculation of the Purchase Price under Section 2.2 as set forth in the Proposed Closing Statement, then, within forty five (45) days after the delivery to Direct Sellers of the Proposed Closing Statement (the “Disagreement Period”), Direct Sellers shall deliver to Buyer a written notice (“Notice of Disagreement”) describing in reasonable detail Direct Sellers’ objections to Buyer’s calculation of each amount set forth in the Proposed Closing Statement, including the Cash Purchase Price, in each case, determined by Direct Sellers to be correct; provided that it is understood and agreed that any items in dispute set forth in such Notice of Disagreement must be calculated in accordance with this Agreement, GAAP and Schedule 1.1(a) and in the same format as Schedule 1.1(a). If Direct Sellers do not deliver a Notice of Disagreement to Buyer during the Disagreement Period, then Buyer’s calculation of the amounts set forth in the Proposed Closing Statement shall be binding and conclusive on the Parties. Any items included in the Proposed Closing Statement that are not disputed in the Notice of Disagreement shall be binding and conclusive on the Parties and shall be paid according to Section 2.4(h).

(d)            During the thirty (30) day period following delivery of a Notice of Disagreement by Direct Sellers to Buyer, or such longer period as mutually agreed upon between Direct Sellers and Buyer (the “Consultation Period”), Direct Sellers and Buyer shall seek to resolve in writing any differences that they may have with respect to the calculation of the Closing Net Working Capital, Closing Indebtedness, or Closing Transaction Expenses as specified therein, and all discussions related thereto will be governed by Rule 408 of the Federal Rules of Evidence (as in effect as of the Closing Date) and any applicable similar state rules, unless otherwise agreed to in writing by Sellers and Buyer. Any differences resolved in writing between Buyer and Direct Sellers within the Consultation Period shall be final and binding with respect to such differences and shall be paid according to Section 2.4(h), and if Direct Sellers and Buyer agree in writing on the resolution of each such disputed item specified by Direct Sellers in the Notice of Disagreement and the amount of the Closing Cash, Closing Net Working Capital, Closing Indebtedness, and Closing Transaction Expenses, the amounts so determined shall be final and binding on the Parties for all purposes hereunder and shall be paid according to Section 2.4(h). If Buyer and Direct Sellers are able to resolve their differences, then the Proposed Closing Statement, as modified by written agreement of Buyer and Direct Sellers, shall be deemed the Final Closing Statement. If, at the end of the Consultation Period, Buyer and Direct Sellers have not been able to resolve such differences, any of the Buyer or Direct Sellers shall have the right to submit, in writing, to the Independent Accounting Firm, their briefs (along with a copy of the Proposed Closing Statement marked to indicate those line items that are not in dispute) detailing their views as to the correct nature and amount of each item remaining in dispute and the amounts of the Closing Cash, Closing Net Working Capital, Closing Indebtedness, and Closing Transaction Expenses, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Cash, Closing Net Working Capital, Closing Indebtedness, and Closing Transaction Expenses. Buyer and Direct Sellers will execute a customary engagement letter, cooperate with the Independent Accounting Firm during the term of its engagement, and shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within thirty (30) days following the engagement thereof (or such longer period of time as the Independent Accounting Firm may reasonably require), of the proper amount and the reasonable basis (determined in accordance with the terms of this Agreement) of each of the line items in the Proposed Closing Statement as to which Buyer and Direct Sellers set out in the Notice of Disagreement. The Independent Accounting Firm shall consider only those items and amounts in Buyer’s and Direct Sellers’ respective calculations of the Closing Cash, Closing Net Working Capital, Closing Indebtedness, or Closing Transaction Expenses that are identified as being items and amounts to which Buyer and Direct Sellers have been unable to agree. In making its determination pursuant to this Section 2.4, the Independent Accounting Firm shall act as an expert and not an arbitrator and limit its scope of determination to correcting mathematical errors and determining whether the items and amounts in dispute were determined in accordance with GAAP and Schedule 1.1(a) and this Section 2.4, and the Independent Accounting Firm is not to make any other determination. Such determination shall be final and binding on, and non-appealable by, the Parties absent manifest mathematical error. In resolving any disputed item, the Independent Accounting Firm shall be bound by the provisions of this Section 2.4. If so reasonably requested by the Independent Accounting Firm, the Parties shall ensure that the Independent Accounting Firm is granted access to the Company’s books and records and has reasonable access to interview relevant employees. The Independent Accounting Firm’s determination of the Closing Cash, Closing Net Working Capital, Closing Indebtedness, or Closing Transaction Expenses shall be based solely on written materials submitted by Buyer and Direct Sellers and shall be based upon the terms and definitions exhibits set forth in this Agreement, GAAP and Schedule 1.1(a). Neither Buyer nor Direct Sellers, including their respective Affiliates and Representatives, shall hold any ex parte communications with the Independent Accounting Firm in connection with any matter described herein. Judgment may be entered upon the written determination of the Independent Accounting Firm. The Parties agree that the failure of the Independent Accounting Firm to strictly conform to any time period or deadline contained herein shall not render the foregoing determination of the Independent Accounting Firm invalid and shall not form a basis for seeking to overturn or appeal any such determination rendered by the Independent Accounting Firm.

(e)            The statement setting forth the calculation of the resulting Purchase Price that shall be final and binding on the Parties, as determined either through agreement of the Parties pursuant to Section 2.4(c) or through the action of the Independent Accounting Firm pursuant to Section 2.4(d), is referred to as the “Final Closing Statement”.

(f)            The costs of any dispute resolution pursuant to this Section 2.4, including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by Direct Sellers and Buyer in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. For example, if Buyer claims that the appropriate adjustments are $1,000 greater than the amount determined by Direct Sellers, and if the Independent Accounting Firm ultimately resolves the dispute by awarding to Buyer $300 of the $1,000 contested, then the fees, costs, and expenses of the Independent Accounting Firm will be allocated 30% (i.e., 300 divided by 1,000) to Direct Sellers and 70% (i.e., 700 divided by 1,000) to Buyer. The fees and disbursements of the Representatives of each Party incurred in connection with the preparation or review of the Proposed Closing Statement, any Notice of Disagreement, or the Final Closing Statement, as applicable, shall be solely borne by such Party.

(g)            Buyer and Direct Sellers will, and will cause the Company (in the case of Direct Sellers, prior to the Closing and, in the case of Buyer, from and after the Closing) to afford the other Party and its Representatives prompt (but in no event later than three (3) Business Days after delivery of a written notice or request), reasonable access, during normal business hours and upon reasonable prior written notice, to the personnel, properties, and books and records of the Company for purposes of preparing and reviewing the calculations contemplated by this Section 2.4. Each Party shall authorize its accountants to disclose work papers generated by such accountants in connection with preparing and reviewing the calculations specified in this Section 2.4; provided that such accountants shall not be obligated to make any work papers available except in accordance with such accountants’ disclosure procedures and then only after the non-client Party has signed an agreement relating to access to such work papers in form and substance acceptable to such accountants. Prior to the Closing, the Parties shall act reasonably in resolving any disagreements concerning the computation of any of the items included in the Preliminary Closing Statement (including the calculations of the Estimated Net Working Capital, Estimated Indebtedness, Estimated Cash, and Estimated Transaction Expenses); provided that it is acknowledged and agreed that if any disagreements cannot be resolved, then the Closing shall occur on the basis of the Preliminary Closing Statement provided by Direct Sellers and that any unresolved disagreements shall be deferred for resolution pursuant to the post-closing purchase price adjustment process described in this Section 2.4.

(h)            The Purchase Price shall be adjusted, upwards or downwards, as follows:

(i)            For the purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be positive or negative equal to: (A) the Closing Net Working Capital as finally determined pursuant to this Section 2.4, minus the Estimated Net Working Capital; minus (B) the Closing Indebtedness as finally determined pursuant to this Section 2.4, minus the Estimated Indebtedness; plus (C) the Closing Cash as finally determined pursuant to this Section 2.4, minus the Estimated Cash; minus (D) the Closing Transaction Expenses as finally determined pursuant to this Section 2.4, minus the Estimated Transaction Expenses;

(ii)           If the Net Adjustment Amount is positive, the Purchase Price shall be adjusted upwards by the Net Adjustment Amount, and Buyer shall pay such amount to the Direct Sellers (in accordance with their Pro Rata Percentages) by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the Direct Sellers.

(iii)          If the Net Adjustment Amount is negative (in which case the “Net Adjustment Amount” for purposes of this clause (iii) shall be deemed to be equal to the absolute value of such amount), the Purchase Price shall be adjusted downwards by the Net Adjustment Amount and the Direct Sellers shall severally (in accordance with their Pro Rata Percentages), pay, or cause to be paid, to Buyer such amount by wire transfer of immediately available funds.

(iv)          If the Net Adjustment Amount is zero, then no adjustment shall be made to the Purchase Price pursuant to this Section 2.4.

(i)             Payments in respect of Section 2.4(h) shall be made in cash and within two Business Days of final determination of the Net Adjustment Amount pursuant to the provisions of this Section 2.4, provided that if any payment to be made by the Direct Sellers pursuant to this Section is subject to applicable currency control regulations and banking procedures in Ukraine, the Direct Sellers shall procure that such payment is made as promptly as practicable taking into account required currency control regulations and banking procedures following the final determination of the Net Adjustment Amount.

Section 2.5            Earnouts.

(a)            Earnout Consideration. As potential additional consideration for the Participatory Interests, subject to Section 2.7, the Buyer shall pay and issue to the Direct Sellers the Earnout Consideration for each applicable period solely to the extent earned in accordance with this Section 2.5 and as finally determined and at such time as set forth in Section 2.5(d). The “Earnout Consideration” means, collectively, the 2026 Earnout, the 2027 Earnout, the 2028 Earnout and the 2028 Bonus Earnout, in each case as set forth below and subject to potential adjustments in Section 2.5(b) and Section 2.5(c). In no event shall the Earnout Consideration in the aggregate exceed Seven Million Two Hundred Thousand Dollars ($7,200,000) and Four Million Four Hundred and Twenty-Two Thousand One Hundred and Twenty Five (4,422,125) shares of Buyer Common Stock; provided that in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, or similar event affecting Buyer Common Stock after the date of this Agreement, the number of shares of Buyer Common Stock under the Earnout Consideration and all references thereto in this Agreement shall be ratably adjusted to reflect such event.

(i)            2026 Earnout. In the event (i) the Revenue for the First Earnout Period is greater than or equal to Seventy Seven Million Dollars ($77,000,000), and (ii) the Operating Income for the First Earnout Period is greater than or equal to Eight Million Four Hundred and Seventy Thousand Dollars ($8,470,000), Buyer shall pay to the Direct Sellers, in accordance with their Pro Rata Percentages, Seven Million Two Hundred Thousand Dollars ($7,200,000) and issue to the Direct Sellers One Million Sixty-Four Thousand Nine Hundred and Forty-Two (1,064,942) shares of Buyer Common Stock (the “2026 Earnout”).

(ii)           2027 Earnout. In the event (i) the Revenue for the Second Earnout Period is greater than or equal to One Hundred and Thirty Million Dollars ($130,000,000), and (ii) the Operating Income for the Second Earnout Period is greater than or equal to Fourteen Million Three Hundred Thousand Dollars ($14,300,000), Buyer shall issue to the Direct Sellers, in accordance with their Pro Rata Percentages, One Million Four Hundred and Three Thousand Four Hundred and Thirteen (1,403,413) shares of Buyer Common Stock (the “2027 Earnout”).

(iii)          2028 Earnout. In the event (i) the Revenue for the Third Earnout Period is greater than or equal to One Hundred and Eighty Seven Million Dollars ($187,000,000), and (ii) the Operating Income for the Third Earnout Period is greater than or equal to Twenty Million Five Hundred and Seventy Thousand Dollars ($20,570,000), Buyer shall issue to the Direct Sellers, in accordance with their Pro Rata Percentages, One Million Four Hundred and Three Thousand Four Hundred and Thirteen (1,403,413) shares of Buyer Common Stock (the “2028 Earnout”).

(iv)          2028 Bonus Earnout. In addition to the 2028 Earnout, in the event (i) the Revenue for the Third Earnout Period is greater than or equal to Two Hundred and Forty Nine Million Dollars ($249,000,000) and (ii) the Operating Income for the Third Earnout Period is greater than or equal to Twenty Seven Million Three Hundred and Ninety Thousand ($27,390,000), Buyer shall issue to the Direct Sellers, in accordance with their Pro Rata Percentages, Five Hundred and Fifty Thousand Three Hundred and Fifty Seven (550,357) shares of Buyer Common Stock (the “2028 Bonus Earnout”).

(b)            Soft-Landing. Solely with respect to the 2026 Earnout, the 2027 Earnout and the 2028 Earnout, if the Company achieves less than 100% of the applicable Revenue target and/or less than One Hundred Percent (100%) of the applicable Operating Income target for the applicable year (in each case as finally determined by the procedures set forth in Section 2.5(d)), the Direct Sellers shall be entitled to earn a portion of cash consideration and Buyer Common Stock payable in respect of the applicable Earnout Consideration (the “Partial Payment”) for such year equal to the applicable Earnout Consideration multiplied by the applicable Total Payout Multiplier. For the purposes of this Section 2.5, (i) the term “Total Payout Multiplier” means the product of the Partial Revenue Multiplier and the Partial Operating Income Multiplier, (ii) the term “Partial Revenue Multiplier” is equal to 1 – X, where “X” equals the percentage by which actual annual Revenue is less than the applicable target Revenue, (iii) the term “Partial Operating Income Multiplier” is equal to 1 – Y, where “Y” equals the percentage by which the actual Operating Income is less than the applicable target Operating Income. In calculating the Total Payout Multiplier, the Partial Revenue Multiplier and/or the Partial Operating Income Multiplier may exceed One Hundred Percent (100%), but the Total Payout Multiplier shall in no event exceed One Hundred Percent (100%). In calculating any Share Payment, the Parties shall round to the nearest integer share of Buyer Common Stock. For example, in the event the actual Revenue (as finally determined by the procedures set forth in Section 2.5(d)) for fiscal year 2027 is equal to One Hundred and Seventeen Million Dollars ($117,000,000) (10% below the applicable target Revenue) and the actual Operating Income for fiscal year 2027 is equal to Twelve Million and Eight Hundred and Seventy Thousand Dollars ($12,870,000) (10% below the applicable target Operating Income), the Total Payout Multiplier shall be Eighty One Percent (81.00%) (90.00% with respect to the Partial Revenue Multiplier * 90.00% with respect to the Partial Operating Income Multiplier) and Buyer shall issue One Million One Hundred and Thirty Six Thousand Seven Hundred and Sixty-Four (1,136,764) shares of Buyer Common Stock in accordance with this Section 2.5. Notwithstanding the foregoing, in no event shall any Partial Payment be made if in such year, the Partial Revenue Multiplier does not exceed Fifty Eight Percent (58.00%).

(c)            Catch-Up Payment. Following the calculation of Revenue and Operating Income (as finally determined by the procedures set forth in Section 2.5(d)) for each of the 2026 Earnout, the 2027 Earnout, the 2028 Earnout or the 2028 Bonus Earnout, the Direct Sellers may in their sole discretion reallocate any amount of Revenue (as finally determined by the procedures set forth in Section 2.5(d)) to the Revenue of another fiscal year and any amount of Operating Income (as finally determined by the procedures set forth in Section 2.5(d)) to the Operating Income of another fiscal year, in each case, for the purpose of determining the amount of Earnout Consideration payable with respect to the 2026 Earnout, the 2027 Earnout, the 2028 Earnout and/or the 2028 Bonus Earnout in the following manner:

(i)            In the event the Direct Sellers elect to reallocate any Revenue or Operating Income following the final determination of the 2027 Earnout, the Direct Sellers shall only be permitted to reallocate such Revenue to target Revenue and/or such Operating Income to target Operating Income, in each case, with respect to the 2026 Earnout and the 2027 Earnout.

(ii)           In the event the Direct Sellers (A) elect to reallocate any Revenue or Operating Income following the final determination of the 2028 Earnout and the 2028 Bonus Earnout and (B) previously elected to reallocate Revenue and/or Operating Income pursuant to Section 2.5(c)(i), the Direct Sellers shall only be permitted to reallocate such Revenue to target Revenue and/or such Operating Income to target Operating Income, in each case, with respect to the 2027 Earnout, the 2028 Earnout and the 2028 Bonus Earnout.

(iii)          In the event the Direct Sellers (A) elect to reallocate any Revenue or Operating Income following the final determination of the 2028 Earnout and the 2028 Bonus Earnout and (B) previously did not elect to reallocate Revenue and/or Operating Income pursuant to Section 2.5(c)(i) and Section 2.5(c)(ii), the Direct Sellers shall be permitted to reallocate such Revenue to target Revenue and/or such Operating Income to target Operating Income, in each case, with respect to each of the 2026 Earnout, the 2027 Earnout, the 2028 Earnout and the 2028 Bonus Earnout.

(iv)          Following any reallocation of Revenue and/or Operating Income pursuant to this Section 2.5(c), Buyer shall be obligated to pay (or, as applicable, issue Buyer Common Stock) to the Direct Sellers, in accordance with their Pro Rata Percentages based on such reallocated amounts (as finally determined by the procedures set forth in Section 2.5(d)) (such payment a “Catch-Up Payment”). For any reallocation which may result in a Catch-Up Payment, the Sellers shall set forth with specificity such reallocation in the statement provided to Section 2.5(d)(ii) for each applicable fiscal year. For the avoidance of doubt, the Parties agree that the maximum Earnout Consideration for any fiscal year or in the aggregate shall not be affected by this Section 2.5(c).

(d)           Reporting.

(i)            The Buyer shall use its best efforts to promptly procure the preparation of Company’s audited financial statements for each Earnout Period following such Earnout Period. Within fourteen (14) days following completion of the audit of the Company’s financial statements for each Earnout Period, Buyer shall prepare and deliver to Direct Sellers a written statement (each, an “Earnout Statement”) containing Buyer’s good faith determination of (A) the Revenue for such Earnout Period, (B) the Operating Income for such Earnout Period and (C) the applicable Earnout Consideration, if any, based on such calculation of the Revenue and Operating Income for such Earnout Period.

(ii)            During the fourteen (14) day period following Direct Sellers’ receipt of an Earnout Statement, Direct Sellers and their advisors shall be permitted reasonable access to the working papers and books and records of the Company used in preparation of the Earnout Statement; provided that any such access or furnishing of such information shall be conducted (A) at Direct Sellers’ sole expense and (B) in such a manner as not to interfere in any material respect with the normal operations of Buyer or the Company (or any of their respective Affiliates); provided, further, that the recipients of such information shall treat all such information as confidential and hereby waive any right to use such information for any purpose other than in connection with Direct Sellers’ review of such Earnout Statement; provided, that the Company shall not be required to provide such access if doing so would result in a violation of applicable Law. If, within such fourteen (14) day period, Direct Sellers do not deliver to Buyer written notice of dispute with respect to the calculations set forth in the applicable Earnout Statement, then the calculations set forth in such Earnout Statement shall be deemed to be final for purposes of determining the Earnout Consideration pursuant to this Section 2.5. In the event Direct Sellers deliver written notice to Buyer within such fourteen (14) day period stating that Direct Sellers object to any of Buyer’s calculations set forth in the applicable Earnout Statement and specifying the basis for such objection in reasonable detail, such dispute shall be resolved in the same manner as any dispute regarding the Proposed Closing Statement in accordance with the provisions of Section 2.4, applied mutatis mutandis. The determination of the Independent Accounting Firm in accordance with the provisions of Section 2.4, applied mutatis mutandis, absent manifest error, shall be conclusive, non-appealable and binding upon the Parties.

(e)            Earnout Period. Between the Closing and December 31, 2028 Buyer shall not, and shall cause the Company not to, take any action the primary purpose of which is to avoid or reduce the Earnout Consideration. Subject to the immediately preceding sentence and Section 2.5(f), each Direct Seller acknowledges and agrees that: (i) Buyer does not have any obligation, expressed or implied, to maximize or expedite the payments described in this Section 2.5; (ii) the Earnout Consideration is not guaranteed, is set at levels that reflect future performance; (iii) Buyer shall owe no duty, as a fiduciary or otherwise, or in connection with its operation of the Company following the Closing to any Direct Seller or any other Person; and (iv) (A) Buyer has not, prior to or after the date hereof, promised or projected any amounts to be received by Direct Sellers in respect of any payments described in this Section 2.5, (B) no Direct Seller is relying on or has relied on any promises, projections or other information, documents or materials (or absence thereof) in respect of any payments described in this Section 2.5, and (C) each Direct Seller hereby (x) disclaims reliance on any such promises, projections or other information, documents or materials (or absence thereof), (y) understands and agrees that any promises and projections are specifically disclaimed by Buyer and (z) waives any right it may otherwise have with respect to any such promises, projections or other information, documents or materials (or absence thereof).

(f)            Operational Covenants. Subject to the Company’s compliance with SEC Laws and any regulatory guidelines, compliance standards or certifications applicable to the industry of the Buyer and its Subsidiaries (which, in each case, affect Buyer and all of its Subsidiaries (including, following the Closing, the Company)), during the Earnout Period:

(i)            The Company shall maintain separate books and records sufficient to calculate Revenue and Operating Income for each Earnout Period;

(ii)           Ostapchuk shall serve in the capacity of chief engineer and perform functions of chief executive officer regardless his role and function as set forth in the Ostapchuk Employment Agreement. Ostapchuk shall have the right to set the annual budget for the Company from revenue generated by the Company’s own operations. Ostapchuk shall share periodic budget estimates with Buyer for Buyer’s approval (such approval not to be unreasonably withheld, conditioned, or delayed). Notwithstanding the foregoing, in no event shall Buyer or any of its Affiliates be required to contribute cash to, lend to, purchase securities of or otherwise provide financing to the Company (except as provided for in Section 2.7);

(iii)          Buyer shall use reasonable efforts to cause the Company to maintain the critical enterprise status and military reservation of all Company employees who are subject to military conscription;

(iv)          Except as mutually agreed between Buyer and Ostapchuk, (A) all transactions between the Company and Buyer or its Affiliates during the Earnout Period shall be on arm’s-length terms and (B) Buyer and its Affiliates shall not impose any management fees, overhead allocations, or similar charges, fees or costs unrelated to the operations of the Company on the Company and (C) the Buyer shall not transfer to the Company any loss-making or unprofitable activity which has been historically loss-making or unprofitable to Buyer or its applicable Affiliates or is reasonably foreseeable to be such;

(v)           Except as mutually agreed between Buyer and Ostapchuk, the Buyer shall not cause the Company (A) to make any material alteration in the reporting line, role, seniority, location or diminish the terms of employment (including compensation, benefits and working conditions) of any Key Employee, otherwise (B) terminate any Key Employee or other personnel designated by Ostapchuk as key employee prior to such termination of the Company except for Cause or (C) transfer from the Company to the Buyer or its Affiliates any trading, business opportunities, revenues, customers, suppliers or such employee;

(vi)          Buyer and Ostapchuk shall meet periodically (and in any event not less than quarterly) to discuss the operations of the Company. Ostapchuk may cause the Company to enter any business line not conducted by the Company as of the date hereof, in each case, with the prior written consent of Buyer. Notwithstanding the foregoing, Ostapchuk shall have the right to cause the Company to enter new lines of business which solely relate to the design, development, manufacture, supply, maintenance and support of unmanned ground vehicles (including their related components, software and services) (the “UGV Business”) without Buyer’s prior written consent;

(vii)         Subject to each other restriction set forth in this Section 2.5(f) and the restrictive covenants enforceable by the Buyer or the Company against Ostapchuk set forth in Section 6.8, Ostapchuk shall maintain autonomy over the marketing, sale, licensing, leasing and other commercial activities of the Company within Ukraine. The Company may market, sell, license, lease, purchase or otherwise conduct business in any jurisdiction other than Ukraine, in each case, with the prior written consent of Buyer;

(viii)        Buyer shall cause any successor-in-interest to the Buyer or the Company to assume the Liabilities hereunder, including the Direct Sellers’ right to Earnout Consideration if and when payable;

(ix)          Where Buyer or any of its Affiliates has a product in its portfolio that primarily relates to the UGV Business, Buyer and Ostapchuk shall use commercially reasonable efforts to integrate such product into the Company’s operations. Notwithstanding the foregoing, if Ostapchuk reasonably determines that any such product is not suitable for integration into the Company’s operations and Buyer agrees (such agreement not to be unreasonably withheld), Ostapchuk may cause the Company to develop its own alternative product or solution in lieu of such integration;

(x)            In the event Ostapchuk resigns from the Company without Good Reason, (A) Ostapchuk’s prior written consent shall be required for the Company to hire any replacement chief engineer and chief executive officer (whether such Person is a replacement for Ostapchuk or a replacement of other chief engineer(s) or chief executive officer(s)) and (B) Buyer shall consult with Ostapchuk in good faith prior to terminating any chief engineer and chief executive officer who is not Ostapchuk;

(xi)           Buyer shall not cause the Company to terminate the employment of Mr. Ostapchuk by the Company, other than for Cause; and

(xii)          The Buyer shall not cause the Company to pass or propose any resolution to liquidate, dissolve or otherwise wind-up the Company.

(g)            Acceleration Event. In the event Buyer causes the Company to terminate Ostapchuk’s employment with the Company without Cause or Ostapchuk resigns from the Company with Good Reason, the Earnout Consideration for each Earnout Period that has not yet been finally determined shall be deemed to be payable-in-full by Buyer (at the maximum amount payable for such Earnout Period pursuant to this Section 2.5) within five (5) Business Days to the Sellers in accordance with their Pro Rata Percentages by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the Direct Sellers. For the avoidance of doubt, the acceleration of Earnout Consideration provided for in this Section 2.5(g) is personal to Ostapchuk and shall not apply to or be exercisable by any successor, replacement service provider to the Company, heir, estate, assign or other successor in interest to Ostapchuk.

For the purposes of this Agreement, “Cause” means any of the following: (a) final judgment by the competent court in respect of a criminal offence; (b) person’s willful and material breach of his written employment with the Company, which breach, if curable, remains uncured for 30 days after written notice thereof; (c) person’s willful misconduct or gross negligence in the performance of his or her duties that causes material damage to the Company or Buyer; or (d) person’s act of fraud, embezzlement or misappropriation of funds or property of the Company or Buyer.

For the purposes of this Agreement, “Good Reason” means any of the following without such person’s prior written consent: (a) a material diminution in his title, authority, duties or responsibilities; (b) a material reduction in his compensation; (c) a relocation of his primary place of employment outside of fifty (50) miles from his current place of employment, other than due to security reasons within Kyiv city or its suburbs; or (d) a material breach by Buyer or the Company of any employment agreement with the person, which breach, if curable, remains uncured for 30 days after written notice thereof.

(h)            Acknowledgments. Each Party hereby acknowledges and agrees that the right to receive the potential Earnout Consideration pursuant to this Section 2.5 (i) is a contractual obligation of Buyer, (ii) is not a security for purposes of any federal, state or local securities laws, (iii) will not be represented by any form of certificate or instrument, (iv) does not give any Seller or any other Person any distribution rights, voting rights, liquidation rights, preemptive rights, anti-dilution rights or other rights common to holders of equity securities, and (v) is not redeemable.

Section 2.6            Tax Withholding. Notwithstanding anything in this Agreement to the contrary, Buyer and any other applicable withholding agent shall be entitled to deduct and withhold all required Taxes from any amounts otherwise payable under this Agreement to the extent required by applicable Law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. In the event Buyer determines that it must deduct or withhold any amount from any payment required to be made by it or on its behalf hereunder, the applicable Direct Seller shall have the right to elect to satisfy such obligation by making a cash payment to Buyer (or to the applicable Governmental Authority as directed by Buyer). Buyer shall use best efforts to provide written notice thereof to Sellers as soon as reasonably practicable but in any way within 5 days after such determination and shall cooperate as reasonably requested by Sellers to seek to reduce or eliminate any such deduction or withholding.

Section 2.7            Employee Allocation. An additional amount of cash equal to Eight Hundred Thousand Dollars ($800,000) and an additional number of restricted stock units (“RSUs”) equal to One Hundred and Eighteen Thousand Three Hundred and Twenty Six (118,326) (the “Closing Allocation Amount”) and, subject to 2026 Earnout being payable under this Agreement and any ratable reduction in accordance with the finally determined Total Payout Multiplier for the 2026 Earnout (as may be adjusted by Section 2.5(c)), an additional amount of cash up to Eight Hundred Thousand Dollars ($800,000) and an additional number of RSUs up to One Hundred and Eighteen Thousand Three Hundred and Twenty Six (118,326) (collectively the “Allocation Amount”) shall be committed by the Buyer to incentive payments to the key employees of the Company as of the date of this Agreement identified by the Direct Sellers and notified to the Buyer (including the allocations between them) in advance to the Closing, including via email (the “Bonus Employees”). For the avoidance of doubt the RSUs issued in accordance with this Section 2.7 will be issued under the Buyer’s 2026 Equity Incentive Plan and pursuant to Buyer’s standard form of restricted stock unit agreement with no exercise price and subject to (i) a six-month from issuance of any Buyer Common Stock lock-up period, and (ii) approval by the Buyer Board (including the Buyer Board’s approval of this Agreement and the Closing). Promptly following the Closing, Buyer’s executive employees shall recommend a retention plan for the Company’s Bonus Employees to the Buyer Board, whereby the Bonus Employees shall receive, the in the aggregate, the amount of RSUs set forth on Section 2.7 of the Disclosure Schedules; provided such RSUs shall be subject to (i) four-year vesting pursuant to a schedule approved by the Buyer Board and (ii) a six-month from issuance of any Buyer Common Stock lock-up period.

The Buyer shall:

(a)            at Closing: (i) with respect to the cash component of the Closing Allocation Amount, make (or cause to be made) a capital contribution to the Company in an amount equal to such cash component, and cause the Company to pay such amounts to the Bonus Employees within five (5) Business Days through payroll in accordance with the allocation notified by the Direct Sellers, subject to applicable Tax deductions; and (ii) with respect to the share component of the Closing Allocation Amount, grant the RSUs to each Bonus Employee in accordance with the allocation notified by the Direct Sellers; and

(b)            simultaneous with the payment of 2026 EarnOut (if any), make (or cause to be made) the same actions as described in paragraph (a) above with respect to the cash component and RSU component of the Allocation Amount.

Section 2.8            Sellers’ Restructuring. Prior to the Closing, the Indirect Sellers shall complete a restructuring (the “Sellers’ Restructuring”) pursuant to which all of the Participatory Interests shall be transferred to and held by (i) the legal entity wholly owned directly by Ostapchuk and (ii) the legal entity(-ies) wholly owned directly by Paliienko, Murashko and Gorovyi (each, a “Direct Seller” and, collectively, the “Direct Sellers”).

The Sellers’ Restructuring shall be structured as follows (unless otherwise determined by the Indirect Sellers pursuant to this Section 2.8): (a) preliminarily, Ostapchuk will incorporate or acquire a company under the laws of the British Virgin Islands to be designated as his Direct Seller; and (b) preliminarily, Paliienko, Murashko and Gorovyi will incorporate or acquire a limited liability company under Ukrainian laws to be designated as their Direct Seller. The Indirect Sellers shall have the right to determine the number, jurisdiction of incorporation and legal form of the Direct Sellers, the form of payments (including deferred payments, set-off, cash, etc.) for the transfer of Participatory Interests during such restructuring, and to allocate among them the Participatory Interests and the Pro Rata Percentages (including the split between Cash Purchase Price and Consideration Shares). Not later than three (3) Business Days prior to the Closing Date, the Indirect Sellers shall deliver to Buyer a written notice setting forth the identity and ownership structure of each Direct Seller and the final Pro Rata Percentages (the “Restructuring Notice”). Upon delivery of the Restructuring Notice: (A) Schedule 2.2 shall be deemed amended to reflect the information set forth therein; and (B) each Direct Seller shall execute a Joinder and deliver all closing deliverables required of Direct Sellers pursuant to Section 2.3(d) and shall assume and be bound by all representations, warranties, covenants and obligations relevant to such Direct Seller under this Agreement and the Ancillary Agreements.

Article III
REPRESENTATIONS AND WARRANTIES OF THE DIRECT SELLERS AND INDIRECT SELLERS

Except as set forth in the corresponding sections of the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement (the “Disclosure Schedule”), (i) each Indirect Seller (unless the specific representation or warranty set out in this Article III refers only to the Direct Sellers), severally and not jointly, hereby represents and warrants in respect of himself only, to Buyer, as of the date of this Agreement and as of the Closing, and (ii) each Direct Seller, severally and not jointly, hereby represents and warrants in respect of itself only, to Buyer, as of the date such Direct Seller enters into a Joinder and as of the Closing, as follows:

Section 3.1            Authority. Such Indirect Seller or Direct Seller (as applicable) has all requisite power and full legal right to enter into and adhere to this Agreement and each Ancillary Agreement to which such Indirect Seller or Direct Seller (as applicable) is a party, and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements have been duly executed and delivered by such Indirect Seller or Direct Seller (as applicable) and, assuming due execution and delivery by Buyer, constitute the legal, valid, and binding obligation of such Indirect Seller or Direct Seller (as applicable), enforceable against such Seller in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 3.2            No Conflict; Required Filings and Consents.

(a)            The execution, delivery, and performance by such Indirect Seller or Direct Seller (as applicable) of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with the Governing Documents of such Direct Seller, (ii) conflict with or violate any Law applicable to such Indirect Seller or Direct Seller (as applicable); or (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to any material Contract to which such Indirect Seller or Direct Seller (as applicable) is a party, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Indirect Seller’s or Direct Seller’s (as applicable) ability to consummate the transactions contemplated hereby.

(b)            Such Indirect Seller or Direct Seller (as applicable) is not required to file, seek, or obtain any notice, authorization, approval, order, permit, or consent of or with any Governmental Authority in connection with the execution, delivery, and performance by such Seller of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

Section 3.3            Participatory Interests. Such Direct Seller is the sole record and beneficial owner of the participatory interests in the charter capital of the Company set out against its name in Section 3.3 of the Disclosure Schedule, free and clear of any Encumbrance. The Participatory Interests held by the Direct Sellers together comprise 100% of the charter capital of the Company, the contributions in respect of which have been made in full and in compliance with the applicable law and the Charter. Each acquisition of a participatory interest in the Company by such Direct Seller, and each prior transfer of any participatory interest in the Company, was effected in compliance with applicable Law and did not breach the rights of any third party, including any participant, spouse or former spouse. Such Direct Seller has the right, authority, and power to sell, assign, and transfer the Participatory Interests to Buyer, and no consent, waiver or approval of any other participant, of any spouse or of any other Person is required for such sale, assignment and transfer other than as expressly contemplated by Section 2.3(d). Upon Buyer’s payment of the Closing Consideration and the state registration with the Companies Register of the transfer of the Participatory Interests to Buyer, Buyer shall acquire from the Direct Sellers good, valid, and freely transferable title to the Participatory Interests, free and clear of any Encumbrance, other than any Permitted Encumbrances.

Section 3.4            Litigation. There are no Actions pending or, to the Knowledge of Sellers, threatened against such Direct Seller or Indirect Seller that would seek to prevent, delay, or burden any of the transactions contemplated by this Agreement and the Ancillary Agreements or the outcome of which would reasonably be expected to have a material adverse effect on the ability of such Direct Seller or Indirect Seller to close the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 3.5            Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Indirect Seller or Direct Seller (as applicable).

Section 3.6            Accredited Investor; Acquisition of Shares. Such Seller will be as of the Closing Date, and at the time such Seller was offered the Consideration Shares, was, (a) (i) an “Accredited Investor” pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a non-U.S. person (as defined in Rule 902 of Regulation S) acquiring the Consideration Shares in an “offshore transaction” meeting the requirements of Rule 903 of Regulation S under the Securities Act; (b) acquiring the Consideration Shares only for his own account and not for the account of others, and (c) is not acquiring the Consideration Shares with a view to, or for the offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable Law. Such Seller does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Consideration Shares. Such Seller has not been formed for the specific purpose of acquiring the Consideration Shares.

Section 3.7            Restricted Securities. Such Seller understands that the Consideration Shares have not been, and, subject to the Registration Rights Agreement, will not be, registered under the Securities Act, by reason of one or more exemptions from the registration provisions of the Securities Act, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the each of the Seller’s representations contained in this Agreement. Such Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Consideration Shares and is capable of bearing the economic risks of such investment, including the complete loss of such investment. Such Seller acknowledges that the Consideration Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act or are registered under any applicable state or foreign securities Laws or pursuant to an exemption from such registration under the Securities Act or any applicable state or foreign securities Laws. Such Seller acknowledges that Buyer has no obligation to register or qualify the Consideration Shares for resale under the Securities Act and/or any applicable state or foreign securities Laws, except as set forth in the Registration Rights Agreement.

Section 3.8            Legends. Such Seller understands that the Consideration Shares and any securities issued and allotted in respect of or exchange for the Consideration Shares, may be notated with one or all of the following legends:

“THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT MADE AVAILABLE BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.”

(a)            Any legend set forth in, or required by, any other Ancillary Agreement.

(b)            Any legend required by the securities Laws of any U.S. state or non-U.S. jurisdiction to the extent such Laws are applicable to the Consideration Shares represented by the certificate, instrument, or book entry so legended.

Section 3.9            No General Solicitation. Neither such Seller, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Consideration Shares, and, with respect to all Consideration Shares acquired hereunder, such shares were not acquired as the result of any directed selling efforts in the U.S. within the meaning of Regulation S or any general solicitation by Buyer, any of its Affiliates, or person acting on its or their behalf.

Section 3.10          Bad Actor Matters. Such Seller hereby represents that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Seller or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner of such Buyer Common Stock for purposes of Rule 506(d) of the Securities Act.

Section 3.11          Independent Investigation. In making its decision to purchase the Consideration Shares, such Seller represents that he has relied solely upon independent investigation made by such Seller. Such Seller acknowledges and agrees that such Seller has received and reviewed such information as such Seller deems necessary in order to make an investment decision with respect to the Consideration Shares, including but not limited to Buyer’s reports filed with the Securities and Exchange Commission (“SEC”). Such Seller represents and agrees that such Seller and his, her or its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Seller and his, her or its advisors have deemed necessary to make an investment decision with respect to the Consideration Shares.

Section 3.12          Financial Knowledge and Experience. Such Direct Seller acknowledges that he is aware that there are substantial risks incident to the purchase and ownership of the Consideration Shares. Such Direct Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Consideration Shares, and such Direct Seller has sought such accounting, legal and tax advice as such Direct Seller has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), such Direct Seller represents and acknowledges that such Direct Seller has analyzed and considered the risks of an investment in the Consideration Shares and determined that the Consideration Shares are a suitable investment for such Seller and that such Direct Seller is able at this time and in the foreseeable future to bear the economic risks related to holding publicly traded securities of such Direct Seller’s investment in Buyer. Such Direct Seller understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Consideration Shares or made any findings or determination as to the fairness of this investment. Nothing in this Section 3.12 or Section 3.11 shall be deemed to limit or waive any right of any Seller under Section 2.5, the Registration Rights Agreement, or the Lock-Up Agreement.

Section 3.13          Solvency. Neither such Indirect Seller nor the Direct Sellers (as applicable) is insolvent within the meaning of any applicable insolvency Law. No order has been made, no petition has been presented or resolution passed for the recognition of such Indirect Seller or Direct Seller (as applicable) as insolvent or bankrupt, or the appointment of any administrator or equivalent. To the Knowledge of Sellers, no legal grounds exist that allow third parties to file any petition or request to commence bankruptcy proceedings against of such Indirect Seller or Direct Seller (as applicable) under any applicable Law.

Article IV
REPRESENTATIONS AND WARRANTIES Concerning THE COMPANY

Except as set forth in the corresponding sections of the Disclosure Schedule, each (i) Indirect Seller, severally and not jointly, hereby represents and warrants in respect of himself only, to Buyer, as of the date of this Agreement and as of the Closing, and (ii) Indirect Seller shall procure that the respective Direct Sellers will, jointly and severally, represent and warrant to Buyer, as of the date such Direct Seller enters into a Joinder and as of the Closing, as follows:

Section 4.1            Organization and Qualification. The Company is: (a) duly incorporated and validly existing under the Laws of Ukraine and duly recorded in the Companies Register, and has all necessary corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted; and (b) has no branch, representative office or other separate subdivision registered in Ukraine or in any other jurisdiction, other than as set forth on Section 4.1 of the Disclosure Schedule. The Company has made available to Buyer a true, accurate and complete copy of the Charter of the Company, each as in effect on the date hereof and as of the Closing Date.

Section 4.2             Authority. The Company has the corporate power and authority to perform its obligations under this Agreement and the Ancillary Agreement and to consummate the transactions contemplated hereby and thereby. The performance by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby has been duly and validly authorized by all necessary corporate actions and no other proceedings on the part of the Company are necessary to authorize the performance of this Agreement or the Ancillary Agreements or the consummation by the Company of the transactions contemplated hereby and thereby.

Section 4.3             No Violation. Subject to the receipt of the Third Party Consents, the performance by the Company of its obligations under this Agreement and each Ancillary Agreement, or the consummation of the transactions contemplated hereby or thereby will not: (a) constitute a default, conflict or violation under the Governing Documents of the Company; (b) result in, require or permit the creation or imposition of any lien or Encumbrance upon or with respect to the assets of the Company, (c) result in a default, conflict or violation under, give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any Contract to which the Company is a party or by which it or any of its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration) in or with respect to any assets of the Company; or (d) conflict with or violate in any respect any Laws applicable to the Company or by which any of the Company’s assets are bound or any of the licenses and permits held by the Company.

Section 4.4             Consents. Except as set forth in Section 4.4 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement will not require any notice to or consent of any third party (including, but not limited to, any Governmental Authority) (collectively, “Third Party Consents”) under any provision of any Material Contract to which the Company is a party to or by which any of its assets are bound.

Section 4.5             Capitalization. As of the Closing, the charter capital of the Company shall be UAH 100,000 and divided between the Direct Sellers in the proportions set out in Section 3.3 of the Disclosure Schedule. The charter capital has been formed in compliance with the applicable Law and the Charter and has been paid up in full, and no participant has any outstanding obligation to make any further contribution. The particulars of the Company, its participants and their respective participatory interests recorded in the Companies Register are accurate, complete and up to date, and no application in respect of the Company is pending or suspended with the state registrar. No decision has been taken to increase or decrease the charter capital, to admit any new participant, to permit the withdrawal of any participant, or for the Company to acquire any participatory interest in itself. Except as set forth on Section 3.3 of the Disclosure Schedule, there are no outstanding options, warrants, convertible securities, restricted stock, stock units, phantom stock, stock appreciation rights, subscriptions, commitments or other Contracts of any kind relating to the Equity Interests of the Company obligating the Company to issue or sell any Equity Interests or measured by reference to value of the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem, or otherwise acquire any Equity Interests of the Company, and there are no corporate agreements or other Contracts in effect with respect to the voting or transfer of any of the Equity Interests of the Company.

Section 4.6            Subsidiaries. The Company does not have any Subsidiaries and does not: (i) own any Equity Interests or other ownership interest of any other Person; (ii) control any Person; (iii) have any investments in, or hold any interest, directly or indirectly, in, any Person; or (iv) have any obligation or requirement, directly or indirectly, to provide capital contributions to, or invest in, any Person.

Section 4.7             Financial Statements; No Undisclosed Liabilities.

(a)            The Sellers have delivered to Buyer and its advisors, true, correct and complete copies of the following unaudited financial statements of the Company: (i) the unaudited consolidated balance sheets of the Company as of December 31, 2024 and December 31, 2025, and the related unaudited consolidated statement of operations and comprehensive loss, consolidated statement of changes in members’ equity and consolidated statement of cash flows for the calendar years then ended, together with notes thereto; and (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2026 (the “Balance Sheet Date”), and the related unaudited statement of income and cash flows for the six (6)-month period then ended (collectively, the “Underlying FS”). The Underlying FS have been properly prepared in accordance with the Accounting Standards (PSBO), are based on the books and records of the Company, and, in all material respects, fairly and accurately reflects the financial position and results of operations of the Company as of the respective dates thereof and for the respective periods to which the Underlying FS relate, in accordance with PSBO as in effect from time to time and in accordance with the past practices of the Company, except as otherwise noted therein and subject, in the case of the Underlying FS, to normal and recurring year-end adjustments (none of which would be materially adverse, individually or in the aggregate) and the absence of notes otherwise required by PSBO (that if presented, would not differ materially from the Underlying FS). The Company maintains a standard system of accounting established and administered in accordance with PSBO. The Company has not identified or been made aware of (i) any significant deficiency or material weakness in the internal accounting controls utilized by the Company or (ii) any fraud that involves management or any other current or former director, officer, employee, consultant, contractor or manager of the Company who has a role in the preparation of financial statements or the internal accounting controls utilized by the Company.

(b)            There are no debts, liabilities or obligations of the Company other than those that are: (i) adequately disclosed or reserved against in the Underlying FS; (ii) incurred since the Balance Sheet Date in the Ordinary Course of Business of the Company and which are not, individually or in the aggregate, in excess of USD 500,000; or (iii) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 4.8             Absence of Certain Changes or Events.

(a)            Since the Balance Sheet Date, no Company Material Adverse Effect has occurred.

(b)            Since the Balance Sheet Date, (i) the Company has operated in the Ordinary Course of Business, (ii) there has been no Company Material Adverse Effect, and (iii) Company has not taken any action or failed to take any action that, if taken or not taken as of the date hereof, would require the consent of Buyer pursuant to Section 6.1.

Section 4.9             Compliance with Law; Permits.

(a)            The Company is and has been for the last three (3) years in compliance in all material respects with all Laws applicable to it (other than any non-compliance that has been fully remedied in the Ordinary Course of Business without resulting in any material liability to the Company) and, to the Knowledge of Sellers, there are no facts or circumstances that would reasonably be expected to give rise to any material Action alleging any such noncompliance against the Company.

(b)            The Company is in possession of (and has for the past three years been in possession of) all material permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices, or other authorizations of or from any Governmental Authority (“Permits”) necessary for the Company to own, lease, and operate its properties and to carry on its business in all material respects as currently conducted. No Action is pending or, to the Knowledge of Sellers, threatened to revoke, expire, terminate, modify or limit any such Permit, and, to the Knowledge of Sellers, no event has occurred (with or without notice of time or the giving of notice or both) that would reasonably be expected to give rise to or serve as a basis for such revocation, expiration, termination, modification, or limitation of any Permit. The Company is, and has been for the past three (3) years, in compliance in all material respects with the requirements of such Permits (other than any non-compliance that has been fully remedied in the Ordinary Course of Business without resulting in any material liability to the Company), including having paid in full all fees and charges with respect to such Permits which are due and payable. During the past three (3) years, the Company has not received any written notice or, to the Knowledge of Sellers, oral notice from any Governmental Authority regarding a material violation of, conflict with, or failure to comply with, any term or requirement of any Permits.

(c)            The Company has retained in all material respects all written records as required by all applicable Laws, including, without limitation, regulations promulgated by any Governmental Authority with respect to the Permits held by the Company.

Section 4.10          Litigation.

(a)            There are no Actions that would, or would reasonably be expected to: (i) result in liability exceeding $50,000, (ii) materially limit or restrict the Company from operating in the Ordinary Course of Business or (iii) have a Company Material Adverse Effect, pending, or to the Knowledge of Sellers, threatened (whether in writing or orally), against the Company, or its or their businesses or assets, directors or officers. The Company is not subject to any order, writ, injunction, judgment or decree that, individually or in the aggregate, would reasonably be expected to affect the legality, validity or enforceability of this Agreement and the Ancillary Agreements or prevent or delay the consummation of the transactions contemplated hereby or thereby.

Section 4.11          Employee Benefit Plans. The Company does not have, and the Company has not proposed (such proposal being legally binding and enforceable) to introduce, any share incentive scheme, share option scheme or profit sharing bonus or other incentive scheme for any director, officer or employee of the Company.

Section 4.12          Labor and Employment Matters.

(a)            The Company is not, nor has been, a party to any collective agreement or any agreement with a trade union that pertains to employees of the Company. In the last three (3) years, there has not been, nor is there pending or, to the Knowledge of Sellers, threatened, any labor dispute between the Company and any labor organization, employee, or employee representative group, nor has there been any strike, work stoppage, work slowdown or lockout involving any employee of, or affecting the Company. To the Knowledge of Sellers, there are no, and have for the past three (3) years not been, any unfair labor practice charges, grievances or complaints pending or threatened by or on behalf of any employee or group of employees of the Company. To the Knowledge of Sellers, no union organization campaign is, or ever has been, in progress with respect to any employee or group of employees of the Company.

(b)            There are, and in the last three (3) years, there have been, no pending or, to the Knowledge of Sellers, threatened Actions concerning labor or employment matters with respect to the Company. The Company is, and in the last three (3) years, has been in compliance in all material respects (other than any non-compliance that has been fully remedied in the Ordinary Course of Business without resulting in any material liability to the Company) with all applicable Laws respecting labor and employment, including termination of employment, employment practices, terms and conditions of employment, immigration, wages and hours, working time, occupational safety and health, and workers’ compensation.

(c)            Sellers have delivered to Buyer a true, correct and complete list of all current key employees of the Company (the “Key Employees”) including the following information for each: (i) name, (ii) job title, and (iii) tenure at the Company.

(d)            Sellers have delivered to Buyer a true, correct and complete list of all consultants and independent contractors of the Company including the following information for each: (i) name, (ii) description of services provided; (iii) existence of a contract, and (iv) length of time engaged.

(e)            To the Knowledge of Sellers, no officer, director or management-level employee of the Company is or has for the past three (3) years been the subject of a pending allegation of workplace sexual harassment or assault, nor is any officer, director or other employee of the Company currently accused of engaging in workplace sexual harassment or assault and, to the Knowledge of Sellers, no such allegations or accusations are threatened.

(f)            With respect to the employees of the Company, during the last twelve (12) months, there has been no mass layoff, plant closing or shutdown that could implicate the collective redundancy notification and consultation requirements in accordance with the applicable Law.

(g)            The Company does not engage any individuals as individual entrepreneurs, gig-specialists, consultants or other independent contractors.

(h)            Sellers have delivered to Buyer true, correct and complete lists each employee of the Company in respect of whom a deferral from mobilisation has been granted, together with its expiry date, and each employee currently serving in the Armed Forces of Ukraine or another military formation. The Company has complied in all material respects with its military registration obligations under the applicable Law.

(i)            Sellers have delivered to Buyer true and complete information on material increases of salaries and bonuses paid to the Key Employees of the Company since June 1, 2026, and except for that since June 1, 2026 the Company has not materially increased the salaries, wages, other compensation rates, bonuses, or other benefits payable or provided by the Company to any of its officers, employees, directors, managers, independent contractors or consultants.

Section 4.13          Insurance. Section 4.13 of the Disclosure Schedule sets forth a true and complete list of all insurance policies in force with respect to the Company.

Section 4.14          Real Property; Title to Assets.

(a)            Section 4.14(a) of the Disclosure Schedule lists each Leased Real Property and the expiration of the term of such lease for each Leased Real Property. With respect to each Leased Real Property, the Company has delivered or made available to Buyer true, correct and complete copies of any and all leases and all material modifications, amendments and assignments thereof affecting the Leased Real Property (collectively, the “Leases”). Each Lease is a valid, existing and binding obligation of the Company enforceable in accordance with its terms and is in full force and effect, and, to the Knowledge of Sellers, no party to a Lease is in material breach or default thereunder. The Company has performed in all material respects all obligations to be performed by it prior to the date hereof under each Lease and has not received any written or, to the Knowledge of Sellers, oral notice of default which remains uncured. To the Knowledge of Sellers, there are no material claims or demands by any landlord under any Lease. To the Knowledge of Sellers, each Leased Real Property and the use and operation thereof in the conduct of the Company’s business does not violate any applicable Law in any material respect.

(b)            The Company does not own and has never owned any interest in any real property, except its leasehold interest in the Leased Real Property.

(c)            The Company has good and valid title to, or a valid leasehold interest in, all material tangible properties and assets used for its business and operations. All such assets (including leasehold interests) are free and clear of all Encumbrances, other than Permitted Encumbrances. The Company’s assets, rights and properties are sufficient in all material respects to permit the continued conduct of the Company’s business in substantially the same manner as conducted immediately prior to the date hereof and the Closing Date (as applicable).

Section 4.15          Intellectual Property and Data Protection.

(a)            Sellers have delivered to Buyer, with the application number, application date, registration/issue number, registration/issue date, title or mark, country or other jurisdiction, owner(s), and URLs, as applicable, a true, correct and complete register of all digital IT Assets and list of all of the following Company Owned IP: Patents, registered Trademarks, applications to register any Trademarks, registered Copyrights, applications for registration of Copyrights and Domain Names (together, the “Company Registered IP”). Any and all renewal and maintenance fees, taxes, annuities or other fees payable in respect of the Company Registered IP and due before Closing have been paid in full through Closing.

(b)            Except as set forth in Section 4.15(b) of the Disclosure Schedule, each item of Company Owned IP created by an employee, gig-specialist, individual entrepreneur or other contractor of the Company in the course of, or in connection with, his or her engagement has been validly and exclusively assigned to, or vested in, the Company by a written agreement complying with applicable Ukranian IP Laws, and no such Person retains any, except for the IP moral rights, rights in any Company Owned IP.

(c)            Except as set forth in Section 4.15(c) of the Disclosure Schedule, the Company (i) solely and exclusively owns each item of Company Owned IP free from any Encumbrances (except for Permitted Encumbrances) and (ii) has obtained and possesses valid licenses or other rights to all other Company IP. The Company has taken commercially reasonable actions to maintain and protect all Company Owned IP.

(d)            The Company owns or has the right to use all Intellectual Property used in, or otherwise related to, the operation of the business of the Company. To the Knowledge of Sellers, the Company, including the conduct of the business of the Company and the possession or use of the Company IP by the Company, does not, infringe, misappropriate, violate or otherwise conflict with, and has not infringed, misappropriated, violated or otherwise conflicted with, any Intellectual Property right of any other Person, in each case, in any material respect. To the Knowledge of Sellers, no claim or Action is pending or, to the Knowledge of Sellers, threatened against the Company that asserts or alleges any such infringement, misappropriation, violation or conflict. To the Knowledge of Sellers, no Person is infringing, misappropriating or otherwise violating any material Company Owned IP. The Company has paid, and will continue to pay when due, all filing fees, maintenance fees, renewal fees, and other charges required to prosecute, maintain, and preserve the validity and enforceability of any registered Company Owned IP.

(e)            No independent contractor, consultant, or other non-employee third party has been engaged by the Company to create, develop, or contribute to any Company Owned IP, and all Intellectual Property used in or necessary to the operation of the Company’s business has been developed solely by employees of the Company acting within the scope of their employment.

(f)            The Company exclusively owns and has sole control over all right, title, and interest in and to all learning data and test field data (collectively, the “Field Data”) used in, generated by, or otherwise related to the operation of its business, including all databases, datasets, compilations, and derivative works thereof. No other Person owns or has any right, title, or interest in or to, or any license or other right to use, any of the Field Data. The Company has taken commercially reasonable steps to maintain and protect the confidentiality, integrity, and security of the Field Data.

(g)            The Company has not assigned, transferred, licensed, sublicensed, or otherwise conveyed or granted any right, title, or interest in or to any Company Owned IP to any third party.

(h)            Except as set forth in Section 4.15(h) of the Disclosure Schedule, the Company’s implementation of the 1C:Enterprise 8.3 platform, is not used to process, store, or transmit any state information resources, official information, or information constituting a state secret, and, to the extent that any such information has been or is being processed in such manner, the Company is actively evaluating the implementation of alternative solutions that are compliant with all applicable Laws, regulations, and governmental requirements governing the processing and protection of such information.

(i)            The Company has taken commercially reasonable security measures to protect the secrecy and confidentiality of all Trade Secrets included in the Company Owned IP. To the Knowledge of Sellers, there has been no misappropriation or unauthorized disclosure of such Trade Secrets that has caused material damage to or disruption of the business of the Company.

(j)             Except as would not be material to the Company, to the Knowledge of Sellers the IT Assets (i) perform in conformance with their intended purpose, and (ii) are free from any material software defect or error that may materially disrupt the business of the Company. To the Knowledge of Sellers, the IT Assets do not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software. To the Knowledge of Sellers, the IT Assets are sufficient to conduct the business of the Company as currently conducted and currently contemplated to be conducted.

(k)            The Company is and has been in material compliance with all applicable Privacy Requirements.

(l)             To the Knowledge of Sellers, no Person has gained unauthorized access to, acquired, or engaged in unauthorized processing of (i) any material Personal Information or material Company Data held by the Company, or (ii) any IT Assets that Process Personal Information or Company Data and owned or maintained by the Company, its customers, subcontractors or vendors (a “Security Breach”) and the Company has no reason to reasonably suspect a Security Breach has occurred. The Company has at all times in the past used commercially reasonable controls to detect, identify and remediate Security Breaches.

(m)           The Company has at all times maintained in place security measures sufficient to comply with applicable Privacy Requirements.

(n)            To the Knowledge of Sellers, there has not been any Order adversely affecting the Company’s use, disclosure or other processing of any Personal Information in any material respect. To the Knowledge of Sellers, there are no facts or circumstances that could constitute a reasonable basis for any Action relating to data privacy, data protection or data security. The Company has not received any communications from nor, to the Knowledge of Sellers, been the subject of any investigation by Ukrainian data protection authority.

Section 4.16          Taxes.

(a)            All material Tax Returns required to have been filed by or with respect to the Company have been timely filed (taking into account any extension of time to file granted or obtained), and such Tax Returns have been duly and accurately prepared in all material respects. All Taxes shown to be payable on such Tax Returns have been paid or will be timely paid and all other Taxes required to be paid by the Company have been timely paid, in each case except for any such Taxes being contested in good faith by appropriate proceedings. There are no ongoing audits, examinations, investigations, or other Actions by any taxing Governmental Authority against the Company. The Company has not received from any taxing Governmental Authority any written or, to the Knowledge of Sellers, oral notice indicating an intent to open an audit or other review, request for information relating to Tax matters, except in the Ordinary Course of Business, or any written or, to the Knowledge of Sellers, oral notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by a taxing Governmental Authority or by operation of the Law against the Company. No deficiency for any amount of Tax has been asserted or assessed by a taxing Governmental Authority in writing against the Company that has not been satisfied by payment, settled or withdrawn. There are no Tax Encumbrances on the assets of the Company (other than Permitted Encumbrances).

(b)            Notwithstanding the foregoing, nothing in this Section 4.16 shall be construed as a representation or warranty with respect to the amount, availability, or usability of any net operating loss, capital loss, Tax basis, Tax asset, Tax accounting method, Tax filing position, or Tax attribute in any Tax period, or portion thereof, beginning after the Closing Date. The representations and warranties contained in this Section 4.16 are the only representations and warranties being made with respect to Taxes.

(c)            The Company is not a party to or bound by any Tax indemnity, sharing, allocation or any similar agreement, or any other contractual obligation to pay the Tax obligations of another Person or to pay the Tax obligations with respect to transactions relating to any other Person (other than (A) any such customary agreements with customers, vendors, lenders, or the like entered into in the Ordinary Course of Business or (B) any agreement where property Taxes are payable with respect to properties leased). The Company has not (i) applied for any Tax ruling or (ii) entered into any Contract with any taxing Governmental Authority. The Company has not entered into any power of attorney with respect to Taxes outside the Ordinary Course of Business.

(d)            The Company has complied in all material respects with all applicable Laws relating to the withholding and payment of Taxes, and the Company has withheld and timely paid all Taxes (including Income Tax on income payable to non-residents) required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, equity holder or other third party. For all sales that are exempt from value added and similar Taxes and that were made without charging or remitting value added or similar Taxes, the Company has properly received and retained any appropriate Tax exemption certificates and other documentation qualifying such sales as exempt in accordance with the applicable Law.

(e)            The Company has not waived, extended, or agreed to extend any applicable statute of limitations relating to any Tax assessment or deficiency applicable to the Company for any period which waiver or extension is still outstanding, unless required by the operation of the Law.

(f)            The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or improper use of, any method of accounting for a taxable period ending on or before the Closing Date, (ii) installment sale or open transaction disposition made on or before the Closing Date, or (iii) prepaid amount or deferred revenue received or realized on or before the Closing Date.

(g)            Full and adequate provision in accordance with PSBO has been made in the Underlying FS for all Taxes payable by the Company for all periods ending on or prior to the date of the Underlying FS and the Company has not incurred any material Taxes outside the Ordinary Course of Business since such date.

(h)            The Company has complied in all material respects with the transfer pricing requirements of the applicable Law, including in respect of any controlled transaction with a Seller or any of its Affiliates, and has filed all reports on transfer pricing compliance required to be filed by it in accordance with the applicable Law. The Company is a registered resident of the Diia City legal regime and has at all times satisfied the qualifying criteria set out in the Law of Ukraine “On Stimulating the Development of the Digital Economy in Ukraine”, and, to the Knowledge of Sellers, no ground exists for the termination of such residency.

(i)            The Company has complied in all material respects with the currency control requirements of the Law of Ukraine “On Currency and Currency Transactions” and the regulations of the National Bank of Ukraine, and has no outstanding material liability for penalties in respect of overdue settlements under export or import contracts or other currency regulation breaches.

Section 4.17          Environmental Matters. The Company is in compliance in all material respect with all applicable Environmental Laws and has obtained and is in compliance in all material respect with all Environmental Permits and there are no written or, to the Knowledge of Sellers, oral claims alleging violation of or liability pursuant to any Environmental Law pending or, to the Knowledge of Sellers, threatened in writing against the Company.

Section 4.18          Material Contracts.

(a)            Section 4.18(a) of the Disclosure Schedule sets forth a complete and accurate list of the following Contracts that are material to the operation of the Company’s business (such Contracts as described in this Section 4.18(a) being “Material Contracts”).

(b)            The Company has made available to Buyer a copy of each written Material Contract. Each Material Contract is valid, binding, in full force and effect, and enforceable by the Company against the parties thereto in accordance with its terms, and is not subject to any material claims; and the Company is not in material breach or default under any of the Material Contracts and to the Knowledge of Sellers no event has occurred which with notice or lapse of time would constitute such a breach or default or which would give rise to any rights of notice, modification, acceleration, payment, cancellation or termination of or by another party under, or in any manner releases any party thereto from any obligation under, except as may be provided in such Material Contract, any such Contract and (iii) to the Knowledge of Sellers, no other Person under any Material Contract is in material breach or default thereunder. The Company has not received written or, to the Knowledge of Sellers, oral notice from any counterparty to a Material Contract that such counterparty is terminating or intends to terminate such Material Contract.

Section 4.19          Customers and Suppliers.

(a)            Section 4.19(a) of the Disclosure Schedule sets forth, for the fiscal years ended December 31, 2024 and December 31, 2025, for the six (6) months ended on the Balance Sheet Date, the top five customers of the Company (collectively, the “Top Customers”), and with respect to each Top Customer, the revenues received for each of the fiscal years ended December 31, 2024 and December 31, 2025, for the six (6) months ended on the Balance Sheet Date.

(b)            The Company has not received any written or, to the Knowledge of Sellers, oral notice indicating that any Top Customer: (i) intends to cease dealing with the Company; (ii) will otherwise reduce the volume of business transacted with the Company below historical levels; (iii) is dissatisfied in any material respect with any product or service of the Company or with its business relationship with the Company; (iv) intends to file for bankruptcy or cessation of business; or (v) otherwise intends to breach or change other material terms of its business with the Company. The Company is not currently engaged in, and, to the Knowledge of Sellers, no conditions, facts or circumstances exist that would reasonably be expected to result in, a material dispute with any Top Customer. All prepaid amounts, deposits, and advance payments received by the Company have been applied and accounted for solely in accordance with the purposes for which they were received and the terms of the applicable Contracts, and have not been diverted, misappropriated, or otherwise misused.

(c)            Section 4.19(c) of the Disclosure Schedule sets forth, for the fiscal years ended December 31, 2024 and December 31, 2025, for the six (6) months ended on the Balance Sheet Date, the top five suppliers of the Company (collectively, the “Top Suppliers”), and with respect to each Top Supplier, the aggregate dollar value of purchases for each of the fiscal years ended December 31, 2024 and December 31, 2025, for the six (6) months ended on the Balance Sheet Date.

(d)            The Company has not received any written or, to the Knowledge of Sellers, oral notice indicating that any Top Supplier: (i) intends to cease supplying goods or services to the Company; (ii) will otherwise reduce the volume of business transacted with the Company below historical levels; (iii) intends to file for bankruptcy or cessation of business; or (iv) otherwise intends to terminate, breach or materially modify its relationship with the Company. The Company is not currently engaged in, and, to the Knowledge of Sellers, no conditions, facts or circumstances exist that would reasonably be expected to result in, a material dispute with any Top Supplier. No supplier to the Company represents the sole source of supply for goods or services used in the conduct of the business of the Company.

(e)            To the reasonable Knowledge of Sellers, based on the Company’s current production capacity, supply chain arrangements, inventory levels, and logistical capabilities, the Company is able to perform its contractual obligations with respect to the delivery of goods in a timely manner and in sufficient quantities, in each case in accordance with the terms and conditions of the applicable Contracts. Except as set forth in Section 4.19(e) of the Disclosure Schedules, to the Knowledge of Sellers, nothing has come to the attention of the Company that would reasonably be expected to materially impair or prevent the Company from fulfilling such delivery obligations in the Ordinary Course of Business.

Section 4.20          Transactions with Affiliates. None of the Direct Sellers, the Indirect Sellers or any of their respective Affiliates, nor any current director, manager or officer of the Company: (a) has any direct or indirect interest (i) in, or is a director, manager, officer or holder of five percent (5%) or more of the equity interests of, any Person that is a material client, customer, supplier, lessor, lessee, debtor, creditor of the Company, or (ii) in any material property, asset or right that is owned or used by the Company in the conduct of its business; or (b) is a party to any material agreement or transaction with the Company (other than (A) employment agreements, benefit plans or compensation arrangements in the Ordinary Course of Business, and (B) any agreement or transaction on arm’s-length terms entered into in the Ordinary Course of Business). There is no outstanding material Indebtedness owed to the Company from any Direct Seller, any Indirect Seller, any current director, manager or officer of the Company, or any of the foregoing Persons’ respective Affiliates.

Section 4.21          Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

Section 4.22          Inventory; Accounts Receivable. To the Knowledge of Sellers, the inventory of the Company is, in all material respects, merchantable and fit for the purpose for which it was procured or manufactured, and is not, in any material respect, slow-moving, obsolete, damaged, or defective, in each case subject to the reserve for inventory writedown (if any) set forth in the Underlying FS, as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business and subject to any damage, loss, obsolescence or impairment arising from or attributable to the armed conflict, martial law, mobilisation orders or military operations in Ukraine. All material accounts receivable of the Company are reflected properly on its books and records and are valid receivables, and are collectible in the Ordinary Course of Business subject to the reserve for bad debts (if any) set forth on the Underlying FS as adjusted for the passage of time through the Closing Date in accordance with the Ordinary Course of Business of the Company. The accounts payable and accruals of the Company have arisen in bona fide arm’s-length transactions in the Ordinary Course of Business, and the Company has been paying its accounts payable in all material respects as and when due.

Section 4.23          Products. To the Knowledge of Sellers, all products manufactured, sold or delivered by the Company have been in conformity (other than any non-conforming that has been fully remedied in the Ordinary Course of Business without resulting in any material liability to the Company) with all applicable warranties, and the Company has not had any material liability for replacement thereof or other damages in connection therewith in excess of any warranty reserve (if any) established with respect thereto on the Underlying FS as adjusted for the passage of time through the Closing Date in accordance with the Ordinary Course of Business of the Company. No products manufactured, sold or delivered by the Company are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale with respect thereto which, in each case, have been made available to Buyer. The Company has not received any written or, to the Knowledge of Sellers, oral notice of any claims for any extraordinary product recalls, returns or warranty obligations relating to any of its products or services. Without limiting the generality of the foregoing, during the twelve (12) month period immediately preceding the Closing Date: (a) no customer has returned, or threatened to return, any goods or products delivered by the Company; (b) the Company has not incurred, nor has any customer asserted or threatened, any fees, penalties, chargebacks, or clawbacks; (c) no delivery by the Company has been faulty, defective, or non-conforming (other than any non-conformity that has been fully remedied in the Ordinary Course of Business without resulting in any material liability to the Company); and (d) no delivery by the Company has been late or delinquent. For the avoidance of doubt, the warranties in this Section 4.23 shall not apply to any damage, loss or injury arising from the use of the Company’s products for their intended military or defence purpose in accordance with their specifications.

Section 4.24          International Trade. Except as set forth on Section 4.24 of the Disclosure Schedule:

(a)            Neither the Company, nor any of its directors, officers or employees is currently, or has been, (i) a Sanctioned Person; (ii) located, organized or resident in a Sanctioned Territory; (iii) engaged in any dealings or transactions with, involving or for the benefit of any Sanctioned Person or in or with any Sanctioned Territory; or (iv) otherwise in violation of applicable Sanctions Laws.

(b)            To the Knowledge of Sellers, the Company is in compliance in all material respects with all applicable Trade Compliance Laws. Without limiting the foregoing:

(c)            the Company has obtained in a timely manner all export licenses and other consents, authorizations, waivers, approvals and orders from, and have made and filed all necessary notices, registrations, declarations and filings with, any Governmental Authority, and has met the requirements of any license exceptions or exemptions, as required in connection with the export and re-export of their products and services, and releases of technology and technical data to foreign nationals located in the United States and abroad (collectively, “Export Approvals”);

(d)            the Company is in compliance in all material respect with the terms of all applicable Export Approvals; and

(e)            To the Knowledge of Sellers, the Company has not made any voluntary or non-voluntary disclosure to any Governmental Authority under the applicable Trade Compliance Laws. To the Knowledge of Sellers, there are no pending inquiries, investigations, or enforcement actions by any Governmental Authority regarding compliance by the Company with respect to the applicable Trade Compliance Laws.

Section 4.25          Anti-Corruption. Neither the Company, nor, to the Knowledge of Sellers, any of its current directors, officers or employees, has directly or indirectly violated in any material respect any applicable Anti-Corruption Laws or made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Government Official. The Company has not made any voluntary or non-voluntary disclosure to any Governmental Authority under the Anti-Corruption Laws. To the Knowledge of Sellers, there are no pending or threatened inquiries, investigations, or enforcement actions regarding compliance by the Company with respect to Anti-Corruption Laws, and no Governmental Authority has assessed any fine or penalty against, or issued any warning letter to, the Company with regard to compliance with Anti-Corruption Laws.

Section 4.26          Government Contracts.

(a)            With respect to any Government Contract, from the date of the Company’s incorporation, there has been, no: (i) civil fraud, criminal or bribery investigation by any Governmental Authority; (ii) internal investigation in connection with any alleged fraud, bribery, contractual noncompliance or any other issue in connection with such Government Contract; (iii) suspension or debarment proceeding against the Company; or (iv) dispute between the Company and a Governmental Authority that has resulted in a government contracting officer’s final decision where the amount in controversy exceeds or is expected to exceed $5,000 in fines, penalties, legal fees, accounting fees or expenses to cure or, which, regardless of any monetary cost, could reasonably be expected to impede the Company from doing business with any Governmental Authority.

(b)            The Company has complied in all material respects with all material contractual requirements specific to each Government Contract (including any milestone, delivery or performance obligations thereunder).

(c)            Neither the Company, nor any of its managers, directors, officers or employees are or have been debarred, suspended or otherwise rendered generally ineligible for award of contracts with any Governmental Authority.

(d)            The Company holds all licences, permits and authorisations required for its activities under the Law of Ukraine “On State Control over International Transfers of Goods of Military Purpose and Dual Use”, and all products supplied by it under any Government Contract have been duly codified and admitted to operation where required. The consummation of the transactions contemplated by this Agreement will not result in the suspension, revocation, variation or non-renewal of any such licence, permit or authorisation, nor give any contracting authority a right to terminate or suspend any Government Contract.

(e)            The Company holds, and has at all times since the date of the relevant Government-Supported Financing held, the status of an enterprise determined by the Ministry of Strategic Industries of Ukraine to be critically important for the functioning of the economy in a special period in the sphere of the defence-industrial complex, and no Action is pending or, to the Knowledge of Sellers, threatened in writing to revoke, suspend or decline to renew that status.

(f)            With respect to each grant, subsidy, below-market-rate financing arrangement, interest-rate subsidy, loan guarantee or similar form of governmental financial assistance to which the Company is a party or under which the Company has received or is entitled to receive any funds, benefits or other support from a Governmental Authority (“Government Funding Arrangement”):

(i)            all applications, proposals, reports and other submissions made by or on behalf of the Company to the applicable Governmental Authority in connection therewith were, at the time of submission, true, accurate and complete in all material respects and did not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(ii)            the Company is, and from the date of its formation has been, in compliance in all material respects with all terms, conditions, covenants, restrictions and requirements of such Government Funding Arrangement (including any conditions on the use or expenditure of funds, reporting obligations, employment or operational requirements and any milestone or performance obligations);

(iii)            no event has occurred and no condition exists that (with or without notice, lapse of time or both) would constitute a default or breach by the Company under, or give any Governmental Authority the right to revoke, suspend, terminate, claw back, recapture or require repayment of any amounts under, such Government Funding Arrangement; and

(iv)            the Company has not received any written (or, to the Knowledge of the Company, oral) notice from any Governmental Authority or other Person alleging any breach, default, non-compliance or potential clawback or recapture with respect to such Government Funding Arrangement.

(g)            With respect to any Government Funding Arrangement that provides for or supports a government guarantee, interest-rate subsidy or other governmental credit enhancement in connection with any Indebtedness of the Company (each, a “Government-Supported Financing”), the Company is, and from the date of its incorporation has been, in compliance in all material respects with all program requirements, eligibility criteria and ongoing obligations applicable to such Government-Supported Financing, and no event has occurred that would cause or permit the applicable Governmental Authority to withdraw, reduce or decline to honor such guarantee, subsidy or credit enhancement.

Section 4.27          Exclusivity of Representations and Warranties. Neither any Direct Seller, any Indirect Seller, the Company, nor any of their respective Affiliates or Representatives is making any representation or warranty concerning the Company of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Article IV and the Ancillary Agreements, and each of the Direct Sellers and the Indirect Sellers hereby disclaims any such other representations or warranties. Without limiting the foregoing, none of the Direct Sellers, the Indirect Sellers, the Company, nor any other Person shall have any liability or indemnification obligation to Buyer, its Affiliates or Representatives or any other Person arising from the delivery, disclosure or use of any information, documentation, projections, forecasts or other materials made available in any data rooms, management presentations or otherwise in connection with the transactions contemplated by this Agreement (including any financial projections or other supplemental data), except to the extent expressly warranted in this Agreement or the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any claim based on or arising out of Fraud.

Article V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers and the Company, as of the date of this Agreement and as of the Closing Date, as follows:

Section 5.1            Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all necessary corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted.

Section 5.2             Authority. Buyer has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and, assuming due execution and delivery by each of the other Parties, constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 5.3            No Conflict; Required Filings and Consents.

(a)            The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate the Governing Documents of Buyer; (ii) conflict with or violate any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected; or (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, any material Contract to which Buyer is a party, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(b)           Buyer is not required to file, seek, or obtain any notice, authorization, approval, order, permit, or consent of or with any Governmental Authority in connection with the execution, delivery, and performance by Buyer of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for any filings required to be made with the SEC and Nasdaq and in connection with obtaining the AMC Approval, the Buyer Stockholder Approval and the Resale Registration Documents.

Section 5.4            Sufficiency of Funds. Buyer has, and shall have at the Closing, sufficient funds to permit Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to pay all related fees and expenses. There is no circumstance or condition that, in the aggregate with all other circumstances and conditions, could reasonably be expected to prevent or substantially delay the availability of such funds at Closing. Notwithstanding anything to the contrary contained herein, Buyer acknowledges and agrees that its obligations to consummate the transactions contemplated hereby are not contingent upon its ability to obtain any third-party financing.

Section 5.5           Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

Section 5.6           Solvency. Buyer is not entering into this Agreement or any Ancillary Agreement with the intent to hinder, delay, or defraud either present or future creditors of the Company. Buyer is solvent as of the date of this Agreement and will be solvent after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements. Assuming: (a) that the representations and warranties set forth in this Article V are true and correct in all material respects; and (b) the satisfaction of the conditions in Section 8.1, Section 8.2, and Section 8.3, the Company shall, after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements, including the payment of the aggregate Purchase Price, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and the payment of all related fees and expenses, be solvent at the Closing. As used in this Section 5.6, “solvent” means, on a particular date, that on such date, (i) the sum of the assets (at a fair market valuation) of Buyer and, after the Closing, the Company, on a consolidated basis, and each of them on a stand-alone basis, shall exceed their liabilities; (ii) each of Buyer and, after the Closing, the Company, on a consolidated basis, and each of them on a stand-alone basis, has not incurred and does not intend to incur and does not believe that it shall incur, liabilities beyond its ability to pay as such liabilities mature; and (iii) each of Buyer and, after the Closing, the Company, on a consolidated basis, and each of them on a stand-alone basis, has sufficient capital and liquidity with which to conduct its business at the Closing.

Section 5.7           Litigation. There are no Actions pending or, to the knowledge of Buyer, threatened, against Buyer, nor is Buyer subject to any judgment, order, or decree of any court or Governmental Authority that would seek to prevent, delay, or burden any of the transactions contemplated by this Agreement and the Ancillary Agreements or the outcome of which is likely to have a material adverse effect on the ability of Buyer to close the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 5.8           Buyer Common Stock. All shares of Buyer Common Stock issued under this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights created by statute, Buyer’s Governing Documents or any Contract to which Buyer is a party or by which it is bound. The issued and outstanding shares of Buyer Common Stock are registered pursuant to Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “SWMR”. There is no suit, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer by Nasdaq or the SEC with respect to any intention by such entity to deregister the Buyer Common Stock or prohibit or terminate the listing of the Buyer Common Stock on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Buyer’s listing of additional shares application in connection with the transactions contemplated by this Agreement. Buyer has taken no action that is designed to terminate or is reasonably expected to result in the termination of the registration of the Buyer Common Stock under the Exchange Act or the listing of the Buyer Common Stock on Nasdaq and is in compliance in all material respects with the listing requirements of Nasdaq.

Section 5.9           SEC Filings. Buyer has in all material respects, filed or furnished, all forms, reports, statements and other documents required to be filed with the SEC (collectively, and together with all exhibits and schedules thereto and all information incorporated therein by reference, the “SEC Reports”). As of their respective dates of filing with the SEC (or, if amended, as of the date of the last such amendment), each of the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder. To the Buyer’s knowledge, none of the SEC Reports, as of their respective dates of filing (or, if amended, as of the date of the last such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.10         No Undisclosed Liabilities. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, Buyer does not have any liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) liabilities reflected or reserved against in Buyer’s most recent balance sheet included in the SEC Reports, (ii) liabilities incurred in the ordinary course of business since the date of such balance sheet, and (iii) liabilities incurred in connection with the transactions contemplated by this Agreement.

Section 5.11         Absence of Buyer Material Adverse Effect. Since the date of the most recent balance sheet included in the SEC Reports through the date of this Agreement, (i) the Buyer has operated in the ordinary course of business, (ii) there has been no Buyer Material Adverse Effect, nor any event occurred that could reasonably be expected to have a Buyer Material Adverse Effect.

Article VI
COVENANTS

Section 6.1           Conduct of Business Prior to the Closing. Except (i) as contemplated by this Agreement, (ii) as set forth on Section 6.1 of the Disclosure Schedule, or (iii) as required by applicable Law, between the date hereof and the Closing Date, unless Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed), (iv) as contemplated to complete actions under the Sellers’ Restructuring (v) as reasonably undertaken in any disaster, emergency, military attack, shelling, armed hostilities, or other situation arising from the ongoing invasion into Ukraine or martial law in Ukraine, where it is not practicable to consult with the Buyer in advance of taking such actions, with the intention of and to the extent only of those matters required to protect the life, health or safety of employees of the Company or to minimise any adverse effect on the Company’s assets or operations, provided that the Company provides written notice to the Buyer as soon as reasonably practicable thereafter and consults the Buyer in good faith on the appropriate actions to be taken going forward, the business of the Company shall be conducted only in the Ordinary Course of Business in all material respects and shall substantially preserve intact its present business organization and goodwill and substantially preserve the current business relationships with Persons with whom the Company has material business dealings, including its customers, suppliers, contractors, licensors, employees, independent contractor, other service providers, vendors and distributors, and the Direct Sellers shall cause the Company not to:

(a)            amend its Governing Documents;

(b)            issue or sell any Equity Interests;

(c)            acquire any corporation, partnership, limited liability company, other business organization, or division thereof or any assets other than asset purchases in the Ordinary Course of Business that are not material, individually or in the aggregate, to the Company taken as a whole;

(d)            adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, or recapitalization;

(e)            declare, set aside, make, or pay any dividends or other distributions (other than dividends and distributions of cash) with respect to any of its Equity Interests;

(f)             reclassify, combine, split, subdivide, redeem, purchase, or otherwise acquire, directly or indirectly, any of its Equity Interests or make any other change with respect to its capital structure;

(g)            enter into any Contract that would be a Material Contract that is in excess of $100,000 if entered into prior to the date hereof other than any such Contracts entered into in the Ordinary Course of Business (including Contracts with customers, vendors, or clients) or terminate, materially modify, amend or waive any term (except for terminating, modifying, amending, waiving in the Ordinary Course of Business) of any Material Contract that is in excess of $100,000;

(h)            authorize, or make any commitment with respect to, any single capital expenditure that (i) is not reflected in the Company’s approved business plan or (ii) that is in excess of $500,000, other than capital expenditure in the Ordinary Course of Business;

(i)             terminate the employment of any Key Employee, independent contractor or other service provider (except for cause);

(j)             grant or announce any cash or equity or equity-based incentive award, bonus, severance or similar compensation, or any increase in the salaries, wages, other compensation rates, bonuses, or other benefits payable or provided by the Company to any of its officers, employees, directors, managers, independent contractors or consultants, (ii) establish, adopt, enter into, amend, modify or terminate any Benefit Plan (or any plan, program, policy, agreement or arrangement that would be a Benefit Plan if in effect on the date hereof), (iii) increase, decrease or accelerate the funding, payment or vesting of the compensation or benefits provided under any Benefit Plan or otherwise or (iv) make any other material change in employment terms for any of its directors, managers, officers, or Key Employees;

(k)             recognize or commit to recognize any labor organization, employee, independent contractor or other service provider, or employee representative group as the exclusive collective bargaining representative of any employee, independent contractor or other service provider of the Company;

(l)              make any material change in any method of accounting or accounting practice or policy, except as required by applicable Law;

(m)            make, revoke or modify any material Tax election, make any material change in any accounting method in respect of Taxes, enter into any Tax allocation, Tax sharing or Tax indemnity agreement or any closing or other agreement with any Governmental Authority in respect of Taxes, settle or compromise any material Tax proceeding or Tax liability, surrender any right to claim a material refund of Taxes, file or cause to be filed any amended Tax Return or any claim for a material refund for Taxes previously paid, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(n)            initiate, settle, cancel, compromise, waive or release any material Action or other material right or claim, other than in the Ordinary Course of Business; or any settlement or compromise solely for monetary damages that is in excess of $100,000 discharged and paid in full prior to the Closing Date without liability after the Closing to the Company, Buyer or its Affiliates;

(o)            (i) incur, assume, secure, provide credit support in respect of, or guaranty any Indebtedness, or (ii) mortgage, pledge or subject to any Encumbrance (other than a Permitted Encumbrance) any portion of its assets (in each case of (i) and (ii) that is in excess of $100,000, other than in the Ordinary Course of Business; and to the extent such item will be discharged or released at the Closing without liability after the Closing to the Company, Buyer or its Affiliates); or

(p)            agree to do any of the foregoing, or any action or omission that would result in any of the foregoing.

If the Direct Sellers or the Company have requested the Buyer’s consent pursuant to this Section 6.1, the Buyer must respond in writing no later than five (5) Business Days after such request has been notified to the Buyer in writing, failing which consent shall, without further action, be deemed to have been given.

Notwithstanding the foregoing, the Company may use all available cash to pay any Transaction Expenses or Indebtedness prior to the Reference Time, for cash distributions or cash dividends to Sellers in the Ordinary Course of Business. From immediately prior to the Reference Time through the Closing, the Company shall not pay any cash dividend, distribution or other payment to any Direct Seller, Indirect Seller or any of their respective Affiliates, other than any payments under the compensation owed solely with respect to any such Sellers’ employment relationship with the Company in the Ordinary Course of Business or required to be made under the terms of this Agreement. In addition, notwithstanding any other provision herein to the contrary, from and immediately prior to the Reference Time through the Closing, the Company shall not repay any Indebtedness or pay any Transaction Expenses. Nothing contained in this Agreement or any Ancillary Agreement shall be deemed to give Buyer, directly or indirectly, the right to control the business and operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control over its business and operations.

Section 6.2           Access to Information.

(a)            From the date hereof until the Closing Date, upon reasonable advance written notice, the Company shall afford Buyer and its Representatives reasonable access to the properties, offices, plants and other facilities, books and records of the Company for any reasonable purpose related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby; provided, however, that any such access shall be conducted during normal business hours, under the supervision of the Company’s personnel, and in such a manner as not to unreasonably interfere with the normal operations of the Company, and is subject to the terms and conditions of the Non-Disclosure Agreement.

(b)            Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, the Company shall not be required to provide access to any information to Buyer or its Representatives if the Direct Sellers determines, in its sole discretion, that: (i) such access would jeopardize any attorney-client or other legal privilege; (ii) such access would violate any applicable Laws; (iii) the information to be accessed is pertinent to any litigation in which the Company or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, are adverse parties; or (iv) the information to be accessed relates to any consolidated, combined, or unitary Tax Return filed by any Seller or the Company or any of its Affiliates or any of its respective predecessor entities. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, the Indirect Sellers, Direct Sellers and Company shall not be required to provide access to any information in any form about military Intellectual Property, military products, technology to Buyer or its Representatives or otherwise that would violate the applicable Laws on export control in Ukraine prior to the Closing.

(c)            Except with respect to Tax matters which shall be governed exclusively by Article VII, in order to facilitate the resolution of any claims made against or incurred by Sellers (as it relates to the Company), for a period of three (3) years after the Closing, Buyer shall: (i) retain the books and records relating to the Company existing on the Closing Date and relating to periods prior to the Closing; and (ii) upon reasonable prior written notice, afford the Representatives of Sellers reasonable access (including the right to make, at Sellers’ expense, copies thereof), during normal business hours, to such books and records.

(d)            From the date hereof until the Closing Date, subject to applicable Laws and the terms of this Agreement, the Parties shall use commercially reasonable efforts to cooperate to adapt the Company’s information systems, including cybersecurity evaluations and preparation for enterprise resource planning migration work, with a view to enable the Company to operate without disruption at Closing.

Section 6.3           Confidentiality.

(a)            Each of the Parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other Parties in connection with the transactions contemplated hereby pursuant to the terms of that certain Mutual Non-Disclosure Agreement, dated as of May 19, 2026 (the “Non-Disclosure Agreement”) by and between the Company and Buyer, which shall continue in full force and effect until the Closing Date, at which time such Non-Disclosure Agreement and the obligations of the Parties under this Section 6.3 shall terminate; provided, however, that after the Closing Date, the Non-Disclosure Agreement shall terminate only in respect of that portion of the Confidential Information (as defined in the Non-Disclosure Agreement) exclusively relating to the transactions contemplated by this Agreement and the Ancillary Agreements. If for any reason this Agreement or any Ancillary Agreement is terminated prior to the Closing Date, the Non-Disclosure Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b)            For a period of 3 years following the Closing Date, Indirect Sellers, Direct Sellers shall, and shall cause its Affiliates and Representatives to, hold in confidence any nonpublic information that is proprietary or competitively sensitive (“Confidential Business Information”) to the extent relating to the Company; provided that the foregoing restriction shall not apply to information (i) that is in the public domain or enters into the public domain through no fault of Sellers, (ii) to the extent used by Sellers in connection with any financial reporting required by applicable Law, including any applicable rules of any stock exchange or quotation system, (iii) that Sellers are required by Law or required pursuant to legal or regulatory process to disclose, (iv) that was independently developed by them without reference to or use of any Confidential Business Information, (v) that was received by Sellers from a third party without restriction on disclosure and without breach of any obligation of confidentiality, (vi) disclosed by them to their professional advisors (including legal counsel, accountants, and tax advisors) who are bound by professional duties of confidentiality, or (vii) disclosed in connection with any Action or dispute arising under or relating to this Agreement or any Ancillary Agreement; provided, that, in the event of any disclosure in accordance with the foregoing clauses (ii) or (iii), Sellers shall use commercially reasonable efforts to obtain confidential treatment of any such Confidential Business Information disclosed, and shall promptly notify Buyer of any such disclosure to the extent permitted under applicable Law.

Section 6.4             Consents and Filings; Further Assurances.

(a)            Each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper, or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable and if it is required under the applicable Law, including to: (i) obtain from Governmental Authorities all consents, approvals, authorizations, qualifications, and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; and (ii) promptly (and in no event later than five Business Days after the date hereof) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Ancillary Agreements required to be obtained in connection with the AMC Approval or under any other applicable Law. The Buyer shall bear one hundred percent (100%) of all filing fees incurred in relation to the AMC Approval.

(b)            Without limiting the generality of the Parties’ undertaking pursuant to Section 6.4(a), Buyer agrees to use commercially reasonable efforts and to take any and all steps necessary, proper, or advisable to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation Law that may be asserted by any Governmental Authority or any other party so as to enable the Parties to close the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable and in no event later than the Outside Date; provided, however, that notwithstanding the foregoing or any other provision of this Agreement, Buyer shall in no event be required to propose, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise, the sale, divesture, or disposition of its assets, properties, or businesses or of the assets, properties, or businesses to be acquired by it pursuant hereto. Buyer shall not be required to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order, or judgment (whether temporary, preliminary, or permanent) that would prevent the Closing by the Outside Date.

(c)            If Section 6.4(a) applies, each of the Parties shall promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement or any Ancillary Agreement and permit the other Parties to review in advance any proposed communication by such Party to any Governmental Authority. No Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation, or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the Non-Disclosure Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including in connection with the AMC Approval. Subject to the Non-Disclosure Agreement, the Parties will provide each other with copies of all correspondence, filings, or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Ancillary Agreements and the transactions contemplated hereby or thereby.

Section 6.5             Public Announcements. No Party shall issue, or permit any of its Affiliates or Representatives to issue, any press release or other public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned, or delayed); provided that (i) Buyer shall have the exclusive right to determine the timing, content and manner of all disclosures required under the Exchange Act, the Securities Act, SEC rules and regulations, and the rules of Nasdaq, subject to providing Sellers with a reasonable opportunity to review and comment on any such disclosure prior to filing or publication to the extent practicable and permitted by applicable Law, and Buyer shall consider any such comments in good faith; (ii) Buyer shall not include the names of any Indirect Seller, Direct Seller, consideration terms or in any press release or public disclosure without the prior written consent of such Person (not to be unreasonably withheld), except to the extent required by applicable Law, SEC rules, or Nasdaq rules; (iii) with respect to the initial press release announcing the transactions contemplated hereby, Buyer shall provide Sellers with a reasonable opportunity to review and comment on such press release prior to its publication; and (iv) Sellers shall cooperate in providing all information reasonably requested by Buyer for inclusion in SEC filings, registration statements, proxy statements, information statements or other required public disclosures. Notwithstanding the foregoing, any Party may make such necessary disclosures as, and solely to the extent, required by applicable Law or by securities exchange or stock exchange regulations. The Parties hereby agree that all press releases and other announcements by Buyer, its Affiliates and agents to be made on September 10, 2026 have been reviewed and approved by each other Party.

Section 6.6             D&O Indemnification and Insurance.

(a)            Buyer agrees that all rights to indemnification or exculpation now existing as of the date of this Agreement in favor of the directors, officers, employees, and agents of the Company, as provided in the Company’s Governing Documents as in effect immediately prior to the date hereof, shall survive the Closing and shall continue in full force and effect for a period of three (3) years following the Closing Date and that the Company will perform and discharge the obligations to provide such indemnity and exculpation after the Closing; provided, however, that all rights to indemnification and exculpation in respect of any Action arising out of or relating to matters existing or occurring at or prior to the Closing Date and asserted or made within such three- (3) year period shall continue until the final disposition of such Action. From and after the Closing, Buyer shall not, and shall cause each of its Affiliates (including, after the Closing, the Company) not to, amend, repeal, or otherwise modify the indemnification provisions of the Company’s Governing Documents as in effect immediately prior to the date hereof in any manner that would adversely affect in any material respect the rights thereunder of individuals who at the Closing were directors, officers, employees, or agents of the Company.

(b)            The Parties acknowledge that the Company does not have an irrevocable D&O “tail policy”. If the Buyer reasonably requests so, the Company shall arrange for such “tail policy” and the fees, costs, and expenses incurred in connection with such “tail policy” shall be borne 100% by the Buyer.

(c)            In the event Buyer, the Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, Buyer shall make proper provision so that the successors and assigns of Buyer or the Company, as the case may be, shall assume the obligations set forth in this Section 6.6.

(d)            The provisions of this Section 6.6 shall survive the consummation of the Closing and continue for the periods specified herein. This Section 6.6 is intended to benefit the directors and officers of the Company and its respective heirs, successors, and assigns (whether or not Parties), each of whom shall have the right to enforce this Section 6.6. Each of the Persons referenced in the immediately preceding sentence are intended to be third-party beneficiaries of this Section 6.6.

Section 6.7             Seller Release of Claims. Effective as of the Closing, Indirect Sellers, Direct Sellers on behalf of themselves and their Affiliates and their respective heirs, executors, administrators, successors, assigns, and personal and legal representatives, in each case as applicable (collectively, “Releasors”), irrevocably, knowingly and voluntarily (a) fully releases, discharges, and covenants not to sue the Company, and its respective Affiliates and each of their respective past, present directors, managers, officers, employees, agents, predecessors, successors, assigns, equity holders, subsidiaries, partners, joint ventures, attorneys, representatives and insurers, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from any and all disputes, claims, controversies, demands, damages, rights, obligations, judgments, causes of action, and liabilities of any nature whatsoever existing at or prior to Closing (the “Released Claims”) and (b) agrees that no Releasor will bring or voluntarily participate in or assist in any Action that relates to any matter released pursuant to this Section 6.7. Notwithstanding the foregoing, the Released Claims do not include, and the provisions of this Section 6.7, shall not release or otherwise diminish the obligations of Buyer or its Affiliates (other than the Company) set forth in or arising under any provisions of this Agreement or the Ancillary Agreements. Sellers hereby acknowledge that the Releasors or the Released Parties may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of the release set forth in this Section 6.7, and Sellers further acknowledge that such release will remain in full force and effect, notwithstanding the existence of any different or additional facts that might have materially affected Sellers’ willingness to enter into such release on his behalf and on behalf of the Releasors. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, such Indirect Sellers, Direct Sellers do not hereby release any of the Released Parties with respect to (a) any rights or claims expressly available to them pursuant to this Agreement or any Ancillary Agreement (including the right to receive the Purchase Price, Earnout Consideration), including any employment agreement, or (b) any right or claim relating to Fraud or criminal conduct by the Released Parties or (c) any right or claim that may not be released under applicable Law.

Section 6.8             Non-Competition; Non-Solicitation.

(a)            For a period of three (3) years from the date of this Agreement (the “Restricted Period”), each of Indirect Sellers, Direct Sellers and their Affiliates agree that, without the prior written consent of Buyer, the Indirect Sellers will not, and will cause their respective Affiliates not to, directly or indirectly (whether by themselves, through an Affiliate in partnership or conjunction with or as a manager, member, owner, consultant or agent of, any other Person or otherwise), engage in the UGV Business as conducted as of the Closing Date (a “Competing Business”) within the territory of Ukraine; provided, however, that nothing in this Section 6.8(a) shall be deemed to limit in any way or preclude Indirect Sellers or their Affiliates (i) from owning securities of any entity engaged in any Competing Business which has outstanding publicly traded securities, so long as Person’s direct holdings in any such entity shall not in the aggregate constitute more than three percent (3%) of the voting power of such entity or (ii) from owning passive investments indirectly through investment syndicates, venture capital funds, private equity funds in any entity engaged in any Competing Business; provided, that such funds are not controlled by such Indirect Seller or its Affiliates. The Buyer acknowledges that as of the date of this Agreement Paliienko is engaged in business of FPV drones conducted through LLC “IS Aerial Vehicles” (Ukraine) which is competing with the Competing Business and thus Paliienko shall not be deemed to breach the covenants in this Section 6.8(a) during the Restricted Period by virtue of such engagement. Notwithstanding the foregoing, Paliienko, Gorovyi and Murashko and their applicable Affiliates shall be permitted to own securities of any entity engaged in any Competing Business which has outstanding publicly traded securities, so long as Paliienko’s, Gorovyi’s and Murashko’s or their applicable Affiliates’ direct holdings in any such entity shall not in the aggregate constitute more than twenty percent (20%) of the voting power of such entity.

(b)            During the Restricted Period, the Indirect Sellers shall not, and shall cause its Affiliates not to, without the prior written consent of Buyer, directly or indirectly (whether through an Affiliate in partnership or conjunction with or as a manager, member, owner, consultant or agent of, any other Person or otherwise), solicit or hire or employ or seek to entice away from Buyer or its Affiliates (including the Company) for employment, any current employee of Buyer or its Affiliates (including the Company) who was an employee, independent contractor or other service provider as of the Closing (“Covered Employee”); provided that (i) neither Indirect Sellers nor any of their respective Affiliates will be deemed to have solicited any such Covered Employee who responds to any general media advertisement or job posting placed by or on behalf of Indirect Sellers or any of his Affiliates that is not directed at any Covered Employee prior to any direct or indirect solicitation by Indirect Sellers or any of his Affiliates, and (ii) neither Indirect Sellers nor any of their respective Affiliates may solicit any such Covered Employee whose employment has been terminated by Buyer or its Affiliates (including the Company) not less than one (1) year prior to any direct or indirect solicitation by Indirect Sellers or any of his Affiliates.

(c)            In the event that any of the covenants contained in this Section 6.8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of being too extensive in any other respect, the covenants contained in this Section 6.8 shall be interpreted to extend only over the longest period of time for which they may be enforceable, and/or over the largest geographical area as to which they may be enforceable and/or to the maximum extent in all other aspects as to which they may be enforceable, all as determined by such court in such action. Buyer shall procure that the covenants in this Section 6.8, to the extent covering the territory of Ukraine, are notified to and cleared by the AMC as part of the AMC Approval.

(d)            Following the Closing, if any Indirect Seller (or any Affiliate thereof) breaches, or threatens to commit a breach of any of the provisions of this Section 6.8, Buyer and the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer or the Company (or any Affiliate thereof) under law or in equity:

(i)            the right and remedy to have such provision specifically enforced in accordance with Section 11.11; and

(ii)           the right and remedy to recover from Indirect Sellers all Losses suffered by Buyer or the Company, as the case may be, as the result of any acts or omissions constituting a breach of this Section 6.8 in accordance with Section 9.8.

(e)            Each of the restrictions contained in Section 6.8(a) and Section 6.8(b) shall not be effective unless and until: (i) the AMC Approval has been granted in respect of the restrictive covenants contained in Section 6.8(a) and Section 6.8(b), or (ii) the AMC has confirmed in writing that the AMC Approval is not required for the restrictive covenants contained in Section 6.8(a) and Section 6.8(b), or (iii) the AMC Approval has been granted in respect of some restrictive covenants contained in Section 6.8(a) and Section 6.8(b), and the AMC has confirmed in writing that the AMC Approval is not required for the remaining restrictive covenants contained in Section 6.8(a) and Section 6.8(b) and, for the avoidance of doubt, notwithstanding any requirement to obtain the AMC Approval, it is understood between the Parties that in the event that the AMC Approval is given for a time period of less than the Restricted Period then these provisions shall apply in full except that Section 6.8(a) and Section 6.8(b) shall be deemed to have been amended to apply only for such lesser time period for which the AMC Approval has been obtained.

(f)             Upon any Party’s written request and where possible and necessary, the other Parties shall use and/or shall procure that their respective Affiliates (including the Company) use all reasonable endeavours in assisting such Party, including providing such Party as soon as reasonably possible with the documents which are in the other Parties’ possession and which are reasonably required for the completeness of the filings to the AMC for the AMC Approval and preparing of the filing to the AMC containing relevant information. The Parties shall provide the AMC with such additional information, documentation and assistance as may be required as soon as practicable. The Party making the respective filings shall send to the other Parties copies of any filing and/or written communication with the AMC to the extent permitted by the applicable Law.

(g)            The Parties agree that, in the event that the AMC Approval is given for a time period of less than the Restricted Period, then they shall use their respective reasonable endeavours to apply for a new approval of the AMC in relation to the restrictive covenants in Section 6.8(a) and Section 6.8(b) for as long a reasonably period as possible to comply with the Restricted Period.

(h)            Each of the Indirect Sellers and the Direct Sellers hereby acknowledges that it considers the restrictions contained in Section 6.8(a) and Section 6.8(b) to be reasonable and that the duration, extent and application of each of these restrictions is no greater than is necessary for the protection of the goodwill of the business of the Company and that the Buyer has entered into this Agreement in reliance thereon.

Section 6.9             Proxy Statement and Other SEC Filings; Buyer Stockholder Meeting.

(a)            As promptly as reasonably practicable following the date hereof, and in any event no later than thirty (30) calendar days after the date hereof, Buyer shall prepare (and Sellers and the Company shall provide reasonable assistance and cooperation, including by promptly furnishing information, financial statements, backup materials and other support reasonably requested by Buyer or its Representatives, in connection therewith), and Buyer shall file with the SEC, a proxy statement (the “Proxy Statement”) relating to the approval of the issuance of the Consideration Shares pursuant to this Agreement by the affirmative vote of holders of shares of Buyer Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Buyer Common Stock present or represented at the Buyer Stockholders’ Meeting and voting affirmatively or negatively (“Buyer Stockholder Approval”); provided, further, that Buyer shall not file any Applicable SEC Filing, or any amendment or supplement thereto, containing information concerning Sellers, the Company or the Business in a form to which Sellers have reasonably objected in writing. Buyer shall use its reasonable best efforts to ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act. Buyer shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Buyer Common Stock as promptly as practicable following the date on which Buyer files with the SEC the Proxy Statement in definitive form, following confirmation from the staff of the SEC (whether orally or in writing) that the comment process with respect to the Proxy Statement, if any, has concluded. Buyer shall promptly notify Sellers upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as reasonably practicable after receipt thereof, provide Sellers with copies of all correspondences between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Sellers of any oral comments with respect to the Proxy Statement received from the SEC. Buyer shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing in definitive form the Proxy Statement (or any amendment or supplement thereto), or responding to any comments received from the SEC with respect thereto, Buyer shall provide Sellers a reasonable opportunity to review and comment on the portions of such document or response that relate to Sellers, the Company or the Business. Sellers and the Company shall reasonably cooperate to prepare appropriate responses thereto (and will provide Buyer with copies of any such responses proposed to be given to the SEC) and make such modifications to the Proxy Statement as shall be reasonably appropriate with respect to information concerning Sellers, the Company or the Business; provided that Buyer shall retain final control over the preparation, filing, amendment, supplementation, mailing and distribution of the Proxy Statement and any other Applicable SEC Filing (as defined below), and over all responses to comments or requests from the SEC or its staff.

(b)            The Parties shall reasonably cooperate in preparing and filing with the SEC the Proxy Statement and any necessary amendments or supplements thereto. Sellers and the Company shall furnish all information concerning Sellers, the Company and the Business (including any audited and unaudited financial statements of the Company that may be required under Regulation S-X, including Rule 3-05 and Rule 8-02 and 8-03 thereunder, as applicable, and Article 11 pro forma financial information), as required under applicable securities laws in connection with (i) the preparation, filing and distribution of the Proxy Statement and any necessary amendments or supplements thereto, (ii) the preparation and filing of a Current Report on Form 8-K reporting the Closing and any necessary amendments thereto (the “Closing 8-K”), (iii) the preparation, filing and distribution of any registration statement and related prospectus registering the resale of the Consideration Shares and any necessary amendment or supplements thereto (the “Resale Registration Documents”) pursuant to the Registration Rights Agreement and (iv) the preparation, filing and distribution of any amendment or supplement to Buyer’s Registration Statement on Form S-1 (Registration No. 333-296678), filed with the SEC on June 10, 2026 and declared effective by the SEC on June 15, 2026, related to the registration of Buyer Common Stock issued pursuant to the liquidity line common stock purchase agreement, dated as of June 10, 2026, by and between the Buyer and Lucid Capital Markets, LLC (as amended, the “ELOC Registration Statement” and, together with the Proxy Statement, the Closing 8-K, and the Resale Registration Documents, the “Applicable SEC Filings”). Notwithstanding the foregoing, Sellers shall not be required to provide information about, or bear any responsibility for the accuracy of disclosures concerning, the terms of the ELOC or Buyer’s arrangements with Lucid Capital Markets, LLC. Sellers and the Company shall provide such information as promptly as reasonably practicable and in any event within three (3) Business Days following Buyer’s reasonable request therefor, unless a shorter period is reasonably required to respond to SEC comments, comply with applicable Law or meet applicable filing or mailing deadlines. Sellers and the Company shall ensure that all information supplied by or on behalf of Sellers or the Company for inclusion or incorporation by reference in the Applicable SEC Filings will not, at the time such information is supplied, at the time the Applicable SEC Filing is filed with the SEC, at the time the Proxy Statement is first mailed or otherwise made available to Buyer’s stockholders and at the time of the Buyer Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading. Buyer shall provide Sellers a reasonable opportunity to review and, if necessary, update any information previously supplied by Sellers or the Company prior to each such testing date. Buyer shall use commercially reasonable efforts to ensure that all information included in the Applicable SEC Filings, other than information supplied by or on behalf of Sellers or the Company, will not, at the time such Applicable SEC Filing is filed with the SEC, at the time the Proxy Statement is first mailed or otherwise made available to Buyer’s stockholders or at the time of the Buyer Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Sellers shall use their best efforts to obtain any necessary written consent of the auditor of the audited financial statements of the Company for the inclusion of its audit report on such audited financial statements in the Applicable SEC Filings for which such consent is required in order for such audit report to be included in such filing. Sellers and the Company shall use best efforts to cause the Company’s independent auditors to cooperate with Buyer and its Representatives in connection with the Applicable SEC Filings, including by providing audit reports, review reports, consents, customary comfort or similar support, assistance with pro forma financial statements and other information reasonably requested by Buyer or required by the SEC.

(c)            The Proxy Statement shall state that the board of directors of Buyer (the “Buyer Board”) has approved this Agreement and the transactions contemplated by this Agreement and the Ancillary Agreements, approved and declared advisable the issuance of shares of Buyer Common Stock contemplated by this Agreement and include (i) the recommendation of the Buyer Board to vote in favor thereof (the “Buyer Board Recommendation”) and (ii) any other proposal that the Buyer Board reasonably deems necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. None of the Buyer Board or any duly authorized committee thereof shall (A) fail to include in the Proxy Statement the Buyer Board Recommendation or fail to make the Buyer Board Recommendation, or (B) withdraw, modify or qualify the Buyer Board Recommendation in any manner adverse to Sellers.

(d)            Buyer shall advise Sellers promptly after receiving oral or written notice of (i) any requirement that Buyer supplement or amend the Proxy Statement (whether to correct a misstatement or omission to state a material fact or otherwise) or (ii) any oral or written request by the SEC for amendment of the Proxy Statement or SEC comments thereon or requests by the SEC for additional information. Buyer shall promptly provide Sellers with copies of any written communication from the SEC with respect to the Proxy Statement and Buyer, Sellers and the Company shall cooperate to prepare appropriate responses thereto (and will provide each other with copies of any such responses given to the SEC) and make such modifications to the Proxy Statement as shall be reasonably appropriate; provided that Buyer shall retain final control over all such responses and modifications, subject to considering in good faith Sellers’ reasonable and timely comments with respect to information concerning Sellers, the Company or the Business.

(e)            If any event or circumstance shall be discovered by a Party that should be set forth in an amendment or a supplement to the Proxy Statement so that any such document would not include any misstatement of a material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other parties hereto and the Parties shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, in the case of Buyer to the extent required by Law, disseminated to stockholders.

(f)            Each of Sellers, the Company and Buyer shall use its reasonable best efforts to (i) cooperate with the other party to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for the Applicable SEC Filings, including the requirements of Regulation S-X, and (ii) provide and make reasonably available upon reasonable notice the senior management employees of the other party to discuss the materials prepared and delivered pursuant to this Section 6.9(f).

(g)            Buyer shall take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the “Buyer Stockholders’ Meeting”) as promptly as practicable following the date on which the SEC clears (whether orally or in writing) the Proxy Statement for the purpose of obtaining the Buyer Stockholder Approval. Buyer shall include in the Proxy Statement the Buyer Board Recommendation and solicit and use its reasonable best efforts to obtain the Buyer Stockholder Approval. If, on a date for which the Buyer Stockholders’ Meeting is scheduled, Buyer shall have not received proxies representing a sufficient number of shares of outstanding Buyer Common Stock to obtain the Buyer Stockholder Approval, or if necessary to make or modify any disclosure contained in the Proxy Statement in order to comply with applicable Law (as determined in good faith by the Buyer Board), irrespective of whether a quorum is present, Buyer shall have the right to announce one or more successive postponements or adjournments of the Buyer Stockholders’ Meeting; provided that the Buyer Stockholders’ Meeting is not postponed or adjourned, in the aggregate, to a date that is more than thirty (30) days after the date for which the Buyer Stockholders’ Meeting initially was scheduled (excluding, however, any adjournments or postponements required by applicable Law or determined by the Buyer Board in good faith to be necessary or advisable to comply with applicable Law, respond to or resolve SEC comments, make or supplement disclosure, solicit additional proxies, obtain the Buyer Stockholder Approval or satisfy applicable securities exchange requirements); provided, further, that in no event shall the Buyer Stockholders’ Meeting be postponed or adjourned to a date later than fifteen (15) Business Days prior to the Outside Date.

(h)            Buyer shall not be deemed to have breached any obligation under this Section 6.9, and no delay shall be counted against any deadline applicable to Buyer under this Section 6.9, to the extent (but only to the extent) such breach or delay is directly and proximately caused by the failure of Sellers, the Company or any of their respective Representatives to timely provide information, financial statements, auditor consents, audit support, backup materials, access or cooperation required by this Section 6.9; provided that (i) Buyer shall have notified Sellers in writing within three (3) Business Days of becoming aware of any such failure, specifying in reasonable detail the information or cooperation required, and (ii) Sellers shall have failed to cure such failure within five (5) Business Days after receipt of such notice.

Article VII
CERTAIN TAX MATTERS

Section 7.1             Filing of Tax Returns.

(a)            As and when required by applicable Law, Sellers shall cause the Company to prepare all Tax Returns of the Company with respect to Income Taxes for Tax periods ending on or before the Closing Date, the due date of which (taking into account extensions) is after the Closing Date (each, a “Seller Prepared Return”). Such Seller Prepared Returns shall be prepared consistent with the past practices of the Company, except as otherwise required by applicable Law or this Agreement. Sellers shall provide Buyer with copies of any Seller Prepared Returns at least 30 days before the due date for filing thereof for Buyer’s review and consent (which consent shall not be unreasonably withheld, conditioned, or delayed). Subject to Section 7.1(c), the Party required under applicable Law to file a Seller Prepared Return shall timely file such Seller Prepared Return.

(b)            As and when required by applicable Law, Buyer shall, at the expense of the Company, timely prepare and file all other Tax Returns required to be filed after the Closing Date by the Company for Tax periods ending on or before the Closing Date, the due date of which (taking into account extensions) is after the Closing Date, and for any Straddle Period (each, a “Buyer Prepared Return”). Such Buyer Prepared Returns shall be prepared consistent with the past practices of the Company. Buyer shall provide Sellers with copies of any Buyer Prepared Return at least 30 days before the due date for filing thereof, along with supporting work-papers, for Sellers’ review and consent (which consent shall not be unreasonably withheld, conditioned, or delayed).

(c)            Sellers and Buyer shall attempt in good faith to resolve any disagreements regarding any Tax Return described in this Section 7.1 before the due date for the filing of such Tax Return. If Sellers and Buyer are unable to resolve any disagreement within fifteen (15) days following the preparing Party’s delivery of such Tax Return to the reviewing Party, such dispute shall be resolved by the Independent Accounting Firm. If the Independent Accounting Firm cannot resolve a dispute before the due date for filing the applicable Tax Return, the Tax Return shall be filed as prepared by the preparing Party (but reflecting any changes to which Sellers and Buyer have agreed) and an amendment shall be made to such Tax Return if the Independent Accounting Firm determines that such amendment is required. The fees and expenses of the Independent Accounting Firm shall be borne by the Parties in accordance with Section 2.4(f).

Section 7.2             Tax Cooperation. Sellers and Buyer shall furnish or cause to be furnished to each other, upon written request, as promptly as practicable, such information and assistance relating to the Company (including access to the books and records of the Company and timely provision of powers of attorney or similar authorizations) as is reasonably necessary for the filing of all Tax Returns described in Section 7.1, the preparation for any audit by any Governmental Authority, the prosecution or defense of any Action relating to any Taxes or Tax Return relating to the Company, and compliance with Tax filing obligations after the Closing by Sellers. Without limiting the generality of the foregoing, Buyer shall retain, and shall cause the Company to retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such Tax Returns for all Tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other Parties with a reasonable opportunity to review and copy the same. Each Party shall bear its own expenses in complying with the provisions of this Section 7.2. Notwithstanding anything herein to the contrary, Sellers shall have no right in respect of any consolidated, affiliated, combined or other similar Tax Return that includes the Buyer or any of its Affiliates.

Section 7.3             Tax Refunds. Sellers shall be entitled to any refunds of, or credits against, any Taxes of the Company for any Pre-Closing Tax Period (or the pre-Closing portion of any Straddle Period), except to the extent that such refunds or credits were taken into account in the computation of the Purchase Price. The Buyer shall be entitled to any refunds of, or credits against, any Taxes of the Company for any Post-Closing Tax Period (or the post-Closing portion of any Straddle Period). Each Party shall pay, or cause its Affiliates to pay, to the other Party entitled to a refund or credit under this Section 7.3 (net of any Taxes incurred by the Party receiving such refund or credit) the amount of such refund or credit within fifteen (15) days of the actual receipt thereof or the application of such refund or credit against amounts otherwise payable. Neither Buyer nor any of its Affiliates shall be required to carry back any item of loss, deduction or credit arising in a Post-Closing Tax Period to a Pre-Closing Tax Period without the prior written consent of Sellers.

Section 7.4             Post-Closing Actions. Unless required by applicable Law, none of Buyer, the Company, nor any of their respective Affiliates shall (or shall cause or permit the Company to), to the extent such action could reasonably be expected to increase the liability of Sellers for Taxes: (a) amend any Tax Return relating in whole or in part to the Company, for any Tax period ending on or before the Closing Date or any Straddle Period; (b) make any Tax election that has retroactive effect to any Pre-Closing Tax Period; (c) file any ruling or request with any Taxing Authority that relates to Taxes or Tax Returns of the Company for a Pre-Closing Tax Period; or (d) enter into any voluntary disclosure with any Taxing Authority regarding any Tax or Tax Returns of the Company for a Pre-Closing Tax Period (including any voluntary disclosure with a Taxing Authority with respect to filing Tax Returns or paying Taxes for any Pre-Closing Tax Period in a jurisdiction that the Company did not previously file a Tax Return or pay Taxes), in each case, without the prior written consent of Sellers, which may be withheld in his sole discretion.

Section 7.5             Allocation of Taxes. For purposes of this Agreement, the portion of Taxes that are allocable to the portion of a Straddle Period ending on and including the Closing Date shall be determined as follows: (a) in the case of Taxes based upon or related to income, sales, use, receipts, levels of activity, transfers or assignments of property, payments, or accruals to other Persons (including payroll and withholding Taxes), on the basis of an interim closing of the books at the end of the Closing Date; and (b) in the case of any Taxes not apportioned under clause (a) above, such as real property Taxes, personal property Taxes, and similar ad valorem Taxes or obligations, and similar Taxes imposed on a periodic basis, the portion of such Taxes attributable to the portion of the Straddle Period ending on and including the Closing Date shall be equal to the product of such Taxes for the entire Straddle Period, multiplied by a fraction, the numerator of which is the number of days in the Straddle Period from the beginning of the Straddle Period through and including the Closing Date, and the denominator of which is the total number of days in the entire Straddle Period; provided, however, that any Taxes arising from or related to transactions engaged in by the Company on the Closing Date after the Closing and not contemplated in this Agreement shall be allocated to a Tax period (or portion of a Straddle Period) beginning on the day after the Closing Date.

Section 7.6             Control of Audits. After the Closing Date, each Party shall notify the other Party upon receiving notice of any audit, investigation, or administrative or judicial proceeding involving any Tax Returns of the Company with respect to Income Taxes for any Tax Period ending on or before the Closing Date or any Straddle Period, to the extent such audit, investigation or proceeding could reasonably be expected to increase the liability of such other Party (or its Affiliates, including the Company after the Closing Date) for Income Taxes (a “Pre-Closing Tax Contest”). In the case of a Pre-Closing Tax Contest, Sellers may elect to control the conduct of such Pre-Closing Tax Contest; provided that Sellers shall: (a) keep Buyer reasonably informed regarding such Pre-Closing Tax Contest and allow Buyer to reasonably participate in such Pre-Closing Tax Contest; and (b) not settle, compromise, or concede any portion of such Pre-Closing Tax Contest without the prior written consent of Buyer. Buyer shall control the conduct any Pre-Closing Tax Contest that Sellers does not elect to control pursuant to the preceding sentence; provided that Buyer shall: (i) keep Sellers reasonably informed regarding such Pre-Closing Tax Contest and allow Sellers to reasonably participate in such Pre-Closing Tax Contest; and (ii) not settle, compromise, or concede any portion of such Pre-Closing Tax Contest without the prior written consent of Sellers, which shall not be unreasonably withheld, conditioned, or delayed.

Section 7.7             Tax Elections. Buyer shall not make an election under Section 336 or Section 338 of the Code (or any other similar election under the Code or applicable state or local Law) with respect to the transactions contemplated by this Agreement and the Ancillary Agreements.

Article VIII
CONDITIONS TO CLOSING

Section 8.1             General Conditions. The respective obligations of Buyer and Sellers to consummate the transactions contemplated by this Agreement and the Ancillary Agreements shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by Buyer or Sellers in their sole discretion; provided that such waiver shall only be effective as to the obligations of such Party:

(a)            No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law (whether temporary, preliminary, or permanent) that is then in effect and that enjoins, restrains, makes illegal, or otherwise prohibits the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

(b)            No Action will have been instituted and remain pending to threaten or restrain, prohibit or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements; and

(c)            the AMC Approval (if it is required under the applicable Law), the Buyer Stockholder Approval and, if it is required under the applicable Law, all other material consents of, or registrations, declarations or filings with, any Governmental Authority or securities exchange legally required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained or filed and any agreement with any Governmental Authority or securities exchange to refrain from consummating the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or been terminated; provided that, for the avoidance of doubt, the registration of the Consideration Shares with the SEC pursuant to the Registration Rights Agreement shall not be a condition to the Closing.

Section 8.2             Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement and the Ancillary Agreements shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Sellers:

(a)            (i) The representations and warranties of Buyer set forth in Section 5.1 (Organization), Section 5.2 (Authority), Section 5.5 (Brokers) and Section 5.6 (Buyer Common Stock) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (or, in the case of representations and warranties that are made as of a specified date, as of such specified date) except for any de minimis inaccuracies; and (ii) the other representations and warranties of Buyer contained in Article V shall be true and correct as of the date of this Agreement and as of the Closing Date (or, in the case of representations and warranties that are made as of a specified date, as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(b)            Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement and the Ancillary Agreements to be performed or complied with by it prior to or at the Closing.

(c)            Sellers shall have received from Buyer at the Closing a certificate, dated as of the Closing Date and executed by an executive officer of Buyer, certifying the fulfillment of the conditions set forth in Section 8.2(a) and Section 8.2(b);

(d)            Sellers shall have received each of the other deliverables required to be delivered by Buyer pursuant to Section 2.3(c).

(e)            The Consideration Shares issuable pursuant to this Agreement (including pursuant to Section 2.5) shall have been approved for listing on Nasdaq (or any successor national securities exchange thereto), subject to official notice of issuance.

(f)            The Company and Ostapchuk shall have executed the Ostapchuk Employment Agreement substantially in the form set forth on Exhibit D on the Closing Date; and

(g)            There shall not have occurred a Buyer Material Adverse Effect.

Section 8.3            Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Buyer:

(a)            (i) The Seller Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing (or, in the case of representations and warranties that are made as of a specified date, as of such specified date) except for any de minimis inaccuracies; and (ii) the representations and warranties of the Sellers set forth in Article III and Article IV (other than those set forth in the foregoing clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date (or, in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)            Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement and the Ancillary Agreements to be performed or complied with by them prior to or at the Closing.

(c)            Buyer shall have received from Sellers at the Closing a certificate, dated as of the Closing Date, and executed by both Sellers and an executive officer of the Company, certifying the fulfillment of the conditions set forth in Section 8.3(a) and Section 8.3(b).

(d)            Buyer shall have received each of the other deliverables required to be delivered by Sellers pursuant to Section 2.3(d).

(e)            The Sellers’ Restructuring shall have been completed.

(f)             The Company and Ostapchuk shall have executed the Ostapchuk Employment Agreement substantially in the form set forth on Exhibit D on the Closing Date; and

(g)            There has been no Company Material Adverse Effect.

Section 8.4             Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s failure to use efforts to cause the Closing to occur as required by Section 6.4.

Article IX
SURVIVAL AND INDEMNIFICATION

Section 9.1             Survival.

(a)            The representations and warranties of the Direct Sellers (other than the Seller Fundamental Representations) contained in this Agreement will survive until the date that is fifteen (15) months after the Closing Date. The Seller Fundamental Representations will survive until the date that is three (3) years after the Closing Date.

(b)            The representations and warranties of Buyer contained in this Agreement will survive until the date that is fifteen (15) months after the Closing Date.

(c)            All covenants and agreements contained in this Agreement and the Ancillary Agreements that relate to the performance of obligations following the Closing shall survive the Closing until the first day following the expiration of the period in which such covenants and agreements are to be performed in accordance with their terms.

Section 9.2             Sole and Exclusive Remedy. EXCEPT WITH RESPECT TO ANY CLAIM ARISING UNDER OR RELATED TO FRAUD, THE RIGHT TO RECOVER THE NET ADJUSTMENT AMOUNT PURSUANT TO SECTION 2.4 AND UNDER THIS ARTICLE IX SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF A PARTY AFTER THE CLOSING WITH RESPECT TO ANY AND ALL CLAIMS BY SUCH PARTY OF ANY KIND WHATSOEVER ARISING OUT OF OR RELATING IN ANY WAY TO ANY BREACHES OR ALLEGED BREACHES OF ANY REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT. IN FURTHERANCE OF THE FOREGOING, EXCEPT FOR ANY MATTER, BASED ON, ARISING OUT OF, OR RELATED TO FRAUD, EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY ACTION, IN ALL INSTANCES, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, FROM AND AFTER THE CLOSING, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY AND ALL RIGHTS, CLAIMS, AND CAUSES OF ACTION IT MAY HAVE AGAINST ANY OTHER PARTY OR ANY REPRESENTATIVE OF SUCH OTHER PARTY, OR THEIR RESPECTIVE EQUITYHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AND REPRESENTATIVES AND THEIR RESPECTIVE AFFILIATES, IN EACH CASE, RELATING TO ANY BREACHES OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, EXCEPT FOR AS OTHERWISE EXPRESSLY SET FORTH HEREIN.

Section 9.3             Indemnification by Buyer. From and after the Closing, Buyer will indemnify, defend, and hold harmless the Direct Sellers and their respective Affiliates and Representatives, successors and assigns (all such foregoing persons, collectively, “Direct Seller Indemnitees”) from and against any Losses such Direct Seller Indemnitees may suffer, sustain, or become subject to resulting, arising from, or in connection with:

(a)            any breach or inaccuracy of any representation or warranty made by Buyer under Article V; or

(b)            any nonfulfillment or breach of any covenant or agreement to be performed by Buyer pursuant to this Agreement or any Ancillary Agreement.

Section 9.4             Indemnification by Sellers. Subject to Section 9.8 below, from and after the Closing, each Direct Seller or each Indirect Seller will severally and not jointly indemnify, defend, and hold harmless Buyer and its Affiliates (including the Company) and their respective Representatives (all such foregoing persons, collectively, “Buyer Indemnitees”) from and against any Losses such Buyer Indemnitees may suffer, sustain, or become subject to resulting, arising from, or in connection with:

(a)            any breach or inaccuracy of any representation or warranty made by such Direct Seller or Indirect Seller (as applicable) under Article III and by such Direct Seller only under Article IV;

(b)            any nonfulfillment or breach of any covenant or agreement to be performed by such Direct Seller or the Indirect Seller, as applicable, pursuant to this Agreement or any Ancillary Agreement;

(c)            with respect to the transfer of title in the Ostapchuk IP to the Company; and/or

(d)            with respect to any pre-Closing Taxes solely to the extent not included in the final determination of Closing Indebtedness or Closing Net Working Capital.

Section 9.5             Indemnification Procedures.

(a)            A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the Party or Parties liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined gives or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim and or demand and indicating the amount (estimated, if necessary); provided, however, that the delay or failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 9.5(a) except to the extent that the Indemnifying Party is actually and materially prejudiced by such delay or failure, it being agreed that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 9.1 for such representation, warranty, covenant or agreement.

(b)            Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnified Party pursuant to Section 9.3 or Section 9.4 the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within fifteen (15) Business Days of the receipt of notice of such Third Party Claim (or sooner if the notice of the Third Party Claim so requires), to assume the defense and control of such Third Party Claim (at the expense of such Indemnifying Party); provided that the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 9.5(b), the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnifying Party assumes the defense and control of a Third Party Claim, then the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence and shall use commercially reasonable efforts in the defense or settlement of such Third Party Claim. Buyer and Sellers, as the case may be, shall, and shall cause each of their Affiliates and Representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses, as reasonably required for any defense of such Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided that such settlement or judgment does not (A) impose any equitable or other non-monetary remedies or obligations on the Indemnified Party but involves solely the payment of money damages for which the Indemnified Party will be indemnified in full hereunder, (B) involve a finding or admission of wrongdoing or misconduct or any violation of Law or any violation of the rights of any Person by the Indemnified Party, and the Indemnifying Party shall (I) pay or cause to be paid all amounts in such settlement or judgment and (II) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of the Indemnified Parties potentially affected by such Third Party Claim. No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party, with such consent not to be unreasonably withheld, conditioned or delayed; provided that, notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim without the Indemnifying Party’s consent if it irrevocably waives in a writing delivered to the Indemnifying Party any right to indemnity therefor under this Agreement.

Section 9.6             Limitation of Liability. The indemnification provided for in Section 9.3 and Section 9.4 shall be subject to the following limitations:

(a)            Except in the case of Fraud:

(i)            in no event will the total cumulative amount of Losses for which each Direct Seller and its respective Indirect Seller may be liable to the Buyer Indemnitees under this Article IX exceed the Purchase Price actually received by such Direct Seller; and

(ii)            in no event will the total cumulative amount of Losses for which each Direct Seller and its respective Indirect Seller may be liable to the Buyer Indemnitees under this Article IX in respect of claims pursuant to Section 9.4(a) (except for the Seller Fundamental Representations), Section 9.4(b), Section 9.4(c), and Section 9.4(d) exceed 30% of the Purchase Price actually received by such Direct Seller.

(iii)          in no event will the total cumulative Losses for which Buyer may be liable to the Direct Seller Indemnitees under this Article IX exceed the Purchase Price actually paid by the Buyer to the Direct Sellers.

(b)            Payments by an Indemnifying Party pursuant to Section 9.3 or Section 9.4 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim.

(c)            In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive or exemplary damages, except to the extent awarded to a third party.

(d)            No Indemnified Party shall be entitled to recover from an Indemnifying Party more than once in respect of Losses resulting from the same individual claim or series of related claims.

(e)            All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price, unless otherwise required by Law.

(f)             No Indemnifying Party shall be liable in respect of any claim under Section 9.3(a) and Section 9.4(a) if, and to the extent that, the matter, event or circumstance giving rise to such claim solely occurs, arises or is otherwise wholly attributable to the Indemnified Party’s voluntary action, omission, transaction or arrangement following the Closing, including any change in accounting bases, policies, practices or methods, or is required by applicable Law.

(g)            Any Losses for which any Indemnified Party would otherwise be entitled to indemnification under this Article IX shall be reduced by the amount of any Tax benefit actually recognized and realized by the Indemnified Party or its Affiliates (including the Company) arising from the incurrence or payment of such Losses.

(h)            No Indemnifying Party shall be liable for any individual claim (or series of related claims arising out of the same facts or circumstances) where the Losses relating thereto do not exceed 0.01% of the Purchase Price actually paid or received (as applicable and as determined in accordance with Section 9.6(a)) (the “De Minimis Amount”), and such claim shall not be aggregated with other claims for purposes of clause (i) below.

(i)             No Indemnifying Party shall be liable for any Losses pursuant to Section 9.4(a) or Section 9.3(a) (as applicable) unless and until the aggregate amount of all such Losses exceeds one percent (1%) of the Purchase Price actually paid or received (as applicable and as determined in accordance with Section 9.6(a)) (the “Basket”), in which case the Indemnified Party shall be entitled to recover the full amount of all such Losses from the first dollar thereof. For the avoidance of doubt, the limitations set forth in this Section 9.6(i) shall not apply to claims arising under Section 9.4(b) and Section 9.4(c) or any claims based on or arising out of Fraud.

(j)             Each Indemnified Party shall take, and shall cause its Affiliates to take, commercially reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder. The failure of an Indemnified Party to so mitigate shall reduce the amount of Losses for which the Indemnifying Party is liable hereunder to the extent such Losses could reasonably have been avoided or reduced by such mitigation efforts.

Section 9.7             Materiality Scrape. For purposes of determining whether there has been any inaccuracy, omission or breach of a representation or warranty, and for purposes of determining the amount of Losses resulting therefrom, all qualifications or exceptions in any representation or warranty relating to or referring to the terms “Material Adverse Effect”, “material”, “materiality”, “in all material respects” or any similar term or phrase shall be disregarded and shall be read as if such terms and phrases were not included in them; provided, however, that the foregoing provisions of this Section 9.7 shall be deemed not to apply to the representations and warranties in Section 4.8(a).

Section 9.8             Priority of Recovery. In the event Sellers are liable to Buyer pursuant to Section 9.4, Buyer shall recover its Losses as follows:

(i)            With respect to any Earnout Consideration that has been earned but not yet issued or paid, Buyer may offset against such Earnout Consideration only if and to the extent that (i) the Parties have reached mutual written agreement on the amount of the relevant Losses, or (ii) Buyer has obtained a final, non-appealable determination of such Losses by arbitral award according to Section 11.7.

(ii)           The Buyer shall first seek to recover its Losses from the Direct Seller(s) that are liable for such Losses, or, if an Indirect Seller is liable, to the Direct Seller owned-by such Indirect Seller. If Buyer is unable to recover the full amount of its Losses from the Direct Seller(s) within sixty (60) days following a final, non-appealable determination of such Losses by arbitral award according to Section 11.7 or a mutual written agreement of the Parties, Buyer may seek to recover any remaining Losses from the relevant Indirect Seller(s), who shall be severally (and not jointly) liable for such remaining Losses in proportion to their respective Pro Rata Percentages.

Section 9.9             Anti-Sandbagging. In the event Mr. Alex Fink has, as of the date hereof, actual knowledge of a breach of the Sellers or the Company’s representations and warranties set forth in Article III or Article IV hereto, neither Buyer nor any of its Affiliates shall be entitled to make a claim against the Sellers, pursuant to Section 9.4(a) as a result of such breach.

Article X
TERMINATION

Section 10.1          Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a)            by mutual written consent of Buyer and Sellers;

(b)            by Sellers, if the Sellers are not in breach of their obligations under this Agreement and Buyer breaches or fails to perform in any respect any of its representations, warranties, or covenants contained in this Agreement and such breach or failure to perform: (i) would give rise to the failure of a condition set forth in Section 8.2; (ii) cannot be or has not been cured within 30 Business Days following delivery to Buyer of written notice of such breach or failure to perform; and (iii) has not been waived by Sellers, in their sole discretion; provided that the failure to deliver the full consideration payable pursuant to Article II at the Closing as required hereunder shall not be subject to cure hereunder unless otherwise agreed to in writing by Sellers;

(c)            by Buyer, if Buyer is not in breach of its obligations under this Agreement and Sellers or the Company breach or fail to perform in any respect any of their representations, warranties, or covenants contained in this Agreement and such breach or failure to perform: (i) would give rise to the failure of a condition set forth in Section 8.3; (ii) cannot be or has not been cured within 30 Business Days following delivery to Sellers of written notice of such breach or failure to perform; and (iii) has not been waived by Buyer, in its sole discretion;

(d)            by either Sellers or Buyer if the Closing shall not have occurred by the date that is one hundred twenty (120) calendar days after the date of this Agreement (the “Outside Date”); provided that the right to terminate this Agreement under this Section 10.1(d) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date;

(e)            by either Sellers or Buyer in the event that any Governmental Authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling, or other action shall have become final and non-appealable; provided that the Party so requesting termination shall have complied with Section 6.4.

The Party seeking to terminate this Agreement pursuant to this Section 10.1 (other than Section 10.1(a)) shall give prompt written notice of such termination to the other Parties.

Section 10.2          Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become null and void and there shall be no liability on the part of any Party except: (a) for the provisions of Section 3.5 (Brokers), Section 4.21 (Brokers), Section 4.27 (Exclusivity of Representations and Warranties), Section 5.5 (Brokers), Section 6.3 (Confidentiality), Section 6.5 (Public Announcements), this Section 10.2, and Article XI (General Provisions); and (b) that nothing herein shall relieve any Party from liability for any Fraud or willful breach of this Agreement.

Article XI
GENERAL PROVISIONS

Section 11.1          Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees or expenses, regardless of whether such transactions are consummated.

Section 11.2          Amendment and Modification. This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Seller and Buyer.

Section 11.3          Waiver; Extension. At any time prior to the Closing, Sellers, on the one hand and on behalf of themselves and the Company, and Buyer, on the other hand, may, in its sole discretion elect to: (a) extend the time for performance of any of the obligations or other acts of the other Party contained herein; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate, or writing delivered by such Party pursuant hereto; or (c) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written agreement signed on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 11.4           Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.4):

If to Paliienko, Murashko and/or Gorovyi:	[***] [***] [***] [***]
If to Ostapchuk:	[***] [***] [***] [***]
If to Buyer:	Swarmer, Inc 4515 Seton Center Pkwy #330 Austin, TX 78759 Email: [***] Attention: [***]
with a copy to (which shall not constitute notice):	Greenberg Traurig, P.A. 333 SE 2nd Avenue, Suite 4400 Miami, Florida 33131 Email: [***]

Section 11.5          Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements constitute the entire agreement among the Parties, and supersede all prior written agreements, arrangements, communications, and understandings and all prior and contemporaneous oral agreements, arrangements, communications, and understandings among the Parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement, or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 11.6          Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except with respect to the provisions of Section 6.6, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof.

Section 11.7          Governing Law; Venue. This Agreement and all transactions contemplated hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without regards to any conflicts of law rules (whether of the State of Delaware or any other jurisdiction). Any Action arising out of or relating to this Agreement or the transactions contemplated hereunder shall, to the fullest extent permitted by applicable Law, be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in effect at the time of the arbitration. The seat of arbitration shall be London, England, and the language of the arbitration shall be English. The arbitration shall be conducted by three (3) arbitrators. Buyer, on the one hand, and Sellers, jointly, on the other hand, shall each nominate one (1) arbitrator within thirty (30) days after delivery of the request for arbitration. If either side fails to nominate an arbitrator within such period, upon request of any Party, such arbitrator shall be appointed by the ICC Court within thirty (30) days of receiving such request. The two (2) arbitrators so appointed shall jointly nominate the third (3rd) arbitrator within thirty (30) days of their appointment. If the two (2) arbitrators fail to nominate a third (3rd) arbitrator within such period, upon request of any Party, the third (3rd) arbitrator shall be appointed by the ICC Court within thirty (30) days of receiving such request. The third (3rd) arbitrator shall serve as chair of the arbitral tribunal. The award rendered by the arbitral tribunal shall be final and binding on the Parties. Judgment on the award may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, any Party may seek interim or conservatory measures from the arbitral tribunal or, if the tribunal has not yet been constituted, from any court of competent jurisdiction, and any such application shall not be deemed incompatible with the agreement to arbitrate. The Parties agree that the arbitral tribunal may exercise jurisdiction with respect to this Agreement and the Ancillary Agreements. If two (2) or more arbitrations are commenced under this Agreement and/or any Ancillary Agreement, any Party may petition any arbitral tribunal appointed in such arbitrations for an order that the several arbitrations be consolidated in a single arbitration before that arbitral tribunal. In deciding whether to make such order, the arbitral tribunal shall consider whether the several arbitrations raise common issues of law or fact and whether consolidation would serve the interests of justice and efficiency.

Section 11.8          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.9          Disclosure Generally. Certain information set forth in the Disclosure Schedule is included solely for information purposes and may not be required to be disclosed pursuant to this Agreement. The inclusion of an item in a section of the Disclosure Schedule as an exception to a representation or warranty contained in this Agreement shall not be deemed to constitute: (i) an acknowledgment that such information is required to be disclosed in connection with the representations and warranties of the Company or Sellers contained in this Agreement; (ii) an admission by the Company or Sellers that such item constitutes an item, event, circumstance, or occurrence that is material to the Company’s business; or (iii) a Company Material Adverse Effect. Any information disclosed in any section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other section of the Disclosure Schedule to which the relevance of such information to such other section is reasonably apparent on the face of such disclosure notwithstanding the omission of a reference or a cross-reference thereto. Where the terms of a Contract or other item have been summarized or described in the Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such Contract or other item, and all such summaries and descriptions are qualified in their entirety by reference to the Contract or item being summarized or described. All references to Contracts contained in the Disclosure Schedule shall be deemed to refer to such Contract as amended through the date hereof and include all schedules, annexes, and attachments and all documents incorporated by reference therein. The information provided in the Disclosure Schedule is being provided solely for the purpose of making disclosures to Buyer under this Agreement. In disclosing such information, the Company and Sellers do not waive, and expressly reserve any rights under, any attorney work-product protections, attorney-client privileges, or similar protections and privileges with respect to any of the matters disclosed or discussed therein.

Section 11.10        Assignment; Successors. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.11        Specific Performance. The Parties agree that money damages would be both incalculable and an insufficient remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any such breach would cause irreparable damage. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the arbitral tribunal constituted in accordance with Section 11.7; provided that, prior to the constitution of such arbitral tribunal, any Party may seek interim or conservatory measures, including specific performance, from any court of competent jurisdiction, and any such application shall not be deemed incompatible with the agreement to arbitrate. Each of the Parties hereby further irrevocably and unconditionally waives: (a) any defense in any Action for specific performance that a remedy at law would be adequate; and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 11.12        Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

Section 11.13        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.14        No Presumption Against Drafting Party. Each Party acknowledges that it has been represented by legal counsel in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Participatory Interests Purchase Agreement as of the date first written above.

/s/ Taras Ihorovych Ostapchuk
Taras Ihorovych Ostapchuk

/s/ Mykola Oleksandrovych Paliienko
Mykola Oleksandrovych Paliienko

/s/ Taras Ivanovych Murashko
Taras Ivanovych Murashko

/s/ Denys Volodymyrovych Gorovyi
Denys Volodymyrovych Gorovyi

[Signature Page to Participatory Interests Purchase Agreement]

BUYER

SWARMER, INC

By:	/s/ Alexander Fink
Name:	Alexander Fink
Title:	Chief Executive Officer (U.S.) and President

[Signature Page to Participatory Interests Purchase Agreement]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[Attached]

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”), dated as of [__], 2026, is made and entered into by and among Swarmer, Inc, a Delaware corporation (“Swarmer”), and the persons set forth on the signature pages hereto (each, a “Direct Equityholder” and, collectively, the “Direct Equityholders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, concurrently with this Agreement, Swarmer, LIMITED LIABILITY COMPANY “JK LAND VEHICLES”, a limited liability company existing under the laws of Ukraine, identification code 45018662, having its registered address at Ukraine, 02121, Kyiv, Kharkivske shose, 201-203, office 605.1 (the “Target”), the Direct Equityholders, Mykola Oleksandrovych Paliienko, an individual resident of Ukraine, Taras Ivanovych Murashko, an individual resident of Ukraine, and Denys Volodymyrovych Horovyi, an individual resident of Ukraine are entering into that certain Participatory Interests Purchase Agreement, dated as of September 9, 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, among other things, the Direct Equityholders have agreed to sell to Swarmer (as Buyer thereunder), and Swarmer has agreed to purchase from the Direct Equityholders, all of the participatory interests in the charter capital of the Target;

WHEREAS, as partial consideration for the Participatory Interests, the Purchase Agreement provides that Swarmer will issue to the Direct Equityholders the SWMR Share Consideration at the Closing and, subject to the terms and conditions of the Purchase Agreement, may issue to the Direct Equityholders additional shares of Buyer Common Stock as Earnout Consideration, including the 2026 Earnout Shares, the 2027 Earnout Shares, the 2028 Earnout Shares, the 2028 Bonus Earnout Shares, and any Revenue Catch-Up Shares; and

WHEREAS, the Purchase Agreement provides that the shares of Buyer Common Stock issued to the Direct Equityholders thereunder are subject to a six-month lock-up period commencing on the date of issuance of such shares, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

1.            Definitions. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

(a)            “Earnout Shares” means, collectively, the 2026 Earnout Shares, the 2027 Earnout Shares, the 2028 Earnout Shares, and the 2028 Bonus Earnout Shares.

(b)            “Family Member” means with respect to any Direct Equityholder, such Direct Equityholder’s spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of such Direct Equityholder or of any of the foregoing persons.

(c)            “Issuance Date” means, with respect to any Lock-Up Shares, the date on which such Lock-Up Shares are actually issued to the applicable Direct Equityholder pursuant to the Purchase Agreement.

(d)            “Lock-Up Period” means, with respect to each tranche of Lock-Up Shares, the period commencing on the Issuance Date of such tranche and ending at 11:59 p.m. (Eastern time) on the date that is six (6) months after such Issuance Date. For the avoidance of doubt, each tranche of Lock-Up Shares is subject to its own separate and independent Lock-Up Period measured from the Issuance Date of such tranche.

(e)            “Lock-Up Shares” means, collectively, the SWMR Share Consideration, the Earnout Shares, and the Revenue Catch-Up Shares.1

(f)            “Permitted Transferee” means any Person to whom a Transfer of Lock-Up Shares is permitted pursuant to Section 5.

(g)            “Revenue Catch-Up Shares” means any shares of Buyer Common Stock issued to the Direct Equityholders as a Revenue Catch-Up pursuant to Section 2.5(c) of the Purchase Agreement.

(h)            “SWMR Share Consideration” has the meaning ascribed to such term in the Purchase Agreement.

(i)            “Transfer” means to (i) sell, offer to sell, contract or agree to sell or lend, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Lock-Up Shares, (ii) enter into any swap, hedge, short sale (as defined in Rule 200 of Regulation SHO under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, (iii) publicly disclose the intention to do any of the foregoing, or take any other action in furtherance of any of the matters described in the foregoing clauses (i) through (ii), or (iv) take any action in furtherance of any of the matters described in the foregoing clauses (i) through (iii).

(j)            “2026 Earnout Shares” means the shares of Buyer Common Stock issued to the Direct Equityholders in respect of the 2026 Earnout pursuant to the Purchase Agreement.

(k)            “2027 Earnout Shares” means the shares of Buyer Common Stock issued to the Direct Equityholders in respect of the 2027 Earnout pursuant to the Purchase Agreement.

1 [NTD: Now addressed in new anti-dilution provision.]

(l)            “2028 Earnout Shares” means the shares of Buyer Common Stock issued to the Direct Equityholders in respect of the 2028 Earnout pursuant to the Purchase Agreement.

(m)            “2028 Bonus Earnout Shares” means the shares of Buyer Common Stock issued to the Direct Equityholders in respect of the 2028 Bonus Earnout pursuant to the Purchase Agreement.

2.            Lock-Up. Subject to the exceptions set forth in Section 5, each Direct Equityholder agrees that it, he or she shall not Transfer any Lock-Up Shares during the applicable Lock-Up Period for such Lock-Up Shares. Each tranche of Lock-Up Shares shall be subject to the Lock-Up Period applicable to such Lock-Up Shares. Upon the expiration of the applicable Lock-Up Period with respect to any tranche of Lock-Up Shares, the restrictions set forth in this Section 2 shall cease to apply to such tranche. Each Direct Equityholder further acknowledges and agrees that the Lock-Up Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities Laws, are “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from, or in a transaction not subject to, the registration requirements thereof. The parties acknowledge that concurrently with this Agreement, Swarmer and the Direct Equityholders are entering into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), pursuant to which Swarmer has agreed to register the Lock-Up Shares for resale under the Securities Act, subject to the terms and conditions set forth therein. For the avoidance of doubt, the resale of Lock-Up Shares following expiration of the applicable Lock-Up Period remains subject to compliance with the Securities Act (including Rule 144, if applicable) and other applicable Law, except to the extent such Lock-Up Shares are sold pursuant to an effective registration statement under the Securities Act.

3.            Swarmer Obligations.

(a)	Swarmer shall, for so long as any Direct Equityholder holds any Lock-Up Shares, use commercially reasonable efforts to (i) remain subject to and timely comply with the reporting requirements of Section 13 or 15(d) of the Exchange Act, and (ii) file all reports required thereunder within the time periods prescribed by the Securities and Exchange Commission.

(b)	Swarmer shall, for so long as any Direct Equityholder holds any Lock-Up Shares, use commercially reasonable efforts to maintain the listing of Buyer Common Stock on Nasdaq or another national securities exchange.

4.            Anti-Dilution Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, or similar event affecting Buyer Common Stock after the date of this Agreement, the number of Lock-Up Shares and all references thereto in this Agreement shall be equitably adjusted to reflect such event.

5.            Permitted Transfers. The restrictions set forth in Section 2 shall not apply to:

(a)            Transfers required by Law;

(b)            in the case of an individual, Transfers to Affiliates or Family Members of the applicable Direct Equityholder;

(c)            Transfers by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under clause (b), or to a charitable organization;

(d)            in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such individual;

(e)            in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(f)            in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the Direct Equityholder and/or the Affiliates or Family Members of the Direct Equityholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(g)            Transfers to a nominee or custodian of a Person to whom a Transfer would be permitted under this Section 5;

(h)            in the case of an entity, Transfers as part of a distribution to members, partners, shareholders or equityholders of the Direct Equityholder; and

(i)            in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s Governing Documents upon dissolution of the entity.

(j)            Transfers pursuant to an effective registration statement under the Securities Act (including pursuant to the Registration Rights Agreement), following the expiration of the applicable Lock-Up Period.

Notwithstanding the foregoing, (i) any Transfer permitted pursuant to this Section 5 remains subject to compliance with applicable securities Laws and (ii) it shall be a condition to any Transfer pursuant to this Section 5 that the applicable Permitted Transferee execute and deliver to Swarmer, prior to and as a condition of such Transfer, a joinder to this Agreement, substantially in the form of Exhibit A hereto, in order to become a “Direct Equityholder” for purposes of this Agreement; provided, however, that the joinder requirement set forth in clause (ii) of this paragraph shall not apply to Transfers pursuant to Section 5(j). Any purported Transfer to a Permitted Transferee that does not comply with the joinder requirement set forth in this Section 5 shall be null and void ab initio, and Swarmer shall not be required to recognize any such purported Transfer or the purported Permitted Transferee as a holder of Lock-Up Shares for any purpose.

6.            Termination. This Agreement shall terminate upon the earlier of (i) the expiration of the last applicable Lock-Up Period (for the avoidance of doubt, after giving effect to any Lock-Up Period in respect of any Revenue Catch-Up Shares), and (ii) the closing of a merger, liquidation, share exchange, reorganization, sale of substantially all assets or other similar transaction after the date hereof that results in all of the securityholders of Swarmer having the right to exchange their Buyer Common Stock for cash, securities or other property.

7.            Prohibited Transfers. In furtherance of the foregoing, Swarmer, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make, register or otherwise effect any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of this Agreement. Swarmer may (a) cause the certificates or book-entry positions representing the Lock-Up Shares to bear a legend, and/or (b) cause its transfer agent to note stop-transfer instructions with respect to the Lock-Up Shares, in each case referencing the restrictions on Transfer set forth in this Agreement, in addition to any legend or restriction required under applicable securities Laws, for so long as the applicable Lock-Up Period remains in effect.

8.            Removal of Legend. Upon (i) the expiration of the applicable Lock-Up Period with respect to any tranche of Lock-Up Shares, or (ii) if earlier, such Lock-Up Shares becoming eligible for resale without volume or manner-of-sale restriction under Rule 144 under the Securities Act (and, if applicable, without Swarmer being required to be in compliance with the current public information requirement of Rule 144), Swarmer shall, no later than two (2) Business Days after its receipt of a written request from the applicable Direct Equityholder, together with such customary documentation as Swarmer or its counsel may reasonably request (which may include a customary representation letter in form and substance reasonably satisfactory to Swarmer and, if applicable, a customary broker representation letter): (A) deliver or cause to be delivered to its transfer agent irrevocable instructions authorizing and directing the transfer agent to remove the legend described in Section 7 (and any related stop-transfer instructions or notations) from the Lock-Up Shares specified in such request, and (B) cause its counsel, at Swarmer’s expense, to deliver to the transfer agent any legal opinion reasonably required by the transfer agent to effect such removal. If requested by the applicable Direct Equityholder in lieu of a legended certificate, Swarmer shall use reasonable best efforts to cause the applicable Lock-Up Shares to be credited to the account of the Direct Equityholder’s broker or custodian through the Depository Trust Company’s Deposit/Withdrawal at Custodian (DWAC) system, free of all restrictive legends, to the extent then eligible for delivery in unlegended form under this Section 8. Swarmer acknowledges that time is of the essence with respect to its obligations under this Section 8, and shall use reasonable best efforts to cause its transfer agent and counsel to cooperate promptly and in good faith with any request made in accordance with this Section 8. Notwithstanding the foregoing, the parties acknowledge that removal of any legend remains subject to the transfer agent’s acceptance of the required instructions and documentation and to Swarmer’s counsel’s ability, consistent with then-applicable law and the transfer agent’s requirements, to deliver the opinion described above, and nothing in this Section 8 guarantees that any particular transfer agent or counsel will act in any particular manner.

9.            Specific Performance. Each of Swarmer and the Direct Equityholders agrees that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement (including any breach by Swarmer of its obligations under Section 8) and that any such breach would cause irreparable harm to the non-breaching party or parties, for which there would be no adequate remedy at law. Accordingly, each of Swarmer and the Direct Equityholders shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, by binding arbitration in accordance with Section 11. Each party hereto hereby further irrevocably and unconditionally waives: (a) any defense in any Action for specific performance that a remedy at law would be adequate; and (b) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

10.         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any conflicts of law rules (whether of the State of Delaware or any other jurisdiction) that would require or permit the application of the Laws of any other jurisdiction.

11.         Disputes. All disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with Section 11.7 of the Purchase Agreement.

12.         Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT, HE OR SHE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.         Several Liability. The liability of each Direct Equityholder hereunder is several, not joint and several. Notwithstanding any other provision of this Agreement, in no event will any Direct Equityholder be liable for any other Direct Equityholder’s breach of such other Direct Equityholder’s obligations under this Agreement, and each Direct Equityholder shall be responsible solely for the performance of its, his or her own obligations hereunder.

14.         Amendment. This Agreement may not be amended, supplemented, modified or waived except by an instrument in writing signed by Swarmer and each Direct Equityholder adversely affected by such amendment, supplement, modification or waiver, which instrument makes specific reference to this Agreement. Notwithstanding the foregoing, Swarmer may, in its sole discretion and without the consent of any other Direct Equityholder, waive or reduce, in whole or in part, the restrictions set forth in Section 2 with respect to any individual Direct Equityholder, and no such waiver shall (i) require the consent of, (ii) constitute an amendment as to, or (iii) entitle any other Direct Equityholder to a similar waiver or any other right or remedy.

15.          Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior negotiations, letters and understandings, whether oral or written, relating to the subject matter hereof. Nothing in this Agreement shall affect any provision of the Purchase Agreement.

16.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or other electronic transmission (including in .pdf format), and any such signature shall be of the same force and effect as an original signature.

17.         Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

18.         Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

19.         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) on the next Business Day when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth on the signature pages hereto (or at such other address as a party may designate by notice given in accordance with this Section 19).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first set forth above.

SWARMER:

SWARMER, INC

By:
Name:
Title:

Address:

Swarmer Inc
4515 Seton Center Pkwy #330
Austin, TX 78759
Email: [***]; [***]
Attention: Alex Fink; Jennifer Detrani

[SIGNATURE PAGES OF DIRECT EQUITYHOLDERS FOLLOWS]

[Signature Page to Lock-Up Agreement]

DIRECT EQUITYHOLDERS:

[ ]

By:
Name:
Title:

Address:

[ ]

By:
Name:
Title:

Address:

[SIGNATURE PAGES CONTINUE]

[Signature Page to Lock-Up Agreement]

[ ]

By:
Name:
Title:

Address:

[Signature Page to Lock-Up Agreement]

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

[__], 20[__]

Reference is made to the Lock-Up Agreement, dated as of [__], 2026, by and among Swarmer, Inc (“Swarmer”), and the Direct Equityholders (as defined therein) from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

Each of Swarmer and the undersigned holder of equity interests in Swarmer (the “New Equityholder”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The New Equityholder hereby agrees to become, and does become, a party to the Lock-Up Agreement as a Direct Equityholder. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below, the New Equityholder is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first set forth above.

SWARMER:

SWARMER, INC

By:
Name:
Title:

NEW EQUITYHOLDER:

[__]

By:
Name:
Title:

[Signature Page to Joinder to Lock-Up Agreement]

EXHIBIT C

FORM OF registration rights agreement

[Attached]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 2026, between Swarmer, Inc, a Delaware corporation (the “Company”), and persons set forth on the signature pages hereto (each such person, a “Seller” and, collectively, the “Sellers”).

This Agreement is made pursuant to the Participatory Interests Purchase Agreement, dated as of September 9, 2026, between the Company and the Sellers named therein (the “Purchase Agreement”).

The Company and each Seller hereby agree as follows:

1.            Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(b).

“Closing Shares” means the Shares issued to a Seller at the Closing pursuant to the Purchase Agreement as SWMR Share Consideration.

“Common Stock” means common stock of the Company, par value $0.00001 per share.

“Earnout Shares” means, with respect to a Seller, any Shares issued to such Seller following the Closing pursuant to Section 2.5 of the Purchase Agreement in respect of the achievement of any earnout or other contingent consideration milestone set forth therein.

“Effectiveness Date” means, when the Company is notified by the Commission that one or more of the Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day. In any event, the Effectiveness Date shall be no later than the 90th calendar day after the applicable Filing Date (or, if the Commission reviews and comments on such Registration Statement, the 120th calendar day after the applicable Filing Date).

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 3rd Trading Day following April 1, 2027. With respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), “Filing Date” means the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

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“Lock-Up Period” means (a) with respect to any Closing Shares, the period beginning on the Closing Date and ending on the date that is six (6) months after the Closing Date, and (b) with respect to any Earnout Shares issued to a Seller, the period beginning on the date of issuance of such Earnout Shares and ending on the date that is six (6) months after such date of issuance.

“Locked-Up Shares” means, at any time, any Closing Shares or Earnout Shares that remain subject to the applicable Lock-Up Period at such time pursuant to a Lock-Up Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) the Shares (excluding, solely for purposes of determining the Effectiveness Period, any Locked-Up Shares until the expiration of the applicable Lock-Up Period; provided, that the Company shall remain obligated to file and use reasonable best efforts to cause the effectiveness of a Registration Statement covering such Locked-Up Shares so that such Registration Statement is effective on or before the expiration of the applicable Lock-Up Period), and (b) any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective by the Commission under the Securities Act and such Registrable Securities have been sold, transferred, exchanged, or disposed of by the Holder in accordance with such effective Registration Statement, (ii) such Registrable Securities have been previously sold in accordance with Rule 144, or (iii) such securities become eligible for resale without regard to any volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement pursuant to Rule 144.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c) (in each case with respect to the Registrable Securities), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

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“SEC Guidance” means (i) any publicly available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Shares” means the shares of Common Stock issued or issuable to each Seller pursuant to the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

2.	Registration.

(a)            On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor or similar provision adopted by the Commission then in effect). Each Registration Statement filed hereunder shall be on Form S-3, or, if Form S-3 is not then available to the Company, on Form S-1, or such other appropriate form of registration statement as is then available to effect a registration of Registrable Securities and shall contain a Prospectus in such form as to permit the Holders to sell such Registrable Securities pursuant to Rule 415 beginning on the effective date for such Registration Statement. Each Registration Statement shall contain substantially the “Plan of Distribution” and “Selling Stockholder” sections attached hereto as Annex A and Annex B, respectively; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until the date that all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). The Company shall notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

(b)            Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment, the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation Question 612.09.

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(c)            Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(i)            First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and

(ii)           Second, the Company shall reduce the number of Registrable Securities represented by Shares, applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders.

In the event of a cutback hereunder, the Company shall give each Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment of Registrable Securities to be registered on such Registration Statement. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d)            If the Initial Registration Statement is not filed on or prior to its Filing Date (such event, a “Registration Default”), then on each monthly anniversary of such Registration Default until such Registration Default is cured, the Company shall pay to each Holder an amount in cash equal to one percent (1.0%) of the aggregate value of the Registrable Securities then held by such Holder, calculated based on the closing price of the Common Stock on the Trading Market on the date of issuance of such Registrable Securities to such Holder; provided, that in no event shall the aggregate amount of liquidated damages payable to any Holder exceed six percent (6.0%) of the aggregate value of the Registrable Securities held by such Holder as of the date of issuance, calculated on the same basis.

3.            Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)            Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (excluding any Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K, including any amendment thereto and any similar or successor reports), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review but not the express approval of such Holders other than as set forth in the remainder of this subsection as to inquiries and objections, and (ii) cause its officers, directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section 3(a). The Company shall not be required to include any Registrable Securities in the Registration Statement for any Holder that has not provided such Selling Stockholder Questionnaire.

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(b)            (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, and (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all written correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries).

(c)            If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d)            Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e)            Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

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(f)             If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)            Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)            Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)             If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates (or evidence of book entry transfer) representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates (or evidence of book entry transfer) shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may reasonably request, provided that the Holder furnishes to the Company a customary representation letter and such other documentation as may be required in connection therewith.

(j)             Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances, taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus, as the case may be, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed a total of 60 calendar days (which need not be consecutive days) in any 12-month period. In addition, the Company shall not register any of its own securities or facilitate the registration of any other holder’s securities during any suspension period applicable to the Holders.

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(k)            Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l)             If then eligible to use Form S-3, the Company shall use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities.

(m)           The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

(n)            The Company shall, for so long as any Holder holds Registrable Securities, use commercially reasonable efforts to (i) maintain the listing of the Common Stock on a Trading Market, and (ii) timely file all reports required to be filed by it under the Exchange Act (including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).

(o)            Upon written request of a Holder, the Company shall, no later than two (2) Trading Days after receiving such request together with such customary documentation as the Company may reasonably request (which may include a representation letter and, if applicable, a legal opinion of counsel or a customary broker representation letter), at the Company’s sole cost and expense, use its reasonable best efforts to (i) deliver irrevocable instructions to its transfer agent authorizing and directing the transfer agent to remove all restrictive legends (and any related stop-transfer instructions or notations) from the Registrable Securities specified in such request, and (ii) cause its counsel to deliver any legal opinion reasonably required by the transfer agent in connection with such legend removal, in each case to the extent that such Registrable Securities are then eligible for resale (A) under an effective Registration Statement and the plan of distribution set forth therein, (B) pursuant to Rule 144 (including, in the case of a Holder that is not an affiliate of the Company, without regard to the current public information requirement of Rule 144), or (C) pursuant to any other applicable exemption from registration under the Securities Act as to which the Company’s counsel is able to deliver the opinion described above. In lieu of a certificate bearing a restrictive legend, if requested by a Holder, the Company shall use its reasonable best efforts to cause the Registrable Securities so eligible to be credited to the account of such Holder’s broker or custodian with The Depository Trust Company through its Deposit/Withdrawal at Custodian (DWAC) system, free of all restrictive legends. Nothing in this Section 3(o) shall be construed to guarantee that any particular transfer agent or the Company’s counsel will accept any instruction or deliver any opinion; the Company’s obligation is to use its reasonable best efforts, and to cooperate promptly and in good faith, to cause such actions to be taken; provided, however, that the Company or its counsel shall not be obligated to deliver any instructions, opinions or other documentation contemplated by this Section 3(o) during any period in which the Company has suspended the availability of a Registration Statement or Prospectus pursuant to Section 3(j).

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4.            Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting discounts or broker or similar commissions or fees of any Holder or any legal fees or other costs of the Holders.

5.	Indemnification.

(a)            Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(b). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(e).

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(b)            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable and documented fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses, to the extent incurred, in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)            Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable and documented attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Miscellaneous.

(a)            Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate. Without limiting the foregoing, the Company acknowledges and agrees that its failure to timely satisfy its obligations under Section 3(o) (including the time periods specified therein) may deprive the applicable Holder of the ability to timely sell Registrable Securities and may cause harm that is difficult to quantify, and that, in addition to and without limiting any other remedy available under this Section 6(a), each Holder shall be entitled to seek specific performance and injunctive relief in respect of any such failure, in each case without the necessity of posting a bond or other security.

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(b)            Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(c)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 66.7% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the prior written consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(c). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(d)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(e)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger, subject to any successor entity assuming in writing all of the obligations of the Company under this Agreement) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights under this Agreement, in whole or in part, to any Person who acquires Registrable Securities from such Holder in a transaction not involving a public offering, provided that (i) such Holder gives prior written notice to the Company, and (ii) such Person agrees in writing to be bound by this Agreement by executing and delivering a joinder substantially in the form of Exhibit A. Any transfer or assignment made other than as provided in this Section 6(e) shall be null and void.

(f)            No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered into any agreement or arrangement as of the date hereof that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(g)            Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or Docusign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or Docusign signature page were an original thereof.

(h)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Delaware. All disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with Section 11.7 of the Purchase Agreement.

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(i)            Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(j)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)            Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)             Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(m)            Further Acts. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)            Termination. This Agreement shall terminate and be of no further force or effect upon the date on which no Registrable Securities remain outstanding; provided, that the provisions of Section 5 and any other provisions that by their terms survive termination shall survive any such termination.

********************

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Swarmer, Inc

By:
Name:
Title:

[SIGNATURE PAGES OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO RRA]

By:

Name of Holder: ________________________

Signature of Authorized Signatory of Holder: ____________________

Name of Authorized Signatory: ______________________

Title of Authorized Signatory: _______________________

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Registration Rights Agreement Joinder (this “Joinder”) pursuant to the Registration Rights Agreement dated as of [●], 2026 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Swarmer, Inc, a Delaware corporation, and the other persons named as parties therein.

By executing and delivering this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the____ day of ______, 20__

HOLDER:

[●]

By:
Its:

Address for Notices:

[●]
[●]
[●]
[●]

Agreed and Accepted as of

[●]

By:
Its:

Annex A

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the Securities and any of their pledgees, donees, transferees, assignees, and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholders, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in privately negotiated transactions other than exchange or quotation service transactions;

•	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

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•	hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling stockholder to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker- dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the Selling Stockholders;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the Shares registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders. For additional information regarding the issuances of those shares of Common Stock, see the section of this prospectus titled “Prospectus Summary — Recent Developments— [___].” We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The beneficial ownership of the Selling Stockholders in the below table is based upon [     ] shares of Common Stock outstanding as of [      ], 2026.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including derivative securities, such as options and warrants, that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a particular person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and warrants held by such person or entity were deemed outstanding if such securities are currently exercisable or become exercisable within 60 days following of [     ], 2026. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage of Shares of Common Stock Owned After the Offering
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, (ii) as described in the section of this prospectus titled “Prospectus Summary — Recent Developments— [●],” and (iii) as described in this section and in the table and footnotes above.

Annex C

Swarmer, Inc

Selling Stockholder Questionnaire

The undersigned beneficial owner of Registrable Shares, comprising shares of common stock of the Company, par value $0.00001 per share, of Swarmer, Inc, a Delaware corporation  (the “Company”), understands that, pursuant to the Company’s obligations under that certain Registration Rights Agreement, dated as of [●], 2026 (the “Registration Rights Agreement”), by and among the Company and the Sellers, the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) with respect to the resale under Rule 415 of the Securities Act of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. A copy of the prospectus to be included in the Registration Statement is attached hereto as Exhibit A. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐     No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Shares as compensation for investment banking services to the Company?

Yes ☐     No ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐     No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐    No ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.            Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than Registrable Securities.

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution contained in the prospectus to the Registration Statement and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof. All notices to the Company hereunder shall be made in accordance with the notice provisions contained in the Registration Rights Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Questionnaire.

The undersigned also agrees to provide the Company and the Company’s counsel any and all such further information regarding the undersigned promptly upon request in connection with the preparation, filing, amending or supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the prospectus contained therein.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with the Registration Statement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned confirms that, to the best of its knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial
Owner:

By:
Name:
Title:

PLEASE EMAIL A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO:

[●]
[●]
[●]
Attention: [●]
Facsimile: [●]
Email: [●]

Exhibit A

[Prospectus – Attached]